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                                                                    EXHIBIT 10.4

                                                                  CONFORMED COPY

================================================================================

                                GENERATING PLANT
                                 AND GAS TURBINE
                        ASSET PURCHASE AND SALE AGREEMENT

                                       FOR

                            ASTORIA GENERATING PLANTS

                  LOCATED AT ASTORIA, QUEENS COUNTY, NEW YORK,

                              GOWANUS GAS TURBINES

                   LOCATED AT BROOKLYN, KINGS COUNTY, NEW YORK

                                       AND

                              NARROWS GAS TURBINES

                   LOCATED AT BROOKLYN, KINGS COUNTY, NEW YORK

                                 By and Between

                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                                       and

                        ASTORIA GENERATING COMPANY, L.P.

                            Dated as of March 2, 1999

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                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01. Definitions ..................................................   1
SECTION 1.02. Accounting Terms .............................................  14

                                   ARTICLE II

                        Purchase and Sale: Assumption of
                               Certain Liabilities

SECTION 2.01. Purchase and Sale ............................................  15
SECTION 2.02. Auctioned Assets and Retained Assets .........................  15
SECTION 2.03. Assumed Obligations and Retained
                Liabilities ................................................  19
SECTION 2.04. Third Party Consents .........................................  24
SECTION 2.05. Franchise Property ...........................................  25

                                   ARTICLE III

                                 Purchase Price

SECTION 3.01. Purchase Price ...............................................  26
SECTION 3.02. Post-Closing Adjustment ......................................  26
SECTION 3.03. Allocation of Purchase Price .................................  27

                                   ARTICLE IV

                                   The Closing

SECTION 4.01. Time and Place of Closing ....................................  29
SECTION 4.02. Payment of Purchase Price and Estimated
                Adjustment Amount ..........................................  29

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                                    ARTICLE V

                    Representations and Warranties of Seller

SECTION 5.01. Organization; Qualification ..................................  29
SECTION 5.02. Authority Relative to This Agreement .........................  29
SECTION 5.03. Consents and Approvals; No Violation .........................  30
SECTION 5.04. Year 2000 ....................................................  31
SECTION 5.05. Personal Property ............................................  31
SECTION 5.06. Real Estate ..................................................  31
SECTION 5.07. Leases .......................................................  32
SECTION 5.08. Certain Contracts and Arrangements ...........................  32
SECTION 5.09. Legal Proceedings ............................................  32
SECTION 5.10. Permits; Compliance with Law .................................  33
SECTION 5.11. Environmental Matters ........................................  33
SECTION 5.12. Labor Matters ................................................  34
SECTION 5.13. ERISA; Benefit Plans .........................................  35
SECTION 5.14. Taxes ........................................................  36
SECTION 5.15. Independent Engineering Assessments ..........................  36
SECTION 5.16. Undisclosed Liabilities ......................................  37
SECTION 5.17. Brokers ......................................................  37
SECTION 5.18. Insurance ....................................................  37

                                   ARTICLE VI

                     Representations and Warranties of Buyer

SECTION 6.01. Organization .................................................  38
SECTION 6.02. Authority Relative to This Agreement .........................  38
SECTION 6.03. Consents and Approvals; No Violation .........................  38
SECTION 6.04. Availability of Funds ........................................  40
SECTION 6.05. Brokers ......................................................  40

                                   ARTICLE VII

                            Covenants of the Parties

SECTION 7.01. Conduct of Business Relating to the Auctioned Assets .........  40
SECTION 7.02. Access to Information ........................................  43
SECTION 7.03. Consents and Approvals; Transferable Permits .................  45
SECTION 7.04. Further Assurances ...........................................  46
SECTION 7.05. Public Statements ............................................  48
SECTION 7.06. Tax Matters ..................................................  48
SECTION 7.07. Bulk Sales or Transfer Laws ..................................  49
SECTION 7.08. Storage ......................................................  49

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SECTION 7.09. Information Resources ........................................  50
SECTION 7.10. Witness Services .............................................  50
SECTION 7.11. Consent Orders ...............................................  50
SECTION 7.12. Nitrogen Oxide Allowances ....................................  51
SECTION 7.13. Trade Names ..................................................  51
SECTION 7.14. NYPA Agreements ..............................................  51
SECTION 7.15. Narrows ......................................................  51

                                  ARTICLE VIII

                                   Conditions

SECTION 8.01. Conditions Precedent to Each Party's Obligation To
                Effect the Purchase and Sale ...............................  52
SECTION 8.02. Conditions Precedent to Obligation of Buyer To
                Effect the Purchase and Sale ...............................  53
SECTION 8.03. Conditions Precedent to Obligation of Seller To
                Effect the Purchase and Sale ...............................  55

                                   ARTICLE IX

                                Employee Matters

SECTION 9.01. Employee Matters .............................................  56
SECTION 9.02. Continuation of Equivalent Benefit Plans/Credited Service ....  58
SECTION 9.03. Pension Plan .................................................  59
SECTION 9.04. 401(k) Plan ..................................................  61
SECTION 9.05. Welfare Plans ................................................  61
SECTION 9.06. Short- and Long-Term Disability ..............................  63
SECTION 9.07. Life Insurance and Accidental Death and Dismemberment
                Insurance ..................................................  63
SECTION 9.08. Severance ....................................................  63
SECTION 9.09. Workers Compensation .........................................  65

                                    ARTICLE X

                     Indemnification and Dispute Resolution

SECTION 10.01. Indemnification .............................................  65
SECTION 10.02. Third Party Claims Procedures ...............................  68

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                                   ARTICLE XI

                                   Termination

SECTION 11.01. Termination .................................................  69

                                   ARTICLE XII

                            Miscellaneous Provisions

SECTION 12.01. Expenses ....................................................  69
SECTION 12.02. Amendment and Modification; Extension; Waiver ...............  70
SECTION 12.03. No Survival of Representations or Warranties ................  70
SECTION 12.04. Notices .....................................................  70
SECTION 12.05. Assignment; No Third Party Beneficiaries ....................  71
SECTION 12.06. Governing Law ...............................................  72
SECTION 12.07. Counterparts ................................................  72
SECTION 12.08. Interpretation ..............................................  72
SECTION 12.09. Jurisdiction and Enforcement ................................  73
SECTION 12.10. Entire Agreement ............................................  74
SECTION 12.11. Severability ................................................  74
SECTION 12.12. Conflicts ...................................................  75

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                             SCHEDULES AND EXHIBITS

Schedule 2.02(a)(ii)          Spare Parts
Schedule 2.02(a)(iii)(A)      Buyer Personal Property Located on
                              Buyer Real Estate
Schedule 2.02(a)(iii)(B)      Buyer Personal Property Located on
                              Seller Real Estate
Schedule 2.02(a)(iii)(C)      Buyer Personal Property Located on
                              NYPA Real Estate
Schedule 2.02(a)(iii)(D)      NYPA Personal Property
Schedule 2.02(a)(iv)          Assigned Contracts
Schedule 2.02(a)(v)           Transferable Permits
Schedule 2.02(a)(vi)          SO2 Allowances
Schedule 2.02(b)(ii)(A)       Seller Personal Property Located on
                              Buyer Real Estate
Schedule 2.02(b)(ii)(C)       Communications Equipment
Schedule 2.03(a)(iv)          Seller Consent Orders
Schedule 2.03(a)(xii)         Assumed Seller Obligations under
                              NYPA Agreements
Schedule 2.05(a)              Franchise Property
Schedule 5.03(a)              Contracts Requiring Third Party
                              Consents
Schedule 5.08(a)              Material Contracts
Schedule 5.09                 Legal Proceedings
Schedule 5.10(a)(i)           Exceptions Under Permits
Schedule 5.10(a)(ii)          Non-Environmental Violations
Schedule 5.10(b)              Nontransferable Permits and
                              Environmental Permits
Schedule 5.11                 Environmental Matters
Schedule 5.13                 Benefit Plans
Schedule 5.15(a)              Exceptions to Independent
                              Engineering Assessment
Schedule 5.15(b)              Changes to Auctioned Assets
Schedule 5.16                 Other Undisclosed Liabilities
Schedule 7.14                 Rights and Interests under NYPA
                              Agreements
Schedule 7.15                 Narrows
Schedule 9.01(a)              Job Titles
Schedule 9.01(b)              Collective Bargaining Agreements

Exhibit A-1                   Form of Astoria Zoning Lot
                              Development Agreement between
                              Seller and Arthur Kill Acquiror
Exhibit A-2                   Form of Astoria Zoning Lot
                              Development Agreement between
                              Seller and Buyer
Exhibit A-3                   Form of Gowanus Zoning Lot
                              Development Agreement between
                              Seller and Buyer

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Exhibit B-1                   Form of Deed of Conveyance for Queens County
Exhibit B-2                   Form of Deed of Conveyance for Kings County
Exhibit C                     Form of FIRPTA Affidavit
Exhibit D                     Form of Opinion of John D. McMahon,
                              Esq., General Counsel of Seller
Exhibit E                     Form of Opinion of Counsel to Buyer
Exhibit F                     Summary of Terms and Conditions for
                              License for A-10 Dock between
                              Seller and Buyer
Exhibit G                     Form of Transition Capacity
                              Agreement between Seller and Buyer
Exhibit H                     Summary of Terms and Conditions for
                              License for A-0 Dock between Seller
                              and Buyer
Exhibit I                     Form of Astoria Declaration of
                              Subdivision Easements
Exhibit J                     Form of Gowanus Declaration of
                              Subdivision Easements
Exhibit K                     Form of Guarantee Agreement
Exhibit L                     Form of Opinion of Counsel to
                              Guarantor

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                              GENERATING PLANT AND GAS TURBINE ASSET PURCHASE
                        AND SALE AGREEMENT (including the Schedules hereto, this "Agreement"), dated as of March 2, 1999, by and between CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation ("Seller"), and ASTORIA GENERATING COMPANY, L.P., a Delaware limited partnership ("Buyer", collectively with Seller, the "Parties").

            WHEREAS Seller has offered the Auctioned Assets (as defined herein) for sale at auction pursuant to the Order Authorizing the Process for Auctioning of Generation Plant issued by the PSC (as defined herein) and effective as of July 21, 1998; and

            WHEREAS Buyer desires to purchase, and Seller desires to sell, the Auctioned Assets upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Definitions. (a) As used in this Agreement, the following terms have the following meanings:

            "A-0 License" means the license from Buyer to Seller in respect of the A-0 dock at Astoria, the material terms of which shall be substantially as set forth in Exhibit H.

            "A-10 License" means the license from Seller to Buyer in respect of the A-10 dock at Astoria, the material terms of which shall be substantially as set forth in Exhibit F.

            "Accountants" shall have the meaning set forth in Section 3.02(b).

            "Adjustment Amount" shall have the meaning set forth in Section 3.02(a).

            "Adjustment Date" shall have the meaning set forth in Section
3.02(c).

            "Adjustment Statement" shall have the meaning set forth in Section 3.02(a).

            "Affected Employees" shall have the meaning set forth in Section 9.01(a).

            "Affected Union Employees" shall have the meaning set forth in
Section 9.01(b).

            "Affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

            "Agreement" shall have the meaning set forth in the Preamble.

            "Allocation" shall have the meaning set forth in Section 3.03.

            "Ancillary Agreements" means the Continuing Site Agreements, the Declaration of Easements Agreements, the Declarations of Subdivision Easements, the Zoning Lot Development Agreements, the Transition Capacity Agreement, the deeds contemplated by Section 8.02(e)(i) and any other agreement to which Buyer and Seller are party and which is expressly identified by its terms as an Ancillary Agreement hereunder.

            "Applicable Law" shall have the meaning set forth in Section 3.03.

            "Arthur Kill Acquiror" means the person referred to as "Buyer" in the Generating Plant and Gas Turbine Asset Purchase and Sale Agreement for Arthur Kill Generating Plants and Astoria Gas Turbines between Seller and such person.

            "Assumed Consent Order Obligations" shall have the meaning set forth in Section 2.03(a)(iv).

            "Assumed Obligations" shall have the meaning set forth in Section 2.03(a).

            "Assumed Seller Obligations Under NYPA Agreements" shall have the meaning set forth in Section 2.03(a)(xii).

            "Astoria Continuing Site Agreement" means the Astoria Continuing Site Agreement dated as of even date herewith between Seller and Buyer.

            "Astoria Declaration of Easements" means the Astoria Declaration of Easements by Seller dated as of January 27, 1999, as amended.

            "Astoria Declaration of Subdivision Easements" means the Astoria Declaration of Subdivision Easements to be made by Seller substantially in the form of Exhibit I, except for changes required by any Governmental Authority to the extent that no such change materially and adversely impairs the continued use and operation of the Auctioned Assets as currently conducted.

            "Astoria Zoning Lot Development Agreement" means (a) the Astoria Zoning Lot Development Agreement between Seller and Arthur Kill Acquiror, in the form of Exhibit A-1, if executed and delivered prior to the Closing Date or (b) the Astoria Zoning Lot Development Agreement between Seller and Buyer, in the form of Exhibit A-2.

            "Auctioned Assets" shall have the meaning set forth in Section 2.02(a).

            "Benefit Plans" shall have the meaning set forth in Section 5.13.

            "Bidder Confidentiality Agreements" shall have the meaning set forth in Section 7.02(b).

            "Business Day" means any day other than Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in New York are authorized or required by law or other action of a Governmental Authority to close.

            "Buyer" shall have the meaning set forth in the Preamble.

            "Buyer Assets" shall have the meaning set forth in Section 2.03(a)
(x).

            "Buyer Benefit Plans" shall have the meaning set forth in Section 9.02(c).

            "Buyer Facilities" shall mean the "Parcel B Facilities" and "Parcel D Facilities" under the Astoria Declaration of Easements, together with the respective

"Buyer Facilities" under each of the Gowanus and Narrows Declaration of Easements Agreements.

            "Buyer Indemnitees" shall have the meaning set forth in Section 10.01(a).

            "Buyer Material Adverse Effect" shall have the meaning set forth in
Section 6.03(a).

            "Buyer Real Estate" shall have the meaning set forth in Section 2.02(a)(i).

            "Buyer Required Regulatory Approvals" shall have the meaning set forth in Section 6.03(b).

            "Buyer's 401(k) Plans" shall have the meaning set forth in Section 9.04(a).

            "Buyer's Pension Plans" shall have the meaning set forth in Section 9.03(a).

            "Buyer's Welfare Plans" shall have the meaning set forth in Section 9.05(a).

            "Closing" shall have the meaning set forth in Section 4.01.

            "Closing Date" shall have the meaning set forth in Section 4.01.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collective Bargaining Agreement" shall have the meaning set forth in Section 9.01(b).

            "Communications Equipment" means the equipment, systems, switches and lines used in connection with voice, data and other communications activities.

            "Confidentiality Agreement" means the Confidentiality Agreement dated September 22, 1998 between Seller and Orion Power Holdings, Inc.

            "Continued Employee" shall have the meaning set forth in Section 9.01(a).

            "Continued Non-Union Employee" shall have the meaning set forth in
Section 9.02(a).

            "Continued Union Employee" shall have the meaning set forth in
Section 9.01(b).

            "Continuing Site Agreements" means the Astoria Continuing Site Agreement, the Gowanus Continuing Site Agreement and the Narrows Continuing Site Agreement.

            "Contracts" shall have the meaning set forth in Section 2.02(a)
(iv).

            "Conveyance Plans" shall have the meaning set forth in Section 2.02(a)(i).

            "Declaration of Easements Agreements" means the Astoria Declaration of Easements, the Gowanus Declaration of Easements Agreement and Narrows Declaration of Easements Agreement.

            "Declarations of Subdivision Easements" means the Astoria Declaration of Subdivision Easements and the Gowanus Declaration of Subdivision Easements.

            "Emission Reduction Credits" means credits, in units that are established by the environmental regulatory agency with jurisdiction over the source or facility that has obtained the credits, resulting from a reduction in the emissions of air pollutants from an emitting source or facility (including, and to the extent allowable under applicable law, reductions from retirements, control of emissions beyond that required by applicable law and fuel switching), that: (i) have been certified by NYSDEC as complying with the law and regulations of the State of New York governing the establishment of such credits (including that such emissions reductions are real, enforceable, permanent and quantifiable); or (ii) have been certified by any other applicable regulatory authority as complying with the law and regulations governing the establishment of such credits (including that such emissions reductions are real, enforceable, permanent and quantifiable). Emission Reduction Credits include certified air emissions reductions, as described above, regardless of whether the regulatory agency certifying such reductions designates such certified air emissions reductions by a name other than "emissions reduction credits".

            "Encumbrances" means any mortgages, pledges, liens, security interests, conditional and installment sale agreements, activity and use limitations, exceptions, conservation easements, rights-of-way, deed restrictions, encumbrances and charges of any kind.

            "Environmental Laws" means all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives or orders (including consent orders) and Environmental Permits, in each case, relating to pollution or protection of the environment or natural resources, including laws relating to Releases or threatened Releases, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, arrangement for disposal, transport, recycling or handling, of Hazardous Substances.

            "Environmental Liability" means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, including: (i) remediation costs, engineering costs, environmental consultant fees, laboratory fees, permitting fees, investigation costs and defense costs and reasonable attorneys' fees and expenses; (ii) any claims, demands and causes of action relating to or resulting from any personal injury (including wrongful death), property damage (real or personal) or natural resource damage; and (iii) any penalties, fines or costs associated with the failure to comply with any Environmental Law.

            "Environmental Permits" means the permits, licenses, consents, approvals and other governmental authorizations with respect to Environmental Laws relating primarily to the power generation operations of the Generating Plants or the Gas Turbines.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall have the meaning set forth in Section 5.13.

            "Estimated Adjustment Amount" shall have the meaning set forth in
Section 4.02.

            "FERC" means the Federal Energy Regulatory Commission.

            "Federal Power Act" shall have the meaning set forth in Section 5.03(b).

            "Filed Seller SEC Documents" means the reports, schedules, forms, statements and other documents filed by Seller with the Securities and Exchange Commission since January 1, 1997, and publicly available prior to the date of this Agreement.

            "Final Allocation" shall have the meaning set forth in Section 3.03.

            "Franchise Property" shall have the meaning set forth in Section 2.05(a).

            "GAAP" shall have the meaning set forth in Section 1.02.

            "Gas Turbines" means the gas turbine units comprised of the Astoria GT1, Gowanus GT1 through GT4 and Narrows GT1 and GT2.

            "Generating Facilities" means the Generating Plants, the Gas Turbines and any additional generating plants, gas turbines or other generating facilities constructed by Buyer after the Closing Date at the site of any Auctioned Assets.

            "Generating Plants" means the two retired steam turbine generating units designated as Astoria units 1 and 2 and the three operating steam turbine generating units designated as Astoria units 3, 4 and 5.

            "Governmental Authority" means any court, administrative or regulatory agency or commission or other governmental entity or instrumentality, domestic, foreign or supranational or any department thereof.

            "Gowanus Continuing Site Agreement" means the Gowanus Continuing Site Agreement dated as of even date herewith between Seller and Buyer.

            "Gowanus Declaration of Easements Agreement" means the Gowanus Declaration of Easements Agreement dated as of even date herewith between Seller and Buyer.

            "Gowanus Declaration of Subdivision Easements" means the Gowanus Declaration of Subdivision Easements to be made by Seller substantially in the form of Exhibit J, except for changes required by any Governmental Authority to the extent that no such change materially and adversely impairs the continued use and operation of the Auctioned Assets as currently conducted.

            "Gowanus Zoning Lot Development Agreement" means the Gowanus Zoning Lot Development Agreement between Seller and Buyer in the form of Exhibit A-3.

            "Guarantee Agreement" means the Guarantee Agreement dated as of even date herewith between Guarantor and Seller substantially in the form of Exhibit K.

            "Guarantor" means Orion Power Holdings, Inc.

            "Hazardous Substances" means (i) any petrochemical or petroleum products, crude oil or any fraction thereof, ash, radioactive materials, radon gas, asbestos in any form, urea formaldehyde foam insulation or polychlorinated biphenyls, (ii) any chemicals, materials, substances or wastes defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" or words of similar meaning and regulatory effect contained in any Environmental Law or
(iii) any other chemical, material, substance or waste which is prohibited, limited or regulated by any Environmental Law.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Income Tax" means any Federal, state, local or foreign Tax or surtax (i) based upon, measured by or calculated with respect to net income, profits or receipts (including the New York State Gross Receipts Tax (including the excess dividends tax), the New York City Public Utilities Excise Tax, any and all municipal gross receipts Taxes, capital gains Taxes and minimum Taxes) or (ii) based upon, measured by or calculated with respect to multiple bases (including corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (i), in each case, together with any interest, penalties, or additions to such Tax.

            "Indemnifiable Loss" shall have the meaning set forth in Section 10.01(a).

            "Indemnifying Party" shall have the meaning set forth in Section 10.01(c).

            "Indemnitee" shall have the meaning set forth in Section 10.01(c)

            "Independent Engineering Assessments" shall have the meaning set forth in Section 5.15.

            "Interconnection Facilities" means those items of switching equipment, switchyard controls, protective relays and related facilities of Seller that are used by Seller in connection with the provision of Interconnection Services.

            "Interconnection Services" means the service provided by Seller to Buyer to interconnect the Generating Facilities to the Transmission System.

            "Inventory Survey" shall have the meaning set forth in Section 3.02(a).

            "ISO" means the New York Independent System Operator.

            "Local 1-2" shall have the meaning set forth in Section 9.01(a).

            "Local 1-2 Collective Bargaining Agreement" shall have the meaning set forth in Section 9.01(a).

            "Material Adverse Effect" means any change, or effect on the Auctioned Assets, that is materially adverse to the business, operations or condition (financial or otherwise) of the Auctioned Assets, taken as a whole, other than (i) any change or effect resulting from changes in the international, national, regional or local wholesale or retail energy, capacity or ancillary services electric power markets, (ii) any change or effect resulting from changes in the international, national, regional or local markets for fuel,
(iii) any change or effect resulting from changes in the national, regional or local electric transmission systems, (iv) any change or effect resulting from any bid cap, price limitation, market power mitigation measure, including the Mitigation Measures, or other regulatory or legislative measure in respect of transmission services or the wholesale or retail energy, capacity or ancillary services markets adopted or approved (or failed to be adopted or approved) by FERC, the PSC or any other Governmental Authority or proposed by any person, (v) any change or effect resulting from any regulation, rule, procedure or order adopted or proposed (or failed to be adopted or proposed) by or with respect to, or related to, the ISO, (vi) any change or effect resulting from any action or measure taken or adopted, or proposed to be taken or adopted, by any local, state, regional, national or international reliability organization and (vii) any materially adverse change in or effect on the Auctioned Assets which is cured by Seller before the Closing Date.

            "Mitigation Measures" shall have the meaning set forth in Section 6.03(b).

            "MMS" means the Material Management System, which is an information resources system served by Seller's mainframe computer.

            "Narrows Continuing Site Agreement" means the Narrows Continuing Site Agreement dated as of even date herewith between Seller and Buyer.

            "Narrows Declaration of Easements Agreement" means the Narrows Declaration of Easements Agreement dated as of even date herewith between Seller and Buyer.

            "Narrows Turbines" shall have the meaning set forth in Section 7.15.

            "NYPA" means the Power Authority of the State of New York.

            "NYPA Agreements" means the Indenture, made as of December 13, 1974, between Seller and NYPA, and the NYPA Operating Agreement.

            "NYPA Operating Agreement" means the Astoria Operating Agreement dated January 5, 1981, between NYPA and Seller, as amended.

            "NYSDEC" means the New York State Department of Environmental Conservation.

            "Off-Site" means any location except (i) the Auctioned Assets and
(ii) any location to or under which Hazardous Substances present or Released at the Auctioned Assets have migrated.

            "Offering Memorandum" means the Offering Memorandum dated August 1998 describing the Generating Plants and the Gas Turbines, and the materials delivered with such Offering Memorandum, as such Offering Memorandum and such materials may have been amended or supplemented.

            "Operating Records" shall have the meaning set forth in Section 2.02(a)(viii).

            "Party" shall have the meaning set forth in the Preamble.

            "Permits" means the permits, licenses, consents, approvals and other governmental authorizations (other than with respect to Environmental Laws) relating primarily to the power generation operations of the Generating Plants or the Gas Turbines.

            "Permitted Exceptions" means (i) all exceptions, restrictions, easements, charges, rights-of-way and monetary and nonmonetary encumbrances which are set forth in any Permits or Environmental Permits, (ii) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, (iii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Seller or the validity of which are being contested in good faith by appropriate proceedings, (iv) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities (v) such title matters set forth in the Certificate of Title No. NY981606, as amended, the Certificate of Title No. NY971417, as amended, and the Certificate of Title No. NY971418, as amended, in each case, issued by the Title Company, (vi) all matters disclosed on the Conveyance Plans and any other facts that would be disclosed by an accurate survey and physical inspection of the Buyer Real Estate, (vii) Encumbrances, easements, obligations or other restrictions created pursuant to or provided for in any Ancillary Agreement or any NYPA Agreement, (viii) restrictions and regulations imposed by the ISO, any Governmental Authority or any local, state, regional, national or international reliability council and (ix) such other Encumbrances or imperfections in or failure of title which would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the Auctioned Assets as currently conducted.

            "person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or Governmental Authority.

            "PPMIS" means the Power Plant Maintenance Information System, which is an information resources system served by Seller's mainframe computer.

            "Prorated Items" shall have the meaning set forth in Section 2.03(a)
(viii).

            "Protective Relaying System" means the system relating to the Generating Facilities comprised of components collectively used to detect defective power system elements or other conditions of an abnormal nature, initiate appropriate control circuit action in response thereto and isolate the appropriate system elements in order to minimize damage to equipment and interruption to service.

            "PSC" means the New York State Public Service Commission.

            "Purchase Price" shall have the meaning set forth in Section 3.01.

            "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

            "Restraints" shall have the meaning set forth in Section 8.01(b).

            "Retained Assets" shall have the meaning set forth in Section
2.02(b).

            "Retained Liabilities" shall have the meaning set forth in Section 2.03(b).

            "Revenue Meters" means all meters measuring demand, energy and reactive components, and all pulse isolation relays, pulse conversion relays and associated totalizing and remote access pulse recorder equipment, in each case, required to measure the transfer of energy between the Parties.

            "Revocable Consent" shall have the meaning set forth in Section 2.05(a).

            "Segregated Reimbursement Accounts" shall have the meaning set forth in Section 9.05(b).

            "Seller" shall have the meaning set forth in the Preamble.

            "Seller Assets" shall have the meaning set forth in Section 2.03(b)(x).

            "Seller Consent Orders" shall have the meaning set forth in Section 2.03(a)(iv).

            "Seller Facilities" shall mean the "Parcel A Facilities" under the Astoria Declaration of Easements, together with the respective "Seller Facilities" under each of the Gowanus and Narrows Declaration of Easements Agreements.

            "Seller Indemnitees" shall have the meaning set forth in Section 10.01(b).

            "Seller Real Estate" means all real property and leaseholds or other interests in real property of Seller (including the premises on which the Substations are located), other than Buyer Real Estate.

            "Seller Required Regulatory Approvals" shall have the meaning set forth in Section 5.03(b).

            "Seller's 401(k) Plans" shall have the meaning set forth in Section 9.04(a).

            "Seller's Pension Plans" shall have the meaning set forth in Section 9.03(a).

            "Seller's Reimbursement Account Plans" shall have the meaning set forth in Section 9.05(b).

            "SO2 Allowances" means allowances that have been allocated to Seller for the Generating Plants or the Gas Turbines by the Administrator of the United States Environmental Protection Agency under Title IV of the Clean Air Act authorizing the emission of one ton of sulfur dioxide per allowance during or after the year 2000.

            "Substations" shall have the meaning set forth in Section
2.02(b)(i).

            "Tax Benefit" means, with respect to any Indemnifiable Loss for any person, the positive excess, if any, of the Tax liability of such person without regard to such Indemnifiable Loss over the Tax liability of such person taking into account such Indemnifiable Loss, with all other circumstances remaining unchanged.

            "Tax Cost" means, with respect to any indemnity payment for any person, the positive excess, if any, of the Tax liability of such person taking such indemnity payment into account over the Tax liability of such person without regard to such payment, with all other circumstances remaining unchanged.

            "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any authority with respect to Taxes.

            "Taxes" means all taxes, surtaxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state or local or foreign taxing authority, including Income Tax, excise, property, sales, transfer, franchise, special franchise, payroll, recording, withholding, social security or other taxes, or any liability for taxes incurred by reason of joining in the filing of any consolidated, combined or unitary Tax Returns, in each case including any interest, penalties or additions attributable thereto; provided, however, that "Taxes" shall not include sewer rents or charges for water.

            "Termination Date" shall have the meaning set forth in Section 11.01(b).

            "Third Party Claim" shall have the meaning set forth in Section 10.02(a).

            "Title Company" means Commonwealth Land Title Insurance Company or any other reputable title insurance company licensed to do business in New York.

            "Transferable Permits" shall have the meaning set forth in Section 2.02(a)(v).

            "Transferring Employee Records" shall have the meaning set forth in
Section 2.02(a)(viii).

            "Transferring Employees" shall have the meaning set forth in Section 2.02(a)(viii).

            "Transition Capacity Agreement" means the Transition Capacity Agreement to be entered into between Seller and Buyer substantially in the form of Exhibit G.

            "Transmission System" shall have the meaning set forth in Section 2.02(b)(i)

            "Zoning Lot Development Agreements" means the Astoria Zoning Lot Development Agreement and the Gowanus Zoning Lot Development Agreement.

            SECTION 1.02. Accounting Terms. Any accounting terms used in this Agreement or the Ancillary Agreements shall, unless otherwise specifically provided, have the meanings customarily given them in accordance with United States generally accepted accounting principles ("GAAP") and all financial computations hereunder or thereunder shall, unless otherwise specifically provided, be computed in accordance with GAAP consistently applied.

                                   ARTICLE II

              Purchase and Sale; Assumption of Certain Liabilities

            SECTION 2.01. Purchase and Sale. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Seller agrees to sell, assign, convey, transfer and deliver to Buyer, and Buyer agrees to purchase, assume and acquire from Seller all the Auctioned Assets. In the case of any Auctioned Assets not located at the Generating Plants or Gas Turbines (including supplies, materials and spare parts inventory), Buyer agrees that (i) from and after the Closing, except to the extent specifically otherwise provided in the Ancillary Agreements, Buyer will bear all risk of casualty or loss with regard to such Auctioned Assets (regardless of whether they remain on Seller's property or otherwise in Seller's possession) and (ii) Seller shall store such Auctioned Assets in accordance with Section 7.08.

            SECTION 2.02. Auctioned Assets and Retained Assets. (a) Auctioned Assets. The term "Auctioned Assets" means all the assets, real and personal property, goodwill and rights of Seller of whatever kind and nature, whether tangible or intangible, in each case, primarily relating to the power generation operations of the Generating Plants or the Gas Turbines, other than the Retained Assets, including:

            (i) subject to Section 2.05, all real property and leaseholds or other interests in real property of Seller relating primarily to the power generation operations of the Generating Plants or the Gas Turbines described as (A) Parcels B and D as shown on the Astoria Generating Station ALTA/ACSM Land Title Survey dated February 17, 1999, (B) Parcel A as shown on the Gowanus Gas Turbine Site ALTA/ACSM Land Title Survey Conveyance Plan dated February 23, 1999 and (C) the Narrows Gas Turbine Site as shown on the Narrows Gas Turbine Site ALTA/ACSM Land Title Survey Conveyance Plan dated February 23, 1999, in each case, as may hereafter be amended in immaterial respects (collectively, the "Conveyance Plans"), together with all buildings, improvements, structures and fixtures thereon, subject to Permitted Exceptions or Encumbrances otherwise disclosed to Buyer in this Agreement or the Ancillary Agreements with respect thereto (the "Buyer Real Estate");

            (ii) subject to Section 2.04 and Section 2.05, all inventories of fuels, supplies, materials and spare parts relating primarily to the power generation operations of the Generating Plants or the Gas Turbines, together with and subject to (A) all Permitted Exceptions or Encumbrances otherwise disclosed to Buyer in this Agreement or the Ancillary Agreements with respect thereto and (B) all warranties against manufacturers and vendors relating thereto, including the spare parts listed on Schedule 2.02(a)
      (ii), in each case, other than assets that become obsolete or that are used, consumed, replaced or disposed in the ordinary course of business consistent with past practice or as permitted by this Agreement;

            (iii) subject to Section 2.04 and Section 2.05, (A) the machinery, equipment, facilities, furniture and other personal property (other than vehicles) relating primarily to the power generation operations of the Generating Plants or the Gas Turbines, including a stand-alone local area network and other items of personal property located on Buyer Real Estate or temporarily removed from Buyer Real Estate for repairs, servicing or maintenance and listed on Schedule 2.02(a)(iii)(A), (B) machinery, equipment, facilities, furniture and other personal property located on Seller Real Estate or temporarily removed from Seller Real Estate for repairs, servicing or maintenance and listed on Schedule 2.02(a)(iii)
      (B), (C) machinery, equipment, facilities, furniture and other personal property located on real property owned by NYPA or temporarily removed from such real property for repairs, servicing or maintenance and listed on Schedule 2.02(a)(iii)(C) and (D) machinery, equipment, facilities, furniture and other personal property listed on Schedule 2.02(a)(iii)(D) to the extent Seller has obtained title thereto from NYPA prior to Closing, in each case, (1) together with and subject to (x) all Permitted Exceptions or Encumbrances otherwise disclosed to Buyer in this Agreement or the Ancillary Agreements with respect thereto and (y) all warranties against manufacturers or vendors relating thereto and (2) other than assets that become obsolete or that are used, consumed, replaced or disposed in the ordinary course of business consistent with past practice or as permitted by this Agreement;

            (iv) subject to Section 2.04, all right, title and interest of Seller in, to and under all contracts, agreements, personal property leases (whether Seller is lessor or lessee thereunder), commitments and all other legally binding arrangements (other than Seller Consent Orders), whether oral or written (A) set forth on

      Schedule 2.02(a)(iv) or (B) otherwise relating primarily to the power generation operations of the Generating Plants or the Gas Turbines and entered into by Seller in accordance with Section 7.01 (the "Contracts"), in each case, to the extent in full force and effect on the Closing Date;

            (v) subject to Section 7.03(c), the Permits and Environmental Permits that are transferred or transferable by Seller to Buyer (collectively, the "Transferable Permits"), including the Transferable Permits set forth on Schedule 2.02(a)(v), in each case, to the extent in full force and effect on the Closing Date;

            (vi) the SO2 Allowances listed on Schedule 2.02(a)(vi);

            (vii) all nitrogen oxide allowances allocated to the Generating Plants or the Gas Turbines by NYSDEC under the New York State Nitrogen Oxides Budget Program that have not been used on or prior to the Closing Date (it being understood that, for purposes of this Agreement, one nitrogen oxide allowance shall be deemed "used" for each ton of actual nitrogen oxide emitted from the Generating Plants or Gas Turbines between May 1 of any year and September 30 of such year, inclusive);

            (viii)(A) all data, information, books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures, facility compliance plans, environmental procedures and similar records of Seller relating primarily to the power generation operations of the Generating Plants or the Gas Turbines, to the extent in Seller's possession or readily available (collectively, "Operating Records"), and (B) all personnel files relating to employees of Seller to be employed by Buyer after the Closing Date in accordance with Article IX (the "Transferring Employees"), to the extent in Seller's possession and readily available and to the extent such files pertain to (1) skill and development training and resumes, (2) seniority histories, (3) salary and benefit information,
      (4) Occupational Safety and Health Act medical reports, (5) active medical restriction forms and (6) any other matters, disclosure of which by Seller to Buyer is permitted under applicable law without the consent of the Transferring Employee, but not including any performance evaluations or disciplinary records (collectively, the "Transferring

      Employee Records"); provided, however, that Seller shall be permitted to retain copies, or originals to the extent it provides Buyer with copies of same, of all Operating Records and Transferring Employee Records; and

            (ix)(A) except as provided in Section 2.02(b)(iv), the software relating primarily to the power generation operations of the Generating Plants or the Gas Turbines (provided, however, that Buyer acknowledges that it will require licenses from third parties in order to be legally entitled to use such software), and (B) a non-exclusive, royalty-free license to use solely in connection with the Auctioned Assets the software or other copyrighted material owned by Seller located at Buyer Real Estate.

            (b) Retained Assets. The term "Retained Assets" means:

            (i) the transmission and distribution facilities owned, controlled or operated by Seller for purposes of providing point-to-point transmission service, network integration service and distribution service and other related purposes, including the real property and equipment located at the Astoria East Substation, the Astoria West Substation, the North Queens Substation, the Gowanus Substation and the Greenwood Substation (collectively, the "Substations"), used in controlling continuity between the Generating Plants and Gas Turbines and the transmission and distribution facilities and for other purposes (the "Transmission System");

            (ii)(A) except as set forth in Section 2.02(a)(iii), all Interconnection Facilities and other transmission, distribution and substation machinery, equipment and facilities and related support equipment located on Buyer Real Estate or Seller Real Estate or temporarily removed from Buyer Real Estate or Seller Real Estate for repairs, servicing or maintenance, including items listed on Schedule 2.02(b)(ii)(A); (B) all Revenue Meters installed by Seller; (C) Communications Equipment and related support equipment (1) located on Buyer Real Estate or temporarily removed from Buyer Real Estate for repairs, servicing or maintenance and listed on Schedule 2.02(b)(ii)(C) or acquired by Seller after the date of this Agreement and designated by Seller as a Retained Asset or (2) located on Seller Real Estate or temporarily removed from Seller Real Estate for repairs, servicing or maintenance; and (D) all Protective Relaying Systems not located on Buyer Real Estate;

            (iii) all cash, cash equivalents, bank deposits and accounts receivable held or owned by Seller;

            (iv)(A) all mainframe computer systems of Seller, (B) the code to all software described in Section 2.02(a)(ix)(B), and (C) all software, copyrights, know-how or other proprietary information relating primarily to any other Retained Assets or any Retained Liabilities, including software, copyrights, know-how or other proprietary information licensed to Buyer pursuant to Section 2.02 (a)(ix)(B);

            (v) the names "Consolidated Edison", "Con Edison", "Con Ed", "Consolidated Edison Company", "Consolidated Edison Company of New York, Inc.", "Consolidated Edison, Inc.", "New York Edison", "Brooklyn Edison", "Staten Island Edison" and "Edison" and any related or similar trade names, trademarks, service marks or logos (and any rights to and in the same, including any right to use the same);

            (vi) subject to Section 7.06(d), any refund or credit related to Taxes or sewer rents or water charges or any other liabilities or obligations in respect of the Auctioned Assets, in each case, attributable to periods (or portions thereof) prior to the Closing Date;

            (vii) all personnel records (other than Transferring Employee Records) and all other records (other than Operating Records);

            (viii)(A) all Emission Reduction Credits held or possessed by Seller and (B) SO2 Allowances held or possessed by Seller and not listed on Schedule 2.02(a)(vi); and

            (ix) any other asset that is not described with particularity in this Agreement as an Auctioned Asset.

            SECTION 2.03. Assumed Obligations and Retained Liabilities. (a) Assumed Obligations. At the Closing, Buyer shall assume, and from and after the Closing, shall discharge, all of the liabilities and obligations, direct or indirect, known or unknown, absolute or contingent, which relate to the Auctioned Assets or are otherwise specified below, other than the Retained Liabilities (collectively, the "Assumed Obligations"), including:

            (i) except as set forth in Section 2.03(b)(ii), any liabilities and obligations under the Contracts;

            (ii) any liabilities and obligations for goods delivered or services rendered on or after the Closing Date relating to the Auctioned Assets;

            (iii) except as set forth in Sections 2.03(b)(iii) or (iv), any Environmental Liability arising out of or in connection with (A) any violation or alleged violation of, or noncompliance or alleged noncompliance with, any Environmental Laws, prior to, on or after the Closing Date, with respect to the ownership or operation of the Auctioned Assets, notwithstanding that, as contemplated by Section 7.03(c), Seller may remain the "holder of record" with respect to certain Transferable Permits, (B) the condition of any Auctioned Assets prior to, on or after the Closing Date, including any actual or alleged presence, Release or threatened Release of any Hazardous Substance at, on, in, under or migrating onto or from, the Auctioned Assets, prior to, on or after the Closing Date (except for any such Release from equipment or property owned or operated by Seller and located on, or constituting, Seller Real Estate adjacent to Buyer Real Estate that (1) occurs on or after the Closing Date and (2) is caused by Seller or its Affiliates), (C) any Release or threatened Release of any Hazardous Substance on or after the Closing Date from the Buyer Facilities or otherwise originating from, or relating to, any equipment owned or used by Buyer that is located on Seller Real Estate or (D) the transportation, storage, Release, threatened Release or recycling of, or arrangement for such activities with respect to, Hazardous Substances generated in respect of the Auctioned Assets at or to any location, on or after the Closing Date;

            (iv) any liabilities and obligations relating to the Auctioned Assets under the consent orders listed on Schedule 2.03(a)(iv)(the "Seller Consent Orders") and identified thereon as "Assumed Consent Order Obligations" (the "Assumed Consent Order Obligations")

            (v) except as set forth in Section 2.03(b)(iv), any liabilities and obligations with respect to the Permits to the extent arising or accruing on or after the Closing Date;

            (vi)(A) all wages, overtime, employment taxes, severance pay, transition payments, workers compensation benefits, occupational safety and health liabilities or other similar liabilities and obligations in respect of Transferring Employees to the extent arising or accruing on or after the Closing Date, and (B) all other liabilities and obligations with respect to the Transferring Employees for which Buyer is responsible pursuant to Article IX;

            (vii)(A) any liabilities and obligations (other than any Environmental Liabilities which are Retained Liabilities) in respect of any personal injury or property damage claim relating to, resulting from or arising out of the Generating Plants or Gas Turbines or (B) any liabilities and obligations in respect of any discrimination, wrongful discharge or unfair labor practice claim by any Transferring Employee, in the case of each of the foregoing clauses (A) and (B), to the extent arising or accruing on or after the Closing Date;

            (viii) any liabilities and obligations, with respect to the periods that include the Closing Date, with respect to real or personal property rent, taxes based on the ownership or use of property, utilities charges and similar charges that primarily relate to the Generating Plants or the Gas Turbines (collectively, the "Prorated Items"), to the extent such Prorated Items relate to the period from and after the Closing Date, including (A) personal property taxes, real estate and occupancy taxes, assessments and other charges (which shall be apportioned or adjusted as provided in the Zoning Lot Development Agreements), (B) rent and all other items payable by Seller under any Contract, (C) any fees with respect to any Transferable Permit and (D) sewer rents and charges for water, telephone, electricity and other utilities, in each case calculated by multiplying the amount of any such Prorated Item by a fraction the numerator of which is the number of days in such period from and after the Closing Date and the denominator of which is the number of days in such period;

            (ix) any liabilities and obligations in respect of Taxes (other than Prorated Items) attributable to the Auctioned Assets arising or accruing during taxable periods (or portions thereof) beginning on or after the Closing Date;

            (x) any liabilities and obligations in respect of damage to property or personal injury or death relating to, resulting from or arising out of any property, machinery, equipment, facilities or systems from time to time owned by Buyer or its Affiliates subject to the Ancillary Agreements or employed by Buyer in connection with the performance of the Ancillary Agreements ("Buyer Assets"), or any Protective Relaying System owned by Seller as contemplated by the Continuing Site Agreement, regardless of whether the property damage or personal injury is caused by a Seller Indemnitee or a Buyer Indemnitee;

            (xi) any liabilities and obligations under the Ancillary Agreements in respect of the Auctioned Assets to the extent arising on or after the Closing Date; and

            (xii) any liabilities and obligations relating to the Auctioned Assets under the NYPA Agreements and listed on Schedule 2.03(a)(xii)(the "Assumed Seller Obligations under NYPA Agreements"); provided, however, that to the extent required for qualification of Buyer, with respect to the Auctioned Assets, as an exempt wholesale generator under the Energy Policy Act of 1992, Buyer may delegate and/or assign its obligations to provide electricity and/or steam to NYPA to an Affiliate of Buyer; provided further, however, that no such delegation or assignment shall relieve Buyer of such obligations.

            (b) Retained Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations (the "Retained Liabilities")

            (i) any liabilities and obligations of Seller primarily relating to any Retained Assets (other than as contemplated by Section 2.03 (a)(x));

            (ii) any payment obligations of Seller, including under Contracts, for goods delivered or services rendered prior to the Closing Date;

            (iii)(A) any Environmental Liability of Seller arising out of or in connection with the transportation, storage, Release, threatened Release or recycling of, or arrangement for such activities with respect to, Hazardous Substances at or to any Off-Site location, prior to the Closing Date, (B) any Environmental Liability of Seller arising out of or in connection with any Release or threatened Release of any Hazardous Substance on or after the Closing Date from the Seller Facilities or otherwise originating from, or relating to, any equipment owned or used by Seller that is located on Buyer Real Estate and (C) any liabilities and obligations relating to Auctioned Assets under the Seller Consent Orders, except Assumed Consent Order Obligations;

            (iv) any monetary fines (excluding (A) natural resource damages, (B) cleanup or remediation costs and (C) other costs of a similar nature) imposed by a Governmental Authority to the extent arising out of or relating to acts or omissions of Seller in respect of the Auctioned Assets prior to the Closing Date;

            (v)(A) all wages, overtime, employment taxes, severance pay, transition payments, workers compensation benefits, occupational safety and health liabilities or other similar liabilities and obligations in respect of Transferring Employees to the extent arising or accruing prior to the Closing Date and (B) all other liabilities and obligations with respect to the Transferring Employees for which Seller is responsible pursuant to Article IX;

            (vi)(A) any liabilities and obligations (other than any Environmental Liabilities which are Assumed Obligations) in respect of any personal injury or property damage claim relating to the Generating Plants or Gas Turbines or (B) any liabilities and obligations in respect of any discrimination, wrongful discharge or unfair labor practice claim by any Transferring Employee, in the case of each of the foregoing clauses (A) and (B), to the extent arising out of or relating to acts or omissions of Seller prior to the Closing Date;

            (vii) any liabilities and obligations, with respect to the period prior to the Closing Date, for the Prorated Items, calculated as set forth in Section 2.03(a)(viii);

            (viii) any liabilities and obligations in respect of Taxes (other than Prorated Items) attributable to the Auctioned Assets arising or accruing during taxable periods (or portions thereof) ending before the Closing Date, including Income Taxes attributable to income realized by Seller pursuant to the transactions contemplated by this Agreement;

            (ix) any liabilities and obligations arising after the date of this Agreement in respect of which Seller has provided pursuant to Section 7.01(d)(ii) that such liabilities and obligations shall not be assumed or retained by Buyer;

            (x) any liabilities and obligations in respect of damage to property or personal injury or death relating to, resulting from or arising out of any property, machinery, equipment, facilities or systems from time to time owned by Seller or its Affiliates subject to the Ancillary Agreements or employed by Seller in connection with the performance of the Ancillary Agreements ("Seller Assets"), regardless of whether the property damage or personal injury is caused by a Seller Indemnitee or a Buyer Indemnitee;

            (xi) any liabilities and obligations under the Ancillary Agreements in respect of the Retained Assets; and

            (xii) any liabilities and obligations relating to Auctioned Assets under the NYPA Agreements, except Assumed Seller Obligations under NYPA Agreements.

            SECTION 2.04. Third Party Consents. (a) Notwithstanding Section 2.02(a)(ii), (iii) or (iv), to the extent that Seller's rights under any Contract or warranty may not be assigned without the consent of another person which consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain prior to the Closing any such required consents.

            (b) Seller and Buyer agree that if any consent to an assignment of any such Contract or warranty shall not be obtained or if any attempted assignment would in Seller's reasonable opinion be ineffective or would impair any material rights and obligations of Buyer under such Contract or warranty, as applicable, so that Buyer would not acquire the benefit of all such rights and obligations, Seller, to the maximum extent permitted by law and such Contract or warranty, as applicable, shall after the Closing appoint Buyer to be Seller's representative and agent with respect to such Contract or warranty, as applicable, and Seller shall, to the maximum extent permitted by law and such Contract or warranty, as applicable, enter into such reasonable arrangements with Buyer as are necessary to provide Buyer with the benefits and obligations of such

Contract or warranty, as applicable. Seller and Buyer shall cooperate and shall each use their reasonable best efforts after the Closing to obtain an assignment of each such Contract or warranty, as applicable, to Buyer.

            SECTION 2.05. Franchise Property. (a) Notwithstanding Section 2.02(a)(i), (ii) and (iii), to the extent it would be unlawful for Buyer to operate, use or maintain the machinery, equipment and property listed on
Schedule 2.05(a)(collectively, the "Franchise Property") to Buyer without Buyer obtaining from the City of New York a revocable consent, franchise agreement or other arrangement permitting Buyer to hold title to the Franchise Property (the "Revocable Consent"), Seller and Buyer agree that (i) Buyer shall use its reasonable best efforts to cause the Revocable Consent to be entered into prior to Closing, including filing a petition with the City of New York in respect of the Revocable Consent not later than 45 days after the date of this Agreement, and Seller shall cooperate in good faith in connection therewith, (ii) if the Revocable Consent has not been obtained by Buyer prior to Closing (A) title to the Franchise Property shall be deemed not to be transferred at Closing, (B) Seller, to the maximum extent permitted by law, shall after Closing appoint Buyer to be Seller's representative with respect to the Franchise Property, (C) Seller shall operate, use and maintain the Franchise Property at Buyer's expense and Buyer shall pay all real and personal property taxes applicable thereto and
(D) Buyer shall use its reasonable best efforts after Closing to cause the Revocable Consent to be entered into, at which time title to the Franchise Property shall be deemed transferred from Seller to Buyer pursuant to this Agreement, and Seller shall cooperate in good faith in connection therewith and
(iii) Buyer shall pay all fees, charges and other expenses in connection with the Revocable Consent.

            (b) Seller and Buyer further agree that for the purposes of (i) the Ancillary Agreements and Sections 2.03, 10.01 and 10.02 of this Agreement, the terms "Auctioned Assets", "Buyer Assets" and "Buyer Facilities" shall in any event each be deemed to include the Franchise Property and (ii) the Ancillary Agreements, the Franchise Property shall in any event be deemed to be owned by Buyer.

                                   ARTICLE III

                                 Purchase Price

            SECTION 3.01. Purchase Price. The purchase price for the Auctioned Assets shall be $550,000,000 (the "Purchase Price").

            SECTION 3.02. Post-Closing Adjustment. (a) Within 20 Business Days after the Closing, Seller shall prepare and deliver to Buyer a statement (an "Adjustment Statement") which reflects the book cost, as reflected on the books of Seller as of the Closing Date, of all fuel inventory and supplies, materials and spare parts inventory included in the Auctioned Assets (the "Adjustment Amount") and, upon request of Buyer, related accounting material used by Seller to prepare the Adjustment Statement. The Adjustment Amount will be based, in respect of fuel, on the actual fuel inventory on the Closing Date and, in respect of supplies, materials and spare parts, on an inventory survey conducted within ten Business Days prior to the Closing Date, in each case, consistent with the inventory procedures of Seller in effect as of the date of this Agreement (the "Inventory Survey"). Seller will permit an employee, or representative, of Buyer to observe the Inventory Survey. The Adjustment Statement shall be prepared using (i) GAAP and (ii) the same rolling average unit costs that Seller has historically used to calculate the book cost of its fuel and supplies, materials and spare parts inventory. Buyer agrees to cooperate with Seller in connection with the preparation of the Adjustment Statement and related information, and shall provide to Seller such access, books, records and information as may be reasonably requested from time to time.

            (b) Buyer may dispute the quantity delivered or quality of any inventory item shown on the Adjustment Statement, or the mathematical calculations reflected therein, by notifying Seller in writing of the disputed amount, and the basis of such dispute, within 20 Business Days of Buyer's receipt of the Adjustment Statement; provided, however, that in respect of the quality of any inventory item, Buyer may not dispute Seller's normal and customary methods for accounting for excess inventory. Buyer shall have no right to dispute any other matter in respect of the Adjustment Statement, including historical rolling average unit costs used to calculate the book cost of the inventory or the appropriateness, under GAAP or otherwise, of using such historical rolling average unit cost to determine the book cost of any particular item of inventory. In the event of a dispute with respect to the quantity or quality of any inventory item shown on the Adjustment Statement, or the mathematical calculations reflected therein, Buyer and Seller shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the Parties. If Buyer and Seller are unable to reach a resolution of such differences within 20 Business Days of receipt of Buyer's written notice of dispute to Seller, Buyer and Seller shall submit the amounts remaining in dispute for determination and resolution to PricewaterhouseCoopers LLP or any other accounting firm of recognized national standing reasonably acceptable to Seller and Buyer (the "Accountants"), which shall be instructed to determine and report to the Parties, within 20 Business Days after such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the Parties with respect to the amounts disputed. Buyer and Seller shall each pay one-half of the fees and disbursements of the Accountants in connection with the resolution of such disputed amounts.

            (c) If the Adjustment Amount is greater or less than the Estimated Adjustment Amount, then on the Adjustment Date (as defined below), (i) to the extent that the Adjustment Amount exceeds the Estimated Adjustment Amount, Buyer shall pay to Seller the amount of such excess and (ii) to the extent that the Adjustment Amount is less than the Estimated Adjustment Amount, Seller shall pay to Buyer the amount of such deficiency. "Adjustment Date" means (1) if Buyer does not disagree in any respect with the Adjustment Statement, the twenty-third Business Day following Buyer's receipt of the Adjustment Statement or (2) if Buyer shall disagree in any respect with the Adjustment Statement, the third Business Day following either the resolution of such disagreement by the Parties or a final determination by the Accountants in accordance with Section 3.02(b). Any amount paid under this Section 3.02(c) shall be paid with interest for the period commencing on the Closing Date through the date of payment, calculated at the prime rate of the Chase Manhattan Bank in effect on the Closing Date, and in cash by wire transfer of immediately available funds.

            SECTION 3.03. Allocation of Purchase Price. Buyer shall deliver to Seller at Closing a preliminary allocation among the Auctioned Assets of the Purchase Price and among such other consideration paid to Seller pursuant to this Agreement that is properly includible in Buyer's tax basis for the Auctioned Assets for Federal income tax purposes, and, as soon as practicable following the Closing (but in any event within 10 Business Days following the final determination of the Adjustment Amount), Buyer shall prepare and deliver to Seller a final allocation of the Purchase Price and additional consideration described in the preceding clause, and the post-closing adjustment pursuant to
Section 3.02, among the Auctioned Assets (the "Allocation"). The Allocation shall be consistent with Section 1060 of the Code and the Treasury Regulations thereunder. Seller hereby agrees to accept Buyer's Allocation unless Seller determines that such Allocation was not prepared in accordance with Section 1060 of the Code and the regulations thereunder ("Applicable Law"). If Seller so determines, Seller shall within 20 Business Days thereafter propose any changes necessary to cause the Allocation to be prepared in accordance with Applicable Law. Within 10 Business Days following delivery of such proposed changes, Buyer shall provide Seller with a statement of any objections to such proposed changes, together with a reasonably detailed explanation of the reasons therefor. If Buyer and Seller are unable to resolve any disputed objections within 10 Business Days thereafter, such objections shall be referred to the Accountants, whose review will be limited to whether Buyer's Allocation of such disputed items regarding the Allocation was prepared in accordance with Applicable Law. The Accountants shall be instructed to deliver to Seller and Buyer a written determination of the proper allocation of such disputed items within 20 Business Days. Such determination shall be conclusive and binding upon the parties hereto for all purposes, and the Allocation shall be so adjusted (the Allocation, including the adjustment, if any, to be referred to as the "Final Allocation"). The fees and disbursements of the Accountants attributable to the Allocation shall be shared equally by Buyer and Seller. Each of Buyer and Seller agrees to timely file Internal Revenue Service Form 8594, and all Federal, state, local and foreign Tax Returns, in accordance with such Final Allocation and to report the transactions contemplated by this Agreement for Federal Income Tax and all other tax purposes in a manner consistent with the Final Allocation. Each of Buyer and Seller agrees to promptly provide the other party with any additional information and reasonable assistance required to complete Form 8594, or compute Taxes arising in connection with (or otherwise affected by) the transactions contemplated hereunder. Each of Buyer and Seller shall timely notify the other Party and each shall timely provide the other Party with reasonable assistance in the event of an examination, audit or other proceeding regarding the Final Allocation.

                                   ARTICLE IV

                                   The Closing

            SECTION 4.01. Time and Place of Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII, the closing of the sale of the Auctioned Assets contemplated by this Agreement (the "Closing") will take place on such date as the Parties may agree, which date shall be as soon as practicable, but no later than ten Business Days, following the date on which all of the conditions set forth in Article VIII have been satisfied or waived, at the offices of Cravath, Swaine & Moore in New York City or at such other place or time as the Parties may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date".

            SECTION 4.02. Payment of Purchase Price and Estimated Adjustment Amount. At the Closing, Buyer will pay or cause to be paid to Seller by wire transfer of immediately available funds to an account previously designated in writing by Seller an amount in United States dollars equal to (a) the Purchase Price plus (b) Seller's good faith estimate of the Adjustment Amount (the "Estimated Adjustment Amount"), which estimate shall be provided to Buyer no later than five Business Days prior to the Closing.

                                    ARTICLE V

                    Representations and Warranties of Seller

            Seller represents and warrants to Buyer as follows:

            SECTION 5.01. Organization; Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate the Auctioned Assets and to carry on the business of the Auctioned Assets as currently conducted.

            SECTION 5.02. Authority Relative to This Agreement. Seller has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the Ancillary Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Trustees of Seller or by a committee thereof to whom such authority has been delegated and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Seller and, assuming that this Agreement and the Ancillary Agreements constitute valid and binding agreements of Buyer and each other party thereto, subject to the receipt of the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals, constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms.

            SECTION 5.03. Consents and Approvals; No Violation. (a) Subject to obtaining the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals, neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller nor the sale by Seller of the Auctioned Assets pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Seller, (ii) except as set forth on Schedule 5.03(a), result in a default (or give rise to any right of termination, cancelation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Seller is a party or by which Seller, or any of the Auctioned Assets, may be bound, except for such defaults (or rights of termination, cancelation or acceleration) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, create a Material Adverse Effect or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, or the Auctioned Assets, except for such violations which would not, individually or in the aggregate, create a Material Adverse Effect.

            (b) Except for (i) application by Seller to, and the approval of, the PSC, pursuant to ss. 70 of the Public Service Law of the State of New York, of the transfer to Buyer of the Auctioned Assets, (ii) the filings by Seller and Buyer required by the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act, (iii) application by Seller to, and the approval of, FERC under (A) Section 203 of the Federal Power Act of 1935 (the "Federal Power Act") with respect to the transfer of Auctioned Assets constituting jurisdictional assets under the Federal Power Act and (B) Section 205 of the Federal Power Act with respect to each Continuing Site Agreement and any wholesale power sales agreement to be entered into by Seller and Buyer, including the Transition Capacity Agreement, (iv) the issuance of approval by the New York City Department of Buildings and, to the extent required, the New York City Department of Business Services of the tax lot subdivision contemplated by this Agreement in a form suitable for submission to the New York City Department of Finance for the issuance of tax lot numbers and (v) declarations, filings or registrations with, or notices to, or authorizations, consents or approvals of, any Governmental Authority which become applicable to Seller or the transactions contemplated hereby or by the Ancillary Agreements as a result of the specific regulatory status or jurisdiction of incorporation or organization of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged (collectively, the "Seller Required Regulatory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the consummation by Seller of the transactions contemplated hereby or by the Ancillary Agreements, other than such declarations, filings, registrations, notices, authorizations, consents or approvals (A) which, if not obtained or made, would not, individually or in the aggregate, create a Material Adverse Effect or (B) which relate to the Transferable Permits.

            (c) To the knowledge of Seller, there is no reason that it should fail to obtain the Seller Required Regulatory Approvals.

            SECTION 5.04. Year 2000. Seller has informed Buyer of the status, as of the date of this Agreement, of measures to prevent computer software, hardware and embedded systems used in connection with the Auctioned Assets from experiencing malfunctions or other usage problems in connection with years beginning with "20", except for such malfunctions or other usage problems which would not, individually or in the aggregate, create a Material Adverse Effect.

            SECTION 5.05. Personal Property. Except for Permitted Exceptions, Seller has good and marketable title, free and clear of all Encumbrances, to all personal property included in the Auctioned Assets.

            SECTION 5.06. Real Estate. The Conveyance Plans contain descriptions of the Buyer Real Estate. Copies of the most recent real property surveys and title insurance information in the possession of Seller with respect to the

Buyer Real Estate or any portion thereof have heretofore been delivered by Seller to Buyer or made available for inspection by Buyer, receipt of which is hereby acknowledged by Buyer.

            SECTION 5.07. Leases. As of the date of this Agreement, Seller is neither a tenant nor a licensee under any real property leases or licenses which
(a) are to be transferred and assigned to Buyer on the Closing Date and (b)(i) provide for annual payments of more than $100,000 or (ii) are material to the Auctioned Assets.

            SECTION 5.08. Certain Contracts and Arrangements. (a) Except for (i) any contract or agreement listed on Schedule 2.02(a)(iv) or Schedule 5.08(a) and
(ii) Contracts which will expire prior to the Closing Date or that are permitted to be entered into under this Agreement, Seller is not a party to any contract which is material to the business or operations of the Auctioned Assets. Seller has made available to Buyer for inspection true and complete copies of all contracts listed on Schedule 2.02(a)(iv) or Schedule 5.08(a) and each of the NYPA Agreements.

            (b) Each Contract (i) constitutes a valid and binding obligation of Seller, and, to the knowledge of Seller, constitutes a valid and binding obligation of the other parties thereto, (ii) to the knowledge of Seller, is in full force and effect and (iii) other than Contracts covered by Section 2.04, to the knowledge of Seller, may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder, except for such breaches, forfeitures or impairments which would not, individually or in the aggregate, create a Material Adverse Effect.

            (c) There is not, under any of the Contracts or any of the NYPA Agreements, any default or event which, with notice or lapse of time or both, would constitute a default by Seller, except for such events of default and other events as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, create a Material Adverse Effect.

            SECTION 5.09. Legal Proceedings. Except as set forth on Schedule
5.09 or in the Filed Seller SEC Documents, as of the date of this Agreement, there are no claims, actions, proceedings or investigations pending or, to the knowledge of Seller, threatened against or relating to Seller which would, individually or in the aggregate, be reasonably expected to create a Material Adverse Effect. With respect to the business or operations of the Auctioned Assets, Seller is not, as of the date of this Agreement, subject to any outstanding judgment, rule, order, writ, injunction or decree of any court, governmental or regulatory authority which would create a Material Adverse Effect. The representations and warranties of Seller set forth in this Section 5.09 shall not apply to, and do not cover, any environmental matters which, with respect to any representations and warranties of Seller, are exclusively governed by Section 5.11.

            SECTION 5.10. Permits; Compliance with Law. (a) Except as set forth on Schedule 5.l0(a)(i), Seller holds, and is in compliance with, all Permits necessary to conduct the business and operations of the Auctioned Assets as currently conducted, and, to the knowledge of Seller, Seller is otherwise in compliance with all laws, statutes, orders, rules, regulations, ordinances or judgments of any Governmental Authority applicable to the business and operations of the Auctioned Assets, except for such failures to hold or comply with such Permits, or such failures to be in compliance with such laws, statutes, orders, rules, regulations, ordinances or judgments, which would not, individually or in the aggregate, create a Material Adverse Effect. Except as set forth on Schedule 5.10(a)(ii), Seller has not received any written notification that it is in violation of any of such Permits or laws, statutes, orders, rules, regulations, ordinances or judgments, except for notifications of violations which would not, individually or in the aggregate, create a Material Adverse Effect. The representations and warranties of Seller set forth in this
Section 5.10 shall not apply to, and do not cover, any environmental matters which, with respect to any representations and warranties of Seller, are exclusively governed by Section 5.11.

            (b) Notwithstanding the last sentence of Section 5.10(a), except as set forth on Schedule 5.10(b), there are no material Permits or material Environmental Permits that, in each case, are not Transferable Permits and are required for Buyer to conduct the business and operations of the Auctioned Assets as currently conducted.

            SECTION 5.11. Environmental Matters. (a) Except as set forth in
Schedule 5.11 or disclosed in the Filed Seller SEC Documents, Seller holds, and is in compliance with, the Environmental Permits required for Seller to conduct the business and operations of the Auctioned Assets as currently conducted under applicable Environmental Laws, and, to the knowledge of Seller, Seller is otherwise in compliance with applicable Environmental Laws with respect to the business and operations of the Auctioned Assets, except for such failures to hold or comply with such Environmental Permits, or such failures to be in compliance with such Environmental Laws, which would not, individually or in the aggregate, create a Material Adverse Effect.

            (b) Except as set forth in Schedule 5.11 or disclosed in the Filed Seller SEC Documents, Seller has not received any written notice of violation of any Environmental Law or any written request for information with respect thereto, or been notified that it is a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar state law with respect to any real property included in the Buyer Real Estate or in any lease forming part of the Auctioned Assets, except for such matters under such laws as would not, individually or in the aggregate, create a Material Adverse Effect.

            (c) Except as set forth in Schedule 5.11 or disclosed in the Filed Seller SEC Documents, with respect to the business and operations of the Auctioned Assets, Seller is not subject to any outstanding judgment, decree or judicial order relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Substances under any applicable Environmental Law, except for (i) the Seller Consent Orders and (ii) such judgments, decrees or judicial orders that would not, individually or in the aggregate, create a Material Adverse Effect.

            (d) Except as set forth in Schedule 5.11 or disclosed in the Filed Seller SEC Documents, as of the date of this Agreement, there are no claims, actions, proceedings or investigations pending, or to the knowledge of Seller, threatened against or relating to Seller, with respect to the exposure at the Auctioned Assets of any person to Hazardous Substances, which, if adversely determined, would, individually or in the aggregate, create a Material Adverse Effect.

            SECTION 5.12. Labor Matters. Seller has previously made available to Buyer copies of all collective bargaining agreements to which Seller is a party or is subject and which relate to the business or operations of the Auctioned Assets. With respect to the business and operations of the Auctioned Assets, as of the date of this Agreement, (a) Seller is in compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment and wages and hours, (b) Seller has not received written notice of any unfair labor practice complaint against Seller pending before the National Labor Relations Board, (c) there is no labor strike, slowdown or stoppage actually pending or, to the knowledge of Seller, threatened against or affecting Seller, (d) Seller has not received notice that any representation petition respecting the employees of Seller has been filed with the National Labor Relations Board, (e) no arbitration proceeding arising out of or under collective bargaining agreements is pending against Seller and (f) Seller has not experienced any primary work stoppage since at least December 31, 1996, except, in the case of each of the foregoing clauses (a) through (f), for such matters as would not, individually or in the aggregate, create a Material Adverse Effect.

            SECTION 5.13. ERISA: Benefit Plans. Schedule 5.13 sets forth a list of all material deferred compensation, profit-sharing, retirement and pension plans and all material bonus and other material employee benefit or fringe benefit plans maintained, or with respect to which contributions have been made, by Seller with respect to current or former employees employed in connection with the power generation operations of the Generating Plants and the Gas Turbines (collectively, "Benefit Plans"). Seller and each trade or business (whether or not incorporated) which are or have ever been under common control, or which are or have ever been treated as a single employer, with Seller under
Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") have fulfilled their respective obligations under the minimum funding requirements of
Section 302 of ERISA, and Section 412 of the Code, with respect to each Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, except for such failures to fulfill such obligations or comply with such provisions which would not, individually or in the aggregate, create a Material Adverse Effect. Neither Seller nor any ERISA Affiliate has incurred any liability under Section 4062(b) of ERISA, or any withdrawal liability under Section 4201 of ERISA, to the Pension Benefit Guaranty Corporation in connection with any Benefit Plan which is subject to Title IV of ERISA which liability remains outstanding, and there has not been any reportable event (as defined in Section 4043 of ERISA) with respect to any such Benefit Plan (other than a reportable event with respect to which the 30-day notice requirement has been waived by the PBGC). Neither Seller nor any ERISA Affiliate or parent corporation, within the meaning of Section 4069(b) or Section 4212(c) of ERISA, has engaged in any transaction, within the meaning of Section 4069(b) or Section 4212(c) of ERISA. No Benefit Plan and no "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by Seller or any ERISA Affiliate or to which Seller or any ERISA Affiliate has contributed is a multiemployer plan.

            SECTION 5.14. Taxes With respect to the Auctioned Assets and trades or businesses associated with the Auctioned Assets, (a) all Tax Returns required to be filed have been filed and (b) all Taxes shown to be due on such Tax Returns, and all Taxes otherwise owed, have been paid in full, except to the extent that any failure to file or any failure to pay any Taxes would not, individually or in the aggregate, create a Material Adverse Effect. No written notice of deficiency or assessment has been received from any taxing authority with respect to liabilities for Taxes of Seller in respect of the Auctioned Assets which has not been fully paid or finally settled or which is not being contested in good faith through appropriate proceedings, except for any such notices regarding Taxes which would not, individually or in the aggregate, create a Material Adverse Effect. There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with the Auctioned Assets for any period, except for any such agreements or waivers which would not, individually or in the aggregate, create a Material Adverse Effect.

            SECTION 5.15. Independent Engineering Assessments. (a) Seller has reviewed the 1998 assessments prepared by Stone & Webster with respect to the Generating Plants and the Gas Turbines (the "Independent Engineering Assessments"), and, except as set forth on Schedule 5.15(a), to the knowledge of Seller, as of the date of the Independent Engineering Assessments, there was no untrue statement of a material fact or omission of any material fact therein that would reasonably suggest that the condition of the Generating Plants and the Gas Turbines, taken as a whole, as of such date was materially and adversely different from that described in such Independent Engineering Assessments.

            (b) Except as set forth on Schedule 5.15(b), since the date of the Independent Engineering Assessments, there has not been, subject to ordinary wear and tear and to routine maintenance, any casualty, physical damage, destruction or physical loss with respect to, or, to the knowledge of Seller, any adverse change in the physical condition of, any Generating Plant or Gas Turbine, except for such casualty, physical damage, destruction, physical loss or adverse change which would not, individually or in the aggregate, create a Material Adverse Effect.

            SECTION 5.16. Undisclosed Liabilities. With respect to the Auctioned Assets, there are no liabilities or obligations of any nature or kind (absolute, accrued, contingent or otherwise) that would have been required to be set forth on a balance sheet in respect of the Auctioned Assets or in the notes thereto prepared in accordance with GAAP, as applied by Seller in connection with its December 31, 1997 balance sheet, except for any such liabilities or obligations which (a) are disclosed in or contemplated or permitted by this Agreement or the Ancillary Agreements (including the Assumed Obligations), (b) are disclosed in the Offering Memorandum, (c) are disclosed in the Filed Seller SEC Documents,
(d) have been incurred in the ordinary course of business, (e) are disclosed on
Schedule 5.16 or (f) which would not, individually or in the aggregate, create a Material Adverse Effect.

            SECTION 5.17. Brokers. No broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by Seller, except Morgan Stanley & Co. Incorporated, which is acting for and at the expense of Seller.

            SECTION 5.18. Insurance. Seller carries policies of insurance covering fire, workers' compensation, property all-risk, comprehensive bodily injury, property damage liability, automobile liability, product liability, completed operations, explosion, collapse, contractual liability, personal injury liability and other forms of insurance relating to the Auctioned Assets, or otherwise self-insures in accordance with all statutory and regulatory criteria against any such liabilities, which insurance is in such amounts, has such deductibles and retentions and is underwritten by such companies as would be obtained by a reasonably prudent electric power business.

            EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V, THE AUCTIONED ASSETS ARE BEING SOLD AND TRANSFERRED "AS IS, WHERE IS", AND SELLER IS NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING SUCH AUCTIONED ASSETS OR WITH RESPECT TO THIS AGREEMENT OR THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, IN PARTICULAR WITH RESPECT TO THE AUCTIONED ASSETS, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED BY SELLER AND WAIVED BY BUYER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE INFORMATION SET FORTH IN, OR CONTEMPLATED BY, THE

OFFERING MEMORANDUM (EXCEPT TO THE EXTENT EXPRESSLY INCORPORATED BY REFERENCE INTO THIS AGREEMENT).

                                   ARTICLE VI

                     Representations and Warranties of Buyer

            Buyer represents and warrants to Seller as follows:

            SECTION 6.01. Organization. Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Buyer shall be duly qualified and licensed to do business as a foreign corporation and is in good standing in the State of New York on or prior to the Closing Date.

            SECTION 6.02. Authority Relative to This Agreement. Buyer has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and such Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the general partner of Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or such Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. This Agreement and such Ancillary Agreements have been duly and validly executed and delivered by Buyer and, assuming that this Agreement and the Ancillary Agreements constitute valid and binding agreements of Seller and each other party thereto, subject to the receipt of the Buyer Required Regulatory Approvals and the Seller Required Regulatory Approvals, this Agreement and the Ancillary Agreements constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms.

            SECTION 6.03. Consents and Approvals; No Violation. (a) Subject to obtaining the Buyer Required Regulatory Approvals and the Seller Required Regulatory Approvals, neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is party by Buyer nor the purchase by Buyer of the Auctioned Assets pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the limited partnership agreement (or other similar governing documents) of Buyer, (ii) result in a default (or give rise to any right of termination, cancelation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which any of their respective assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, or any of its assets, except in the case of clauses (ii) and (iii) for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Agreements (a "Buyer Material Adverse Effect").

            (b) Except for (i) approval of the PSC pursuant to ss. 70 of the Public Service Law of the State of New York, of the transfer to Buyer of the Auctioned Assets, (ii) the filings by Buyer and Seller required by the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act, (iii) application by Buyer to, and the approval of, FERC under (A) Section 203 of the Federal Power Act with respect to the transfer of Auctioned Assets constituting jurisdictional assets under the Federal Power Act and (B) Section 205 of the Federal Power Act with respect to (1) each Continuing Site Agreement and any wholesale power sales agreement to be entered into by Seller and Buyer, including the Transition Capacity Agreement, and (2) authorization to sell capacity and energy from Generating Plants and Gas Turbines at market-based rates (provided, however, that Buyer acknowledges that "market-based rates" for the purpose of this Agreement means rates that are subject to any bid cap, price limitation or other market power mitigation measure imposed by FERC or PSC in respect of the New York State or New York City wholesale and retail energy and capacity electric power markets or any other restriction imposed by FERC or PSC with respect to the power generation operations and assets of Buyer, including the FERC Order Accepting Market Power Mitigation Measures dated September 22, 1998, as modified (Docket No. ER98-3169-000)(the "Mitigation Measures")), (iv) qualification of Buyer, with respect to the Auctioned Assets, as an exempt wholesale generator under the Energy Policy Act of 1992, (v) the issuance of approval by the New York City Department of Buildings and, to the extent required, the New York City Department of Business Services of the tax lot subdivision contemplated by this Agreement in a form suitable for submission to the New York City Department of Finance for the issuance of tax lot numbers and
(vi) obtaining the

Revocable Consent from the City of New York (collectively, the "Buyer Required Regulatory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated hereby or by the Ancillary Agreements, other than such declarations, filings, registrations, notices, authorizations, consents or approvals (A) which, if not obtained or made would not, individually or in the aggregate, have a Buyer Material Adverse Effect or (B) which relate to the Transferable Permits.

            (c) To the knowledge of Buyer, there is no reason that it should fail to obtain the Buyer Required Regulatory Approvals.

            SECTION 6.04. Availability of Funds. Buyer will have sufficient funds available to it or will have received binding written commitments (copies of which will be delivered to Seller when available) from one or more nationally recognized financial institutions to provide sufficient funds on the Closing Date to pay the Purchase Price and Estimated Adjustment Amount.

            SECTION 6.05. Brokers. No broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by Buyer.

                                   ARTICLE VII

                            Covenants of the Parties

            SECTION 7.01. Conduct of Business Relating to the Auctioned Assets.
(a) Except with the prior written consent of Buyer (such consent not to be unreasonably withheld) or as required to effect the purchase and sale of the Auctioned Assets and related transactions contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller will operate the Auctioned Assets in the usual, regular and ordinary course and in accordance with good industry practice and applicable legal requirements, and continue to pay accounts payable which relate to the Auctioned Assets in a timely manner, consistent with past practice.

            (b) Notwithstanding the foregoing, except as contemplated in this Agreement or the Ancillary Agreements, prior to the Closing Date, without the prior written consent of Buyer (such consent not to be unreasonably withheld), Seller will not:

            (i) except for Permitted Exceptions, grant any Encumbrance on the Auctioned Assets securing any indebtedness for borrowed money or guarantee or other liability for the obligations of any person;

            (ii) make any material change in the levels of fuel inventory and supplies, materials and spare parts inventory customarily maintained by Seller with respect to the Auctioned Assets, other than consistent with past practice (including the use of spare parts in connection with certain power generation assets of Seller described in the Offering Memorandum other than the Generating Plants or Gas Turbines);

            (iii) sell, lease (as lessor), transfer or otherwise dispose of, any of the Auctioned Assets, other than assets that become obsolete or assets used, consumed or replaced in the ordinary course of business consistent with past practice (including the use of spare parts in connection with certain power generation assets of Seller described in the Offering Memorandum other than the Generating Plants or Gas Turbines);

            (iv) terminate, materially extend or otherwise materially amend any of the Contracts (other than in accordance with their respective terms) or waive any default by, or release, settle or compromise any material claim against, any other party thereto;

            (v) amend any of the Transferable Permits, other than (A) Transferable Permits not material to the operations of the Auctioned Assets as currently conducted, (B) as reasonably necessary to complete the transfer of Permits as contemplated hereby, (C) routine renewals or non-material modifications or amendments and (D) modifications, alterations and amendments contemplated by Section 7.03(b);

            (vi) enter into any Contract for the purchase, sale or storage of fuel with respect to the Auctioned Assets (whether commodity or transportation) with a term in excess of 12 months, if the aggregate future liability or receivable outstanding on the date for measurement for the purpose of this covenant for all such Contracts would be in excess of $2 million, not including any such Contract terminable by notice of not more than 30 days without penalty or cost (other than de minimis administrative costs); provided, however, that Seller may enter into Contracts for the storage of fuel with respect to the Auctioned Assets with a term ending not later than December 31, 2000 and otherwise on terms consistent with Seller's past practice;

            (vii)(A) establish, adopt, enter into or amend any Collective Bargaining Agreement or Benefits Plans, except (1) if such action would not create a Material Adverse Effect or (2) as required under applicable law or under the terms of any Collective Bargaining Agreement or (B) grant to any Affected Employee any increase in compensation, except (1) in the ordinary course of business consistent with past practice or (2) to the extent required by the terms of any Collective Bargaining Agreement, employment agreement in effect as of the date of this Agreement or applicable law;

            (viii) enter into any Contract with respect to the Auctioned Assets for goods or services not addressed in clauses (i) through (vii) with a term in excess of 12 months, if the aggregate future liability or receivable outstanding on the date for measurement for the purpose of this covenant for all such Contracts would be in excess of $2 million, not including any such Contract terminable by notice of not more than 30 days without penalty or cost (other than de minimis administrative costs); provided, however, that notwithstanding any other provision of this Agreement to the contrary, Seller may (A) enter into any Contract reasonably necessary to effect the physical, legal or operational separation of the sites on which the Auctioned Assets are located or to otherwise implement the change of ownership contemplated hereby, or subdivision, of such sites or implement the provisions of the Ancillary Agreements and (B) enter into and record the Declarations of Subdivision Easements; or

            (ix) enter into any Contract with respect to the Auctioned Assets relating to any of the transactions set forth in the foregoing clauses (i) through (viii).

            (c) Without limiting the generality of Sections 7.01(a) and (b), to the extent Section 7.01(a) or (b) prohibits Seller from entering into any Contract for goods and services in connection with maintenance or capital expenditures, Buyer agrees that Seller may request Buyer's consent to enter into such Contract, such consent not to be unreasonably withheld, and to the extent Buyer so consents, all liabilities and obligations under such Contract shall constitute Assumed Obligations and Buyer shall otherwise reimburse Seller for all its expenditures thereunder.

            (d) Notwithstanding anything in this Section 7.01 to the contrary, Seller may take any action, incur any expense or enter into any obligation with respect to the Auctioned Assets to the extent that (i) all obligations and liabilities arising with respect thereto do not constitute Assumed Obligations or (ii) Seller otherwise provides that such obligations and liabilities shall not be assumed or retained by Buyer.

            (e) Notwithstanding anything in this Section 7.01 to the contrary, Seller may (i) amend the NYPA Operating Agreement in order to (A) provide NYPA with the use of the fuel handling facilities related to the A-10 dock at Astoria for fuel oil deliveries in accordance with historic fuel deliveries to NYPA at such dock, (B) establish procedures for scheduling such fuel oil deliveries to provide a fair allocation of the right to use such fuel handling facilities, (C) provide for reimbursement of NYPA for incremental, reasonable fuel costs incurred by NYPA to obtain replacement fuel when Buyer fails to satisfy its obligations under the NYPA Agreements assumed pursuant to Section 2.03(a)(xii) and relating to the obligations described in clause (A) or clause (B) above and
(D) provide for the installation by NYPA of water meters and the allocation of charges for water as between NYPA and Buyer based on readings therefrom and (ii) obtain title to the machinery, equipment, facilities, furniture and other personal property listed on Schedule 2.02(a)(iii)(D), and Buyer agrees that the Assumed Seller Obligations under NYPA Agreements shall be deemed amended accordingly.

            SECTION 7.02. Access to Information. (a) Between the date of this Agreement and the Closing Date, Seller will, subject to the Confidentiality Agreement, during ordinary business hours and upon reasonable notice (i) give Buyer and its representatives reasonable access (A) to all books, records, plants, offices and other facilities and properties constituting the Auctioned Assets, including for the purpose of observing the operation by Seller of the Auctioned Assets and (B) to the Auctioned Assets that are not located at the Generating Plants or Gas Turbines for the purpose of preparing to store spare parts after the Closing, (ii) permit Buyer to make such reasonable inspections thereof as Buyer may reasonably request, (iii) furnish Buyer with such financial and operating data and other information with respect to the Auctioned Assets as Buyer may from time to time reasonably request, (iv) furnish Buyer upon request a copy of each material report, schedule or other document with respect to the Auctioned Assets filed by Seller with, or received by Seller from, the PSC or FERC; provided, however, that (A) any such activities shall be conducted in such a manner as not to interfere unreasonably with the operation of the Auctioned Assets, (B) Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege and (C) Seller need not supply Buyer with (1) any information or access which Seller is under a legal obligation not to supply or
(2) any information which Seller has previously supplied to Buyer. Notwithstanding anything in this Section 7.02 to the contrary, (I) Seller will not be required to provide such information or access to any employee records other than Transferring Employee Records, (II) Buyer shall not have the right to perform or conduct any environmental sampling or testing at, in, on, around or underneath the Auctioned Assets and (III) Seller shall not be required to provide such access or information with respect to any Retained Asset or Retained Liabilities.

            (b) Unless otherwise agreed to in writing by Buyer, Seller shall, for a period commencing on the Closing Date and terminating three years after the Closing Date, keep confidential and shall cause its representatives to keep confidential all Confidential Information (as defined in the Confidentiality Agreement) on the terms set forth in the Confidentiality Agreement. Except as contemplated by the following sentence, Seller shall not release any person from any confidentiality agreement now existing with respect solely to the Auctioned Assets or waive or amend any provision thereof. After the Closing Date, upon reasonable request of Buyer, Seller shall, to the maximum extent permitted by law and the applicable Bidder Confidentiality Agreement (as defined below), appoint Buyer to be Seller's representative and agent in respect of confidential information relating to the Auctioned Assets under the confidentiality agreements ("Bidder Confidentiality Agreements") between Seller and prospective purchasers of certain generation assets of Seller of which the Auctioned Assets form part.

            (c) From and after the Closing Date, Buyer shall retain all Operating Records (whether in electronic form or otherwise) relating to the Auctioned Assets on or prior to the Closing Date. Buyer also agrees that, from and after the Closing Date, Seller shall have the right, upon reasonable request to Buyer, to receive from Buyer copies of any Operating Records or other information in Buyer's possession relating to the Auctioned Assets on or prior to the Closing Date and required by Seller in order to comply with applicable law. Seller shall reimburse Buyer for its reasonable costs and expenses incurred in connection with the foregoing sentence.

            SECTION 7.03. Consents and Approvals; Transferable Permits. (a) Seller and Buyer shall cooperate with each other and (i) prepare and file (or otherwise effect) as soon as practicable all applications, notices, petitions and filings with respect to and (ii) use their reasonable best efforts (including negotiating in good faith modifications and amendments to this Agreement and the Ancillary Agreements) to obtain (A) the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals and (B) any other consents, approvals or authorizations of any other Governmental Authorities or third parties that are necessary to consummate the transactions contemplated by this Agreement or the Ancillary Agreements. Without limiting the generality of the foregoing, (1) each Party agrees to, upon the other Party's request, support such other Party's applications for regulatory approvals of the purchase and sale of the Auctioned Assets contemplated by this Agreement, (2) Buyer agrees not to seek any relief from, or modifications or amendments in respect of, any bid cap, price limitation or other market power mitigation measure or other restriction with respect to any power generation operations and assets described in or contemplated by Section 6.03(b)(iii)(B) (2) until after the Closing Date and (3) Buyer and Seller agree to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Ancillary Agreements, or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Authority vacated or reversed.

            (b) Upon execution of this Agreement, Seller shall commence the process of transferring to Buyer the Transferable Permits, including completing and filing applications and related documents with the appropriate Governmental Authorities. Seller hereby reserves the right to modify, alter or amend any Transferable Permit or to refuse to correct violations or deficiencies in respect of any Transferable Permit as long as such modification, alteration, amendment or refusal would not, individually or in the aggregate, create a Material Adverse Effect. Seller shall use its reasonable best efforts to give notice to Buyer of any modification, alteration or amendment to any Transferable Permit.

            (c) Seller shall use its reasonable best efforts to cooperate with Buyer in the transfer of Transferable Permits to Buyer by Closing. If the transfer of any

Transferable Permit cannot be completed by Closing, Buyer is hereby authorized, but not required, to act as Seller's representative and agent in respect of such Transferable Permit and to do all things necessary for effecting transfer of such Transferable Permit as soon after the Closing as is practicable, with Seller remaining the Transferable Permit "holder of record" in such case until such transfer is completed. In the case of each such Transferable Permit, Seller shall, to the maximum extent permitted by law and such Transferable Permit, enter into such reasonable arrangements with Buyer as are necessary to provide Buyer with the benefits and obligations of such Transferable Permit. If Buyer is able to complete the transfer of any Transferable Permit after Closing without the occurrence of any event that, if such event had occurred between the execution of this Agreement and the Closing, would have created, individually or in the aggregate, a Material Adverse Effect, Seller may substitute Buyer in its place and stead as the Party responsible for completing the transfer of such Transferable Permit.

            SECTION 7.04. Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the Parties will use its reasonable best efforts to take, or cause to be taken, as soon as possible, all action, and to do, or cause to be done, as soon as possible, all things necessary, proper or advisable under applicable laws and regulations to consummate the sale of the Auctioned Assets pursuant to this Agreement as soon as possible, including using its reasonable best efforts to ensure satisfaction of the conditions precedent to each Party's obligations hereunder. Prior to Buyer's submission of any application with a Governmental Authority for a regulatory approval, Buyer shall submit such application to Seller for review and comment and Buyer shall incorporate into such application any revisions reasonably requested by Seller. Neither of the Parties will, without prior written consent of the other Party, take or fail to take, or permit their respective Affiliates to take or fail to take, any action, which would reasonably be expected to prevent or materially impede, interfere with or delay the consummation, as soon as possible, of the transactions contemplated by this Agreement or the Ancillary Agreements. Without limiting the generality of the foregoing, each of the Parties shall use its reasonable best efforts to negotiate in good faith as soon as possible after the date of this Agreement, and enter into (i) the A-0 License and the A-10 License, the terms of which shall be substantially as set forth in Exhibits H and F, respectively, (ii) to the extent required to achieve subdivision of the Astoria site, one or more contracts, agreements or other arrangements satisfactory to the New

York City Fire Department regarding fire prevention at the Astoria site and
(iii) any other agreement reasonably necessary to consummate the sale of the Auctioned Assets pursuant to this Agreement as soon as possible.

            (b) From time to time after the date hereof, without further consideration and at its own expense, (i) Seller will execute and deliver such instruments of assignment or conveyance as Buyer may reasonably request to more effectively vest in Buyer Seller's title to the Auctioned Assets (subject to Permitted Exceptions and the other terms of this Agreement) and (ii) Buyer will execute and deliver such instruments of assumption as Seller may reasonably request in order to more effectively consummate the sale of the Auctioned Assets and the assumption of the Assumed Obligations pursuant to this Agreement.

            (c) Seller shall not, and shall use its reasonable best efforts to cause its Affiliates not to, sponsor or support any recommendation or application to effect prior to April 1, 2002 (i) a reduction in the locational generation capacity requirement that 80% of New York City peak electric loads must be met with in-City generation capacity, as in effect as of the date of this Agreement, unless such reduction is justified by a significant change in the transmission import capability into New York City whether as a result of actions by Seller or others, (ii) a reduction in the $105/kW-year bid and price cap in respect of capacity under the Mitigation Measures, as in effect as of the date of this Agreement or (iii) a change in the method of determining required system capability set forth in NYPP Billing Procedure 4-11 (Installed Reserve Requirements), as in effect as of the date of this Agreement that would reduce the installed reserve requirements for the winter capability period applicable to summer peaking systems if such reduction would also reduce the annual price for installed capacity that Buyer could otherwise obtain.

            (d) Seller shall join or support Buyer's application to the PSC for the certification required under Section 32(c) of the Public Utility Holding Company Act of 1935 in order for Buyer to obtain qualification, with respect to the Auctioned Assets, as an exempt wholesale generator under the Energy Policy Act of 1992.

            (e) Seller and Buyer shall cooperate in good faith to establish a transition committee to consider operational and business issues related to the purchase and sale of the Auctioned Assets.

            (f) Prior to the Closing Date, Seller shall cooperate in good faith with Buyer to enable Buyer to obtain insurance in respect of the Auctioned Assets comparable to that maintained by Seller as of the date of this Agreement.

            (g) Seller and Buyer shall cooperate in good faith to enable Buyer to obtain fuel storage capacity with respect to the Auctioned Assets.

            SECTION 7.05. Public Statements. The Parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, including any statement appearing in any filing contemplated hereby or thereby, and shall not issue any such public announcement, statement or other disclosure prior to such consultation, except as may be required by law.

            SECTION 7.06. Tax Matters. (a) All transfer and sales taxes (including any petroleum business taxes and similar excise taxes on sales of petroleum based products) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Buyer. Buyer shall prepare and file in a timely manner any and all Tax Returns or other documentation relating to such taxes; provided, however, that, to the extent required by applicable law, Seller will join in the execution of any such Tax Returns or other documentation relating to any such taxes. Buyer shall provide to Seller copies of each Tax Return described in the proviso in the preceding sentence at least 30 days prior to the date such Tax Return is required to be filed.

            (b) At Seller's election, but on no less than 10 Business Days' notice to Buyer, the transfer of the Auctioned Assets and the receipt of the Purchase Price shall be made through a qualified intermediary in a manner satisfying the requirements of Treasury Regulation Section 1.1031(k)-1(g), so long as such election by Seller does not create a Material Adverse Effect and Seller indemnifies Buyer for its additional costs and expenses incurred by reason of such election.

            (c) Each Party shall provide the other Party with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each Party shall retain and provide the other Party with any records or information which may be relevant to such return, audit, examination or proceedings. Any information obtained pursuant to this Section 7.06 (c) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other instrument relating to Taxes shall be kept confidential by the parties hereto.

            (d) If either Buyer or Seller receives a refund of Taxes in respect of the Auctioned Assets for a taxable period including the Closing Date, Buyer shall pay to Seller the portion of any such refund attributable to the portion of such taxable period prior to the Closing Date, and Seller shall pay to Buyer the portion of any such refund attributable to the portion of such taxable period on and after the Closing Date.

            SECTION 7.07. Bulk Sales or Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of any bulk sales or transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Buyer hereby waives compliance by Seller with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

            SECTION 7.08. Storage. Seller shall store for Buyer the Auctioned Assets described in the second sentence of Section 2.01 until the date that is six months after the Closing Date or, in respect of all or a portion of such Auctioned Assets, until one or more earlier dates proposed by Buyer with reasonable advance notice, which schedule shall be reasonably acceptable to Seller. Buyer agrees to reimburse Seller for its reasonable costs and expenses in connection with such storage. Buyer agrees that Seller shall have no responsibility or liability for the actual removal of such Auctioned Assets from the actual storage location, and that Buyer shall have sole responsibility therefor. Notwithstanding the provisions of Section 10.01, Buyer agrees that Seller shall have no liability for loss or damage with respect to the matters contemplated by this Section 7.08 or such Auctioned Assets, and Buyer agrees to hold each Seller Indemnitee harmless from and against all loss or damage or Indemnifiable Losses, and to indemnify each Seller Indemnitee from and against all loss or damage or Indemnifiable Losses incurred, asserted against or suffered as a result of any storage or other services provided by Seller pursuant to this Section 7.08, in each case, except to the extent any such loss or damage or Indemnifiable Loss results in whole or in part from the gross negligence or wilful or wanton acts or omissions to act of any Seller Indemnitee (or any contractor or subcontractor of Seller).

            SECTION 7.09. Information Resources. From the Closing Date until the date that is three months thereafter, Seller shall provide Buyer with access to Seller's mainframe computer only to the extent reasonably necessary to enable Buyer to use the PPMIS and MMS (in read only mode) systems and applications solely in connection with the Auctioned Assets. Buyer agrees that it will not use any such access for any purpose other than for the use of the PPMIS and MMS systems and applications solely in connection with the Auctioned Assets. Buyer acknowledges that, as long as it retains access to Seller's mainframe computer, Seller, its employees and third parties may have access to Buyer's information resources systems and applications (including the PPMIS and MMS systems and applications served by Seller's mainframe computer) . Notwithstanding the provisions of Section 10.01, Buyer agrees that Seller shall have no liability or obligation whatsoever with respect to the matters contemplated by this Section 7.09, and Buyer agrees to hold each Seller Indemnitee harmless from and against all loss or damage or Indemnifiable Losses, and to indemnify each Seller Indemnitee from and against all loss or damage or Indemnifiable Losses incurred, asserted against or suffered as a result of Buyer's access to Seller's mainframe computer pursuant to this Section 7.09, in each case, except to the extent any such loss or damage or Indemnifiable Loss results in whole or in part from the gross negligence or wilful or wanton acts or omissions to act of any Seller Indemnitee (or any contractor or subcontractor of Seller).

            SECTION 7.10. Witness Services. At all times from and after the Closing Date, each Party shall use reasonable best efforts to make available to the other Party, upon reasonable written request, its and its subsidiaries' then current or former officers, directors, employees (including former employees of Seller) and agents as witnesses to the extent that (i) such persons may reasonably be required by such requesting Party in connection with any claim, action, proceeding or investigation in which such requesting Party may be involved and (ii) there is no conflict between Buyer and Seller in such claim, action, proceeding or investigation. Such other Party shall be entitled to receive from such requesting Party, upon the presentation of invoices for such witness services, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses and direct and indirect costs of employees who are witnesses, as may be reasonably incurred in providing such witness services.

            SECTION 7.11. Consent Orders. Buyer and Seller agree to cooperate with each other and NYSDEC to facilitate the entry of a consent order between NYSDEC and Buyer, wherein Buyer will agree to assume and perform the Assumed Consent Order Obligations.

            SECTION 7.12. Nitrogen Oxide Allowances. Seller agrees to negotiate in good faith with NYSDEC for nitrogen oxide allowances to be allocated to the Auctioned Assets for any period subsequent to the year 2002.

            SECTION 7.13. Trade Names. Seller shall not object to the use by Buyer of any trade names, trademarks, service marks or logos (and any rights to and in the same, including any right to use the same) primarily relating to the Generating Facilities that contain the words "Astoria", "Gowanus" or "Narrows".

            SECTION 7.14. NYPA Agreements. (a) Seller shall, to the maximum extent permitted by law and the NYPA Agreements, enter into such reasonable arrangements with Buyer as are necessary to provide Buyer with the benefits of Seller's rights and interests under the NYPA Agreements relating to the Auctioned Assets and set forth on Schedule 7.14.

            (b) Buyer hereby acknowledges that Seller has provided it with copies of the NYPA Agreements.

            SECTION 7.15. Narrows. From the date of this Agreement to the Closing and notwithstanding anything to the contrary contained in Section 7.01, Seller shall use its reasonable best efforts to obtain in the following order of preference (a)(i) fee title, or (ii) a permanent easement to maintain and operate the existing Narrows Gas Turbines (the "Narrows Turbines") at the Narrows Gas Turbine Site in a manner consistent with the operation by Seller of the Narrows Turbines in the past or (b) if the options in clause (a) above are not capable of being obtained within a reasonable period (which period may run prior to Closing) a long term lease with a lease term of not less than 20 years having terms reasonably satisfactory to Buyer that will permit the maintenance and operation of the Narrows Turbines at the Narrows Gas Turbine Site in a manner consistent with the operation by Seller of the Narrows Turbines in the past, in each case in respect of that real property described on Schedule 7.15. From the Closing until the third anniversary of the date of this Agreement, Buyer shall, at its election, either (x) take over Seller's efforts to obtain such fee title, easement or long term lease (and in such event Buyer shall keep Seller informed of its efforts, consult with Seller in its efforts and act in a commercially reasonable manner in its efforts) and, in the event Buyer has taken over the efforts referred to above, Seller shall reimburse Buyer for its reasonable costs and expenses incurred in pursuing such efforts, or (y) require Seller to continue to use its reasonable best efforts to obtain such fee title, easement or long term lease. The amounts paid or payable to obtain such fee title, easement or long term lease shall be the responsibility of Seller; provided, however, that the amounts payable by Seller under this Section 7.15, including by way of reimbursement to Buyer, shall not exceed $5 million in the aggregate. Seller's obligations under this Section 7.15 shall cease in all respects upon such third anniversary.

                                  ARTICLE VIII

                                   Conditions

            SECTION 8.01. Conditions Precedent to Each Party's Obligation To Effect the Purchase and Sale. The respective obligations of each Party to effect the purchase and sale of the Auctioned Assets shall be subject to the satisfaction or waiver by such Party on or prior to the Closing Date of the following conditions, unless, in the case of Section 8.01(c) below, the PSC determines that such condition need not be included or complied with:

            (a) the Seller Required Regulatory Approvals and Buyer Required Regulatory Approvals, other than the Revocable Consent, shall have been obtained and all conditions to effectiveness prescribed therein or otherwise by law, regulation or order shall have been satisfied; provided, however, that if at the time any Seller Required Regulatory Approval or Buyer Required Regulatory Approval is obtained, a Party reasonably expects a request for rehearing or a challenge thereto to be filed or if a request for rehearing or a challenge thereto has been filed, in each case, which, if successful, would cause such Seller Required Regulatory Approval or Buyer Required Regulatory Approval, as the case may be, to be reversed, stayed, enjoined, set aside, annulled, suspended or substantially modified, then such Party may by notice to the other Party within five Business Days after receipt of such Seller Required Regulatory Approval or Buyer Required Regulatory Approval, as the case may be, delay the Closing until the time for requesting rehearing has expired or until such challenge is decided, in each case, whether or not any appeal thereof is pending; provided further, however, that if the Closing is delayed pursuant to the foregoing provision, the Termination Date shall be automatically extended for a period of time equal to the period of such delay;

            (b) no preliminary or permanent injunction or other order or decree by any Federal or state court of competent jurisdiction and no statute or regulation enacted by any Governmental Authority prohibiting the consummation of the purchase and sale of the Auctioned Assets (collectively, "Restraints") shall be in effect;

            (c) the ISO shall have become operational to the extent reasonably necessary to monitor market power in respect of the Auctioned Assets; and

            (d) delivery of each Continuing Site Agreement, each Declaration of Easements Agreement, each Declaration of Subdivision Easements and each Zoning Lot Development Agreement to the Title Company for recording.

            SECTION 8.02. Conditions Precedent to Obligation of Buyer To Effect the Purchase and Sale. The obligation of Buyer to effect the purchase and sale of the Auctioned Assets contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of the following additional conditions:

            (a) Seller shall have performed in all material respects its covenants and agreements contained in this Agreement which are required to be performed on or prior to the Closing Date;

            (b) the representations and warranties of Seller which are set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, create a Material Adverse Effect;

            (c) Buyer shall have received a certificate from an authorized officer of Seller, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Sections 8.02 (a) and (b) have been satisfied;

            (d) all material Permits and Environmental Permits required for Buyer to conduct the business and operations of the Auctioned Assets as currently conducted shall have been transferred or will be transferable to Buyer, or shall have been obtained or will be obtainable by Buyer, or shall have been made available to Buyer in accordance with Section 7.03(c), on, prior to or within a reasonable period of time after the Closing Date;

            (e) Buyer shall have received (i) the deeds of conveyance substantially in the form of Exhibits B-1 and B-2, respectively, (ii) a Foreign Investment in Real Property Tax Act Certification and Affidavit substantially in the form of Exhibit C and (iii) an opinion from John D. McMahon, Esq., General Counsel of Seller or other counsel reasonably acceptable to Buyer, dated the Closing Date, substantially in the form set forth in Exhibit D;

            (f) execution and delivery by Seller of each of (i) the Transition Capacity Agreement and the Zoning Lot Development Agreements and (ii) the A-10 License and the A-0 License, each in a form reasonably satisfactory to Buyer;

            (g) the Title Company shall be willing to issue to Buyer a New York form of ALTA (1992) Owner's Title Insurance Policy insuring fee title to the Buyer Real Estate in an amount equal to that portion of the Purchase Price properly allocable to Buyer Real Estate, subject only to the Permitted Exceptions;

            (h) Buyer shall have received originals of the ALTA/ACSM Land Title Surveys which include the Buyer Real Estate in addition to other property, signed by the surveyor with Buyer's name and the name of not more than one other Party designated by Buyer added to the certification set forth thereon; and

            (i)(x) There shall not be any New York State Governmental Authority with jurisdiction seeking to prevent Buyer from operating the Narrows Turbines on the Narrows Gas Turbine Site in a manner consistent with the operation of the Narrows Turbines by Seller in the past as a result of the state of title in respect of the real property described in Schedule 7.15 and (y) if (x) is not satisfied, the presence of the state of facts in (x) in and of itself and without regard to any other facts or circumstances, will not have a reasonable probability of materially and adversely affecting Buyer's ability to obtain financing for the acquisition of the Auctioned Assets (it being understood that the obtaining of a "use permit" or equivalent Permit from the appropriate Governmental Authority in form and substance reasonably satisfactory to Buyer in respect of such real property and the Narrows Turbines by Buyer shall satisfy this condition and the obtaining of fee title, an easement or long term lease satisfying the requirements of Section 7.15 shall also satisfy such condition).

            SECTION 8.03. Conditions Precedent to Obligation of Seller To Effect the Purchase and Sale. The obligation of Seller to effect the purchase and the sale of the Auctioned Assets contemplated by this Agreement shall be subject to the satisfaction or waiver by Seller on or prior to the Closing Date of the following additional conditions:

            (a) Buyer shall have performed in all material respects its covenants and agreements contained in this Agreement which are required to be performed on or prior to the Closing Date;

            (b) the representations and warranties of Buyer which are set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Buyer Material Adverse Effect" set forth therein) would not, individually or in the aggregate, create a Buyer Material Adverse Effect;

            (c) Seller shall have received a certificate from an authorized officer of Buyer, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Sections 8.03 (a) and (b) have been satisfied;

            (d) Seller shall have received an opinion substantially in the form of Exhibit E dated as of the Closing Date and from counsel reasonably acceptable to Seller;

            (e) execution and delivery by Buyer of each of (i) Transition Capacity Agreement, the Gowanus Zoning Lot Development Agreement and, unless executed and delivered prior to the Closing Date, the Astoria Zoning Lot Development Agreement and (ii) the A-10 License and the A-0 License, each in a form reasonably satisfactory to Seller;

            (f) Buyer shall have provided evidence in form and substance reasonably satisfactory to Seller of compliance by Buyer with its obligations under Article IX;

            (g) the Guarantee Agreement shall be in full force and effect;

            (h) Guarantor shall have performed in all material respects its covenants and agreements contained in the Guarantee Agreement which are required to be performed on or prior to the Closing Date;

            (i) the representations and warranties of Guarantor which are set forth in the Guarantee Agreement shall be true and correct as of the date of the Guarantee Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Guarantor Material Adverse Effect" set forth therein) would not, individually or in the aggregate, create a Guarantor Material Adverse Effect (as defined therein);

            (j) Seller shall have received a certificate from an authorized officer of Guarantor, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Sections 8.03(h) and (i) have been satisfied; and

            (k) Seller shall have received an opinion substantially in the form of Exhibit L dated the Closing Date and from counsel reasonably acceptable to Seller.

                                   ARTICLE IX

                                Employee Matters

            SECTION 9.01. Employee Matters. (a) Buyer shall offer equivalent employment at the Auctioned Assets to those employees of Seller regularly assigned by Seller to work at the Auctioned Assets on the Closing Date in the job titles and facilities listed in Schedule 9.01(a) (all such employees described above and those individuals described in the following sentence being hereinafter referred to as "Affected Employees"). Affected Employees include each such employee of Seller who is not actively at work on the Closing Date due solely to a temporary short-term absence, whether paid or unpaid, in accordance with applicable policies of Seller, including as a result of vacation, holiday, personal time, leave of absence, union leave, short- or long-term disability leave, military leave or jury duty. Affected Employees whether or not they accept an offer of employment from Buyer shall cease to be employees of Seller on the Closing Date and, to the extent they accept an offer of employment from Buyer, their period of employment by Buyer shall begin on the Closing Date. Seller shall be responsible for any obligation to provide employee benefits to an Affected Employee prior to such employee's period of employment by Buyer.

            All such offers of employment will be made (x) in accordance with all applicable laws and regulations, and (y) for employees represented by Utility Workers' Union of America AFL-CIO and its Local Union 1-2 ("Local 1-2"), in accordance with the Local 1-2 Collective Bargaining Agreement (as defined in Schedule 9.01(b)). Each Affected Employee who becomes employed by Buyer pursuant to this Section 9.01(a) shall be referred to herein as a "Continued Employee".

            Buyer may commence discussions concerning offers for employment beginning on the Closing Date to Affected Employees at any time following the date of this Agreement.

            Seller acknowledges and agrees that Buyer may discharge any of its obligations under this Article IX through one of its Affiliates; provided, however, that Buyer shall in no event be relieved from the full liabilities and the full financial responsibility under this Article IX.

            (b) Schedule 9.01(b) sets forth the collective bargaining agreement, and amendments thereto, to which Seller is a party in connection with the Auctioned Assets (the "Collective Bargaining Agreement"). Affected Employees who are included in the collective bargaining unit covered by the Collective Bargaining Agreement are referred to herein as "Affected Union Employees". Each Continued Employee who is an Affected Union Employee shall be referred to herein as a "Continued Union Employee". On the Closing Date, Buyer will assume the terms and conditions of the Collective Bargaining Agreement, except as set forth in Section 9.02 (b) below, as it relates to Affected Union Employees until the expiration date of the Collective Bargaining Agreement. Buyer will comply with its legal obligations with respect to collective bargaining under Federal labor law for the employees at the Auctioned Assets in the job titles or related work responsibilities of the Affected Union Employees, and Buyer will comply with all applicable obligations thereunder as the new owner of the Auctioned Assets. Buyer shall recognize Local 1-2 as the exclusive collective bargaining representative of the employees at the Auctioned Assets in the job titles or related work responsibilities of the Affected Union Employees and Buyer agrees that, should any other business entity (regardless of its relationship to Buyer) acquire all or a portion of the Auctioned Assets from Buyer prior to the expiration date of the Collective Bargaining Agreement, Buyer will require such business entity to (i) offer employment to Affected Union Employees employed by Buyer at the Auctioned Assets immediately prior to the change in ownership, (ii) recognize Local 1-2 as the exclusive collective bargaining representative of Buyer's employees at the Auctioned Assets in the job titles and work responsibilities of the Affected Union Employees, and (iii) assume the terms and conditions of the Collective Bargaining Agreement as they relate to Affected Union Employees from the date of such acquisition through the expiration date of the Collective Bargaining Agreement.

            SECTION 9.02. Continuation of Equivalent Benefit Plans/Credited Service. (a) For not less than three years following the Closing Date, Buyer shall maintain compensation (including base pay and bonus compensation) and employee benefits and employee benefit plans and arrangements for each Continued Employee who is not a Continued Union Employee (a "Continued Non-Union Employee") which are at least equivalent to those provided pursuant to the compensation, employee benefits and employee benefit plans and arrangements in effect on the Closing Date for the Affected Employees who are not Affected Union Employees. Such total compensation shall be based upon (x) such employee's existing individual base pay, (y) such employee's authorized overtime, if applicable, and (z) the average bonus and benefit component for such employee's salary plan level, as consistently applied by Seller, apportioned according to such employee's base pay. No provision of this Agreement shall affect any Continued Non-Union Employee's status as an employee-at-will.

            (b) From the Closing Date until the expiration date of the Collective Bargaining Agreement, Buyer shall provide to each Continued Union Employee benefits and employee benefit plans and arrangements which are equivalent to those provided under such Collective Bargaining Agreement. Such benefits, plans and arrangements include the following: (i) hospital, medical, dental, vision care and prescription drug benefits (including employee contributions to be made on a pre-tax basis), (ii) health care and dependent care flexible spending accounts; (iii) employer-provided basic group term life and accidental death and dismemberment insurance; (iv) employee-paid group universal life and spousal and dependent child life insurance; (v) sick allowance (short term disability) and long term disability benefits; (vi) business travel accident insurance and crime protection insurance; (vii) occupational accidental death insurance; (viii) adoption benefits and child care and elder care referral benefits; (ix) tuition aid benefits; (x) vacation and holidays; (xi) employee stock purchase plan (including employer matching contributions) and (xii) defined benefit pension and 401(k) plan benefits. In providing such benefits, Buyer shall have the right, subject to any applicable laws, to use different providers from those used by Seller and to establish Buyer's own benefit plans or use Buyer's existing benefit plans. For purposes hereof, except as provided in Section 9.04(b), Buyer shall have no obligation to maintain a fund holding or measured by common stock of Seller's parent under any of Buyer's plans or arrangements, notwithstanding any such fund maintained by Seller under its plans and arrangements.

            (c) Continued Employees shall be given credit by Buyer for all service with Seller and its Affiliates under all existing or future employee benefit and fringe benefit plans, programs and arrangements of the Buyer ("Buyer Benefit Plans") in which they become participants. The service credit given by Buyer shall be for purposes of eligibility, vesting, eligibility for early retirement and early retirement subsidies, benefit accrual and service-related level of benefits. Buyer shall assume and honor all vacation, sick and personal days accrued and unused by Continued Employees through the Closing Date in accordance with Seller's applicable policies and arrangements.

            SECTION 9.03. Pension Plan. (a) Effective as of the Closing Date, Buyer shall have in effect defined benefit pension plans ("Buyer's Pension Plans") intended to be (i) qualified pursuant to Section 401(a) of the Code and
(ii) nonqualified, in order to provide for benefits which would otherwise be payable under the applicable qualified plan but for the application of Sections 401(a)(17) and 415 of the Code, providing benefits as of the Closing Date identical in all material respects (except for such changes as may be required by law) to the benefits provided to them under Seller's Pension Plans (as defined below), in particular (x) for Continued Non-Union Employees, such Buyer's Pension Plans to provide benefits identical in all material respects to those benefits provided under Seller's Retirement Plan for Management Employees and Seller's

Supplemental Retirement Income Plan, and (y) for Continued Union Employees, such Buyer's Pension Plans to provide benefits identical in all material respects to those provided under Seller's Pension and Benefits Plan (collectively, "Seller's Pension Plans"), in each case, as of the Closing Date. Buyer acknowledges and agrees that one such material respect is to count age after termination of employment for purposes of satisfying requirements for early retirement eligibility and early retirement subsidies.

            (b) Continued Employees participating in Seller's Pension Plans immediately prior to the Closing Date shall become participants in Buyer's Pension Plans as of the Closing Date. Without limiting the generality of Section 9.02(c), Continued Employees shall receive credit for all compensation and service with Seller (subject to the terms of Seller's Pension Plans) for purposes of eligibility for participation, vesting, eligibility for early retirement and early retirement subsidies and benefit accrual under Buyer's Pension Plans. Seller shall be responsible for Continued Employees' pension benefits accrued up to the Closing Date, and Buyer shall be responsible for pension benefits accrued by such Continued Employees on and after the Closing Date as provided herein. Buyer may offset against the accrued benefits determined under Buyer's Pension Plans the accrued benefits determined under Seller's Pension Plans. For the purpose of this Section 9.03(b), "accrued benefit" means the amount that would be paid as a life annuity at normal retirement age irrespective of the date of actual distribution from either Seller's or Buyer's Pension Plans. Seller shall make pension distributions to Continued Employees of the vested portion of their accrued benefits in accordance with the terms of Seller's Pension Plans as in effect from time to time. As soon as reasonably practicable following the Closing Date, Seller shall provide Buyer a list showing, as of the Closing Date, the accrued benefit of each Continued Employee under Seller's Pension Plans.

            (c) In the event that any other business entity (regardless of its relationship to Buyer) acquires all or a portion of the Auctioned Assets from Buyer at any time prior to the third anniversary of the Closing Date in the case of Continued Non-Union Employees and prior to the expiration date of the Collective Bargaining Agreement in the case of Continued Union Employees, Buyer will require such entity to maintain the defined benefit plans, provide the benefits and recognize compensation and service with Seller and Buyer to the same extent as Buyer is required under Sections 9.03 (a) and (b) above.

            SECTION 9.04. 401(k) Plan. (a) Effective as of the Closing Date, Buyer shall have in effect tax-qualified defined contribution plans that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code ("Buyer's 401(k) Plans") that will provide benefits that are identical in all material respects (except for such changes as may be required by law) to those provided by (i) Seller's Thrift Savings Plan for Management Employees, in the case of Continued Non-Union Employees, and (ii) Seller's Retirement Income Savings Plan for Weekly Employees, in the case of Continued Union Employees (such Seller plans herein referred to collectively as "Seller's 401(k) Plans"), in each case, as of the Closing Date. Each Continued Employee participating in Seller's 401(k) Plans immediately prior to the Closing Date shall become a participant in Buyer's 401(k) Plans as of the Closing Date. Continued Employees shall receive credit for all service with Seller for purposes of eligibility and vesting under Buyer's 401(k) Plans.

            (b) At such time after the Closing Date as Seller is reasonably satisfied that Buyer's 401(k) Plans meet the requirements for qualification under Section 401(a) of the Code, Seller shall cause to be transferred to Buyer's 401(k) Plans in a trust-to-trust transfer in common stock of Seller's parent (as provided in the following sentence) and cash (or other property reasonably acceptable to Buyer) an amount equal to the value of the assets held in the accounts of all Continued Employees (including any outstanding loan balances of Continued Employees in Seller's 401(k) Plans), subject to any qualified domestic relations orders. In connection therewith, Buyer shall establish an investment fund under Buyer's 401(k) Plans to which shall be transferred the shares of common stock of Seller's parent (or any successor thereto) which, as of the date of transfer, are credited to the accounts of the Continued Employees under Seller's 401(k) Plans. After the Closing Date and prior to any such transfer, Buyer shall cooperate with Seller in the administration of distributions to and loan repayments by Continued Employees. Prior to such transfer of assets, Seller shall vest any unvested benefits of Continued Employees under Seller's 401(k) Plans. Following any such transfer of assets, Buyer shall assume all obligations and liabilities of Seller under Seller's 401(k) Plans with respect to such Continued Employees, and Seller shall have no further liability to Buyer or any Continued Employee with respect thereto.

            SECTION 9.05. Welfare Plans. (a) Continued Employees and their dependents who are eligible to participate in Seller's current welfare benefits plans, programs or arrangements shall be eligible to participate in the welfare benefits plans, programs or arrangements maintained or established by Buyer ("Buyer's Welfare Plans"), effective as of the Closing Date. Effective as of the Closing Date, any and all limitations as to pre-existing conditions and actively-at-work exclusions and waiting periods under Buyer's Welfare Plans shall be waived by Buyer with respect to Continued Employees and their eligible dependents to the extent satisfied under Seller's applicable Welfare Plans. In addition, effective as of the Closing Date, Buyer shall cause Buyer's Welfare Plans to recognize any out-of-pocket health care expenses incurred by Continued Employees and their eligible dependents prior to the Closing Date and during the calendar year in which such Closing Date occurs for purposes of determining their deductibles and out-of-pocket maximums under Buyer's Welfare Plans. Seller shall retain responsibility under Seller's welfare plans for claims relating to expenses incurred by Continued Employees and their eligible dependents prior to the Closing Date. Buyer shall have responsibility under Buyer's Welfare Plans for claims relating to expenses incurred by Continued Employees and their eligible dependents on and after the Closing Date.

            (b) Effective as of the Closing Date, Buyer shall have in effect health care and dependent care reimbursement account plans for the benefit of each Continued Employee, the terms of which shall (i) be identical in all material respects to the Flexible Reimbursement Account Plans for Management and Weekly Employees of Seller ("Seller's Reimbursement Account Plans") as in effect on the Closing Date and (ii) give full effect to, and continue in effect, salary reduction elections made under Seller's Reimbursement Account Plans. Prior to the Closing Date, Seller shall cause the accounts of Continued Employees under Seller's Reimbursement Account Plans to be segregated into separate health care and dependent care reimbursement accounts (the "Segregated Reimbursement Accounts"), and such Segregated Reimbursement Accounts shall be transferred to and assumed by Buyer as of the Closing Date.

            (c) Buyer shall, subject to any applicable laws, provide a retiree health program identical in all material respects to Seller's retiree health program as in effect on the Closing Date to each Continued Employee who terminates his employment with Buyer within three years after the Closing Date, in the case of a Continued Non-Union Employee, and on or prior to the expiration date of the Collective Bargaining Agreement, in the case of a Continued Union Employee, and, in each case, who at the time of such termination of employment satisfies the eligibility requirements for such retiree health program provided by Buyer; provided, however, that Seller shall remain liable, pursuant to Seller's retiree health program, for all Continued Employees who satisfy, as of the Closing Date, the eligibility requirements then in effect for Seller's retiree health program.

            SECTION 9.06. Short- and Long-Term Disability. Effective as of the Closing Date, Buyer shall have in effect short- and long-term disability plans for the benefit of Continued Employees, the cost of which to Continued Employees shall be the same as under, and the terms of which are identical in all material respects to, Seller's applicable plans as in effect as of the Closing Date. Any and all waiting periods and pre-existing condition clauses shall be waived under Buyer's short- and long-term disability plans with respect to Continued Employees.

            SECTION 9.07. Life Insurance and Accidental Death and Dismemberment Insurance. Effective as of the Closing Date, Buyer shall have in effect group term life insurance, group universal life insurance, accidental death and dismemberment insurance, occupational accidental death insurance, business travel accident insurance and crime protection insurance plans for the benefit of Continued Employees, the cost of which to Continued Employees shall be the same as under, and terms of which are identical in all material respects to, Seller's applicable plans that provide such benefits to Continued Employees immediately prior to the Closing Date.

            SECTION 9.08. Severance. (a) Effective as of the Closing Date, Buyer shall have in effect a severance plan covering Continued Non-Union Employees that contains terms identical in all material respects to those under Seller's Severance Pay Plan for Management Employees as of the Closing Date.

            (b) Buyer shall, subject to any applicable laws, provide a special separation allowance for any Continued Employee whose employment with Buyer is terminated involuntarily by Buyer other than for cause on or prior to, in the case of Continued Non-Union Employees, three years after the Closing Date and, in the case of Continued Union Employees, the expiration date of the Collective Bargaining Agreement. Such allowance shall be not less than the sum of four weeks pay plus one week pay for each completed year of service (as determined by aggregating each affected individual's respective service with Seller and Buyer) and shall be payable by Buyer (to the extent not paid pursuant to any Buyer severance plan referenced in Section 9.08 (a)) in a lump sum within 30 days after termination of employment. In addition, in the case of each Continued Non-Union Employee described in the first sentence of this Section 9.08(b), Buyer shall pay (to the extent not paid pursuant to any Buyer severance plan referenced in Section 9.08 (a)) the Continued Non-Union Employee a lump sum equal to the excess of (i) the actuarial equivalent of the Employee's "potential benefit" under the applicable Buyer's Pension Plans, which such Employee would receive if such Employee's employment continued until three years after the Closing Date and such Employee's base and incentive compensation for such deemed additional period was the same as in effect on the date of such Employee's termination of employment with Buyer, over (ii) the actuarial equivalent of such Employee's "actual benefit" under the applicable Buyer's Pension Plans, as of the date of such Employee's termination of employment from Buyer. For the purpose of the foregoing sentence, (i) the term "potential benefit" shall refer to the monthly pension that would have been payable to the applicable Employee commencing on the first day of the month following the latest of (A) the last day of the deemed additional period, (B) Employee's attainment of age 55, or (C) the earlier of (1) the first date as of which the sum of such Employee's age and years of service, as taken into account in determining the actuarial reduction for commencement prior to normal retirement age that is to be applied to his accrued benefit under the applicable Buyer's Pension Plans, equals 75 or (2) such Employee's attainment of age 65, (ii) the term "actual benefit" shall refer to the monthly pension payable to such Employee under the applicable Buyer's Pension Plans commencing as of the date determined in accordance with clause (i) of this sentence, and (iii) the actuarial equivalent of the "potential benefit" and the "actual benefit" shall each be a lump sum payable as of the date of such Employee's termination of employment from Buyer, determined on the basis of the interest rate used to determine the amount of lump sum distributions and, to the extent applicable, other actuarial assumptions then in effect under the applicable Buyer's Pension Plans. Buyer shall also provide outplacement services to such terminated Continued Non-Union Employee appropriate to the level of the Employee's position and job responsibilities. Buyer shall also continue to provide or cause to be provided to any such terminated Continued Employee health insurance coverage and group term and universal life insurance coverage at the same rates as for active Continued Employees for a period equal to the number of weeks of separation allowance which any such terminated Continued Employee is entitled to from Buyer. Buyer shall have the right to require a release in form reasonably satisfactory to Buyer as a condition for eligibility to receive such separation allowance. The allowance shall not apply to Continued Employees whose employment is terminated due to death or expiration of sick allowance or other authorized leave of absence or who terminate employment voluntarily. If at any time during the three-year period following the Closing Date, Buyer shall assign a Continued Non-Union Employee to work on a regular basis at a location that is more than fifty miles from the location to which such Employee is assigned as of the Closing Date, Buyer shall offer such Employee the option to terminate employment and receive the severance benefits set forth in this Section 9.08(b) in lieu of the reassignment.

            SECTION 9.09. Workers Compensation. Effective as of the Closing Date, Buyer shall have in effect a workers compensation program for Continued Employees that shall provide coverage identical in all material respects to Seller's workers compensation program as of the Closing Date.

                                    ARTICLE X

                     Indemnification and Dispute Resolution

            SECTION 10.01. Indemnification. (a) Seller will indemnify and hold harmless Buyer and its Affiliates and their respective directors, officers, employees and agents (collectively with Buyer and its Affiliates, the "Buyer Indemnitees") from and against any and all claims, demands or suits by any person, and all losses, liabilities, damages, obligations, payments, costs and expenses (including reasonable legal fees and expenses and including costs and expenses incurred in connection with investigations and settlement proceedings) (each, an "Indemnifiable Loss"), as incurred, asserted against or suffered by any Buyer Indemnitee relating to, resulting from or arising out of:

            (i) any breach by Seller of any covenant or agreement of Seller contained in this Agreement or, prior to their expiration in accordance with Section 12.03, the representations and warranties contained in Sections 5.01, 5.02, 5.03 and 5.17;

            (ii) the Retained Liabilities;

            (iii) noncompliance by Seller with any bulk sales or transfer laws as provided in Section 7.07; or

            (iv) any breach by Seller of any Ancillary Agreement.

            (b) Buyer will indemnify and hold harmless Seller and its Affiliates and their respective directors, officers, trustees, employees and agents (collectively with Seller and its Affiliates, the "Seller Indemnitees") from and against any and all Indemnifiable Losses, as incurred, asserted against or suffered by any Seller Indemnitee relating to, resulting from or arising out of:

            (i) any breach by Buyer of any covenant or agreement of Buyer contained in this Agreement or, prior to their expiration in accordance with Section 12.03, the representations and warranties contained in Sections 601, 6.02, 6.03 and 6.05;

            (ii) the Assumed Obligations;

            (iii) any obligation resulting from any action or inaction of Buyer
      (A) under any Contract or warranty pursuant to Section 2.04(b) (whether acting as principal or representative and agent for Seller pursuant to
      Section 2.04(b) or otherwise), (B) pursuant to Section 2.05 or Section
      7.14 (in each case, whether acting as representative or agent for Seller or otherwise) or (C) pursuant to any Transferable Permit in respect of which Seller remains the holder of record after the Closing Date pursuant to Section 7.03(c); or

            (iv) any breach by Buyer of any Ancillary Agreement

            (c) The amount of any Indemnifiable Loss shall be reduced to the extent that the relevant Buyer Indemnitee or Seller Indemnitee (each, an "Indemnitee") receives any insurance proceeds with respect to an Indemnifiable Loss and shall be (i) increased to take account of any Tax Cost incurred by the Indemnitee arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any Tax Benefit realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other person, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith, will promptly be repaid by the Indemnitee to the Party required to provide indemnification hereunder (the "Indemnifying Party") with respect to such Indemnifiable Loss.

            (d) To the fullest extent permitted by law, neither Party nor any Buyer Indemnitee or any Seller Indemnitee shall be liable to the other Party or any other Buyer Indemnitee or Seller Indemnitee for any claims, demands or suits for consequential, incidental, special, exemplary, punitive, indirect or multiple damages connected with or resulting from any breach after the Closing Date of this Agreement or the Ancillary Agreements (other than breach of this Article X), or any actions undertaken in connection with or related hereto or thereto, including any such damages which are based upon breach of contract, tort (including negligence and misrepresentation), breach of warranty, strict liability, statute, operation of law or any other theory of recovery.

            (e) The rights and remedies of Seller and Buyer under this Article X are, solely as between Seller and Buyer, exclusive and in lieu of any and all other rights and remedies which Seller and Buyer may have under this Agreement, the Ancillary Agreements (except as expressly provided in any Continuing Site Agreement or any Declaration of Easements Agreement) or otherwise for monetary relief with respect to (i) any breach of, or failure to perform, any covenant or agreement set forth in this Agreement or the Ancillary Agreements by Seller or Buyer, (ii) any breach of any representation or warranty by Seller or Buyer,
(iii) the Assumed Obligations or the Retained Liabilities, (iv) noncompliance by Seller with any bulk sales or transfer laws and (v) any obligation in respect of
Section 2.04, Section 2.05, Section 7.03 or Section 7.14. Each Party agrees that the previous sentence shall not limit or otherwise affect any non-monetary right or remedy which either Party may have under this Agreement or the Ancillary Agreements or otherwise limit or affect either Party's right to seek equitable relief, including the remedy of specific performance.

            (f) Buyer and Seller agree that, notwithstanding Section 10.01(e), each Party shall retain, subject to the other provisions of this Agreement, including Sections 10.01(d) and 12.03, all remedies at law or in equity with respect to (i) fraud or wilful or intentional breaches of this Agreement or the Ancillary Agreements and (ii) gross negligence or wilful or wanton acts or omissions to act of any Indemnitee (or any contractor or subcontractor thereof) on or after the Closing Date.

            SECTION 10.02. Third Party Claims Procedures. (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any person who is not a Party or an Affiliate of a Party (a "Third Party Claim") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 Business Days after the Indemnitee's receipt of notice of such Third Party Claim; provided, however, that a failure to give timely notice will not affect the rights or obligations of any Indemnitee except if, and only to the extent that, as a result of such failure, the Indemnifying Party was actually prejudiced. Such notice shall describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee.

            (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party; provided, however, that such counsel is not reasonably objected to by the Indemnitee; and provided further that the Indemnifying Party first admits in writing its liability to the Indemnitee with respect to all material elements of such claim. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnitee will (i) cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, (ii) not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent and (iii) agree to any settlement, compromise or discharge of a Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim. In the event the Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnitee shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Indemnifying Party does not assume the defense of any such Third Party Claim, the Indemnitee may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Indemnifying Party of the terms of the proposed settlement and the Indemnifying Party will promptly reimburse the Indemnitee upon written request. Anything contained in this Agreement to the contrary notwithstanding, no Indemnifying Party shall be entitled to assume the defense of any Third Party Claim if such Third Party Claim seeks an order, injunction or other equitable relief or relief for other than monetary damages against the Indemnitee which, if successful, would materially adversely affect the business of the Indemnitee; provided, however, that such Indemnifying Party shall continue to be obligated to such Indemnitee pursuant to Section 10.01(a) or (b), as the case may be, for all Indemnifiable Losses relating to, resulting from or arising out of such Third Party Claim.

                                   ARTICLE XI

                                   Termination

            SECTION 11.01. Termination. (a) This Agreement may be terminated at any time prior to the Closing by an instrument in writing signed on behalf of each of the Parties.

            (b) This Agreement may be terminated by Seller or Buyer if the Closing shall not have occurred on or before the date that is 12 months from the date of this Agreement (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 11.01(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

            (c) This Agreement may be terminated by either Seller or Buyer if any Restraint having any of the effects set forth in Section 8.01(b) shall be in effect and shall have become final and nonappealable; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 11.01(c) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint.

                                   ARTICLE XII

                            Miscellaneous Provisions

            SECTION 12.01. Expenses. Except to the extent specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

            SECTION 12.02. Amendment and Modification; Extension; Waiver. This Agreement may be amended, modified or supplemented only by an instrument in writing signed on behalf of each of the Parties. Either Party may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or (iii) waive compliance by the other Party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of a Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            SECTION 12.03. No Survival of Representations or Warranties. Each and every representation and warranty contained in this Agreement, other than the representations and warranties contained in Sections 5.01, 5.02, 5.03 and
5.17 and 6.01, 6.02, 6.03 and 6.05 (which representations and warranties shall survive for 18 months from the Closing Date), shall expire with, and be terminated and extinguished by the Closing and no such representation or warranty shall survive the Closing Date. From and after the Closing Date, none of Seller, Buyer or any officer, director, trustee or Affiliate of any of them shall have any liability whatsoever with respect to any such representation or warranty. The expiration of the representations and warranties contained in Sections 5.01, 5.02, 5.03 and 5.17 and 6.01, 6.02, 6.03 and 6.05 shall not affect the Parties' obligations under Article X if the Indemnitee provided the Indemnifying Party with proper notice of the claim or event for which indemnification is sought prior to such expiration.

            SECTION 12.04. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the

Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

            if to Seller, to:

                  Consolidated Edison Company of New York, Inc.
                  4 Irving Place
                  New York, NY 10003
                  Telecopy No.: (212) 677-0601
                  Attention: General Counsel

            with a copy on or prior to the Closing Date to:

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, NY 10019
                  Telecopy No.: C212) 474-3700
                  Attention: George W. Bilicic, Jr., Esq.

            if to Buyer, to:

                  Astoria Generating Company, L.P.
                  c/o Orion Power Holdings, Inc.
                  111 Market Place
                  Suite 520
                  Baltimore, MD 21202
                  Telecopy No.: (410) 468-3699
                  Attention: General Counsel

            with a copy on or prior to the Closing Date to:

                  Thelen Reid & Priest LLP
                  Two Embarcadero Center
                  Suite 2100
                  San Francisco, CA 94111
                  Telecopy No.: (415) 421-1068
                  Attention: Thomas B. Glascock, Esq.

            SECTION 12.05. Assignment; No Third Party Beneficiaries. (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, including by operation of law, without the prior written consent of the other Party, except (i) in the case of Seller (A) to an Affiliate of Seller or a third party in connection with the transfer of the Transmission System to such Affiliate or third party or (B) to a lending institution or trustee in connection with a pledge or granting of a security interest in all or any part of the

Transmission System and this Agreement and (ii) in the case of Buyer (A) to an Affiliate of Buyer in connection with the transfer of the Auctioned Assets to such Affiliate and (B) to a lending institution or trustee in connection with a pledge or granting of a security interest in the Auctioned Assets and this Agreement; provided, however that no assignment or transfer of rights or obligations by either Party shall relieve it from the full liabilities and the full financial responsibility, as provided for under this Agreement, unless and until the transferee or assignee shall agree in writing to assume such obligations and duties and the other Party has consented in writing to such assumption.

            (b) Nothing in this Agreement is intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person, including, with respect to continued or resumed employment, any employee or former employee of Seller (including any beneficiary or dependent thereof). No provision of this Agreement shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder.

            SECTION 12.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

            SECTION 12.07. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            SECTION 12.08. Interpretation. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" or equivalent words. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in the Ancillary Agreements and any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            SECTION 12.09. Jurisdiction and Enforcement. (a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in Section 12.04 (or such other address specified by such Party from time to time pursuant to Section 12.04) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            (b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any Ancillary Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any Ancillary Agreement and to enforce specifically the terms and provisions of this Agreement or any Ancillary Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 12.10. Entire Agreement. This Agreement, the Confidentiality Agreement and the Ancillary Agreements including the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein and other contracts, agreements and instruments contemplated hereby or thereby, embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein. This Agreement and the Ancillary Agreements supersede all prior agreements' and understandings between the Parties with respect to the transactions contemplated by this Agreement other than the Confidentiality Agreement.

            SECTION 12.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            SECTION 12.12. Conflicts. Except as expressly otherwise provided herein or therein, in the event of any conflict or inconsistency between the terms of this Agreement and the terms of any Ancillary Agreement, the terms of this Agreement shall prevail.

            IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                     CONSOLIDATED EDISON COMPANY OF
                                     NEW YORK, INC.,

                                       by
                                          /s/ Joan S. Freilich
                                          --------------------------------
                                          Name: Joan S. Freilich
                                          Title: Executive Vice President


                                     ASTORIA GENERATING COMPANY,

                                       BY: ORION POWER NEW YORK GP II, INC.,

                                       by
                                          /s/ Jack A. Fusco
                                          --------------------------------
                                          Name: Jack A. Fusco
                                          Title: President

STATE OF NEW YORK    )
                     )   SS.:
COUNTY OF NEW YORK   )


            On this 2nd day of March 1999, before me personally appeared Joan S. Freilich, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that his signature on the instrument, the individual, or the corporation upon behalf of which the individual acted, executed the instrument.


                                               /s/ Carole Sobin
                                             --------------------
                                                 NOTARY PUBLIC

STATE OF NEW YORK    )
                     )   SS.:
COUNTY OF NEW YORK   )


            On this 2 day of March 1999, before me personally appeared Jack A. Fusco, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that his signature on the instrument, the individual, or the corporation upon behalf of which the individual acted, executed the instrument.


                                             /s/ Graceanne T. Favara
                                           ---------------------------
                                                  NOTARY PUBLIC

                                    EXHIBITS

                                       TO

                                GENERATING PLANT
                                 AND GAS TURBINE
                        ASSET PURCHASE AND SALE AGREEMENT


                                       FOR


                            ASTORIA GENERATING PLANTS

                   LOCATED AT ASTORIA, QUEENS COUNTY, NEW YORK

                              GOWANUS GAS TURBINES

                   LOCATED AT BROOKLYN, KINGS COUNTY, NEW YORK

                                       AND

                              NARROWS GAS TURBINES

                   LOCATED AT BROOKLYN, KINGS COUNTY, NEW YORK

                                                                     EXHIBIT A-1

                               ASTORIA ZONING LOT
                              DEVELOPMENT AGREEMENT

                                 By and Between

                           CONSOLIDATED EDISON COMPANY
                                OF NEW YORK, INC.

                                       and

 The land affected by the within instrument lies in Block 850, Lots 1, 50, 200, 300 on the Tax Map of the City of New York, County of Queens.

                                    Address:

                              Record and Return to:

                               Robert Selya, Esq.
                  Consolidated Edison Company of New York, Inc.
                                 4 Irving Place
                            New York, New York 10003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. EXISTING DEVELOPMENT RIGHTS ...................................   -3-

ARTICLE II. REQUIREMENTS FOR DEVELOPMENT ON THE ZONING LOT ...............   -5-

ARTICLE III. ENLARGING OR DIMINISHING THE ZONING LOT .....................  -10-

ARTICLE IV. CONVEYANCE OF PORTIONS OF THE ZONING LOT .....................  -14-

ARTICLE V. VIOLATIONS/REAL ESTATE TAXES ..................................  -15-

ARTICLE VI. BINDING EFFECT ...............................................  -17-

ARTICLE VII. MISCELLANEOUS ...............................................  -19-

SCHEDULE I ...............................................................  -30-

SCHEDULE II ..............................................................  -31-

SCHEDULE III .............................................................  -32-

SCHEDULE IV ..............................................................  -33-

                    ASTORIA ZONING LOT DEVELOPMENT AGREEMENT
                        [Arthur Kill Bundle Closes First]

            AGREEMENT dated as of __________, 1999, by and between CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation ("Grantor"), and ___________, a ___________ corporation ("Grantee") ("Grantor" and "Grantee" collectively referred to as the "Parties").

                                   WITNESSETH

            WHEREAS, Grantee (also the "Lot 1 Owner") is acquiring title in fee to the real property ("Lot 1") together with any buildings and improvements located thereon ("Lot 1 Buildings") in the City of New York, located in the Borough of Queens, County of Queens, designated as Block 850, Lot 200 in the Tax Map of the City of New York and known as the Astoria Gas Turbines, and more particularly described in Schedule I annexed hereto and made a part hereof (Lot 1 and the Lot 1 Buildings being hereinafter collectively referred to as the "Lot 1 Premises"); and

            WHEREAS. Grantor (also the "Lot 2 Owner") owns certain real property ("Lot 2") together with any buildings and improvements located thereon ("Lot 2 Buildings") in the City of New York, located in the Borough of Queens, County of Queens, designated as Block 850, Lot 50 in the Tax Map of the City of New York and known as the Astoria Generating Station, and more particularly described in
Schedule II annexed hereto and made a part hereof (Lot 2 and the Lot 2 Buildings being hereinafter collectively referred to as the "Lot 2 Premises"), which it intends to sell; and

            WHEREAS, Grantor (also the "Lot 3 Owner") owns certain real property ("Lot 3") together with the buildings and improvements located thereon ("Lot 3 Buildings") in the City of New York, located in the Borough of Queens, County of Queens, designated as Block 850, Lot 300 in the Tax Map of the City of New York and known as the Astoria Tank Farm, and more particularly described in Schedule III annexed hereto and made a part hereof (Lot 3 and the Lot 3 Buildings being hereinafter collectively referred to as the "Lot 3 Premises"), which it intends to sell; and

            WHEREAS, Grantor (also the "Lot 4 Owner") owns certain real property ("Lot 4") together with the buildings and improvements located thereon ("Lot 4 Buildings") in the City of New York, located in the Borough of Queens, County of Queens, designated as Block 850, Lot 1 in the Tax Map of the City of New York, and more particularly described in Schedule IV annexed hereto and made a part hereof (Lot 4 and the Lot 4 Buildings being hereinafter collectively referred to as the "Lot 4 Premises") which it will retain after selling Lots 1, 2 and 3 (Lot 1 Owner, Lot 2 Owner, Lot 3 Owner and Lot 4 Owner collectively referred to as the "Owners" or the "Parties", individually as an "Owner"; Lot 1 Buildings, Lot 2 Buildings, Lot 3 Buildings and Lot 4 Buildings collectively referred to as the "Buildings"; and Lot 1 Premises, Lot 2 Premises. Lot 3 Premises and Lot 4 Premises collectively referred to as the "Premises"); and

            WHEREAS, Lot 1, Lot 2, Lot 3 and Lot 4 (collectively, the "Lots," each a "Lot") are located on the same zoning lot (the "Zoning Lot") as that term is defined in Section 12-10 of the Zoning Resolution of the City of New York, effective December 15, 1961, as amended from time to time (the "Zoning Resolution"); and

            WHEREAS, the Power Authority of the State of New York owns certain real property in the City of New York, located in the Borough of Queens, County of Queens, designated as Block 850, Lot 100 in the Tax Map of the City of New York, which is or may be located on the Zoning Lot; and

            WHEREAS, the Parties wish to define their continuing obligations and responsibilities with respect to their respective Premises located on the Zoning Lot.

            NOW THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows:

                     ARTICLE I. EXISTING DEVELOPMENT RIGHTS

            Section 1.1. Owners' Development Rights.

      (A) Each Owner covenants to the other Owners, their successors and assigns for the benefit of and as an appurtenance to their respective Lots that from and after the date hereof, no building, structure, equipment or other improvement on its Lot, or combination of improvements, including any addition to or extension of its Buildings, shall be erected or installed or allowed or suffered to exist on its Lot, and no repair, alteration, reconstruction or rebuilding of its Buildings (following a casualty or otherwise) shall be made or allowed or suffered to be made:

            (i) having a total Floor Area, as defined in the Zoning Resolution, in excess of the greater of (x) the amount of Floor Area that would be available to its Lot under the Zoning Resolution if its Lot were considered to be a separate zoning lot and (y) the amount of Floor Area existing on the Owner's Lot on the date of this Agreement (the "Owner Lot Maximum Floor Area"), or

            (ii) resulting in the creation on its Lot of (x) a new use that does not conform to the use regulations in the Zoning Resolution, (y) a failure of any building or structure on its Lot to comply with any provision of the Zoning Resolution, including without limitation coverage, yard and bulk requirements, or (z) an increase in the degree to which any such structure or building fails to comply with the Zoning Resolution, in each case treating its Lot as if it were a separate zoning lot.

      (B) Subject to applicable laws, rules and regulations, each Owner shall have the absolute right to construct replacement buildings on its Lot not violative of the restrictions set forth in subsection (A) of this Section 1.1; provided however, that if as a result of any amendment or change in the Zoning Resolution, the Zoning Lot shall become entitled to fewer development rights in the future, then each Owner shall have the right to construct replacement buildings or other improvements on its Lot with a Floor Area equal to the lesser of (i) the amount of Floor Area that would be available to its Lot under the Zoning Resolution, as amended, if its Lot were considered to be a separate zoning lot, (ii) the amount of permissible Floor Area remaining on its Lot, taking into account the existing Floor Area on the other Lots, and (iii) its proportionate share of the permissible Floor Area available on all the Lots combined based on the proportion that its Lot area bears to the aggregate area of all the Lots; and, provided further, that if as a result of any amendment or change in the Zoning Resolution, the Zoning Lot shall become entitled to additional development rights in the future, then each Owner shall have the right to enlarge the existing improvements or construct new improvements on its Lot to the extent that would be permitted by the Zoning Resolution, treating all the Lots as if they were separate zoning lots, and subject to all applicable provisions of the Zoning Resolution, provided such enlargement or new construction shall not reduce the Floor Area available for use on the other Owners' Lots.

           ARTICLE II. REQUIREMENTS FOR DEVELOPMENT ON THE ZONING LOT

            Section 2.1. The Owners hereby agree that construction plans and specifications for, and applications to, the New York City Department of Buildings or the New York City Department of Business Services, or such other governmental agency with jurisdiction over the permitting process for demolition, alteration and construction of buildings or structures (each a "Permitting Agency"), for or in connection with any building or structure on their respective Lots, shall be separate and independent from one another and shall be filed with the applicable Permitting Agency so as to obtain separate "new building" and/or "alteration" treatment and numbers and separate certificates of occupancy, as applicable, each to the extent allowed by law.

            Section 2.2. No Owner shall make any application, or any amendment, modification, supplement or withdrawal relating thereto (collectively the "Applications", individually an "Application") to any Permitting Agency for any construction of or alteration, reconstruction or other similar work in any building or other structure on its Lot, respectively, which could in any way, except as set forth herein, restrict the rights of any other Owner with respect to use of Floor Area on such Owner's Lot.

            Section 2.3. Floor Area Survey. The first Owner who shall file with any Permitting Agency a permit for work that would result in increased Floor Area on such Owner's Lot (for purposes of this Section 2.3, the "Commissioning Party") shall commission a floor area survey of the Lots and, if possible, the entire Zoning Lot (the "Floor Area Survey"), which may also contain the lot owned by the Power Authority of the State of New York. Such survey shall be performed by an appropriately licensed professional satisfactory to all the Owners and the cost of such survey shall be borne by the Commissioning Party. The Commissioning Party shall submit the Floor Area Survey to the other Owners for their review and approval, which review shall be completed within thirty (30) days of each such Owner's receipt of such Survey and which approval shall not be unreasonably withheld. Any disagreements regarding the Survey shall be resolved in the best professional judgement of the licensed professional performing the work. If the Commissioning Party does not receive comments during such thirty (30) day period, the Floor Area Survey shall be deemed approved.

            Section 2.4. Cooperation.

      (A) The Owners shall cooperate with one another in all reasonable respects in connection with Applications, if any, required to be made by any Owner to any Permitting Agency for permits or approvals for alteration, reconstruction or replacement of that Owner's Buildings or for new structures on that Owner's Lot, and shall execute any such properly prepared Application at the request of that Owner (for purposes of this Section 2.4, the "Requesting Party"), provided that any building or other structure to be erected on that Owner's Lot shall be built in accordance with applicable law and shall conform to the requirements set forth in Section 1.1(A) herein. No less than thirty (30) days prior to the Requesting Party's intended submission of an executed Application to a Permitting Agency, however, it shall submit to the other Owners (i) a certification prepared by the architect of record demonstrating that the Application being filed is consistent with the requirements set forth in Section 1.1.(A) herein, (ii) a copy of any completed Application, in a form suitable for submission to such Permitting Agency, and (iii) a copy of any plans and specifications relating to the work described in the application, in a form suitable for submission to such Permitting Agency. The Requesting Party shall be responsible for the professional fees incurred by the other Party in reviewing the Application and related materials.

      (B) Such cooperation shall include granting access to the professional performing the Floor Area Survey, in accordance with Section 2.3. herein, but shall not include any action which would create any rights of access to the other Owners' Lots or Buildings or grant to the Requesting Party any rights relating to such Lots or Buildings which are not expressly stated herein or in any other agreement between the Owners or binding upon the Zoning Lot. All Applications shall be made in accordance with all applicable laws. The right of any Owner to alter, reconstruct or replace its Buildings shall in such cases be subject to the restrictions and/or benefits of the Zoning Resolution and other provisions of law as same may hereafter be amended or enacted and in effect at the time that such Applications are made.

      (C) Each Owner covenants and agrees to file a copy of this Agreement together with any Application for a permit submitted to any Permitting Agency, and to deliver to the other Owners copies of any Applications for building and other permits and any plans and specifications submitted to any Permitting Agency, in each case except permits for interior work, maintenance and repair that have no effect on Floor Area.

            Section 2.5. Performance of Work.

      (A) All work to be performed under this Agreement by an Owner (for purposes of this section, the "Entering Party") affecting its Premises (i) shall not impair the structural integrity of any Building situated on any other Lot;
(ii) shall not be undertaken until the Entering Party shall have procured and paid for all required permits; (iii) except for routine maintenance activity, shall not be undertaken until the Entering Party shall have submitted to the other Owners all applicable documents, plans and specifications; (iv) shall be performed in accordance with good industry practice and in compliance with all applicable laws, ordinances, orders, codes, rules and regulations; (v) shall be performed by the Entering Party's employees or by contractors fully insured, licensed (to the extent required by applicable law) and competent to do the work being undertaken; (vi) shall be performed in a manner that does not materially adversely affect or substantially interfere with the use and enjoyment by any Owner of its Premises, except (if at all) temporarily, and then only to the extent necessary to do the work, and (vii) shall be diligently prosecuted to completion. During any construction or reconstruction work, the construction site shall be kept in an orderly, clean and safe condition.

      (B) The Entering Party shall pay when due all claims for labor performed or material furnished and not permit any lien of mechanics or materialmen to attach, and if any such liens do attach, the Entering Party shall not permit such liens to unreasonably interfere with any other Owner's financing arrangements or work. The Entering Party shall also be responsible for the professional fees incurred any other Owner in reviewing the Entering Party's plans and specifications.

      (C) The review of or comments on any documents, drawings, plans, specifications or other documentation provided by the Entering Party shall not relieve the Entering Party of, or affect in any way, its responsibility for the correctness and adequacy of the work to be performed. The other Owners shall have no liability whatsoever with respect to any review or non-review of any documentation submitted to it by the Entering Party.

            Section 2.6. Performance of Work in Exercising Self-Help Rights.

      (A) All work to be performed under this Agreement by an Owner (for purposes of this Section 2.6, the "Curing Party") affecting any other Owner's Premises in accordance with Article IV hereof, (i) shall not impair the structural integrity or operation of any Building situated on any other Owner's Lot; (ii) shall not be undertaken until the Curing Party shall have procured and paid for all required permits; (iii) except for routine maintenance activity, shall not be undertaken until the Curing Party shall have submitted to the other Owners all applicable documents, plans and specifications; (iv) shall be performed in accordance with good industry practice and in compliance with all applicable laws, ordinances, orders, codes, rules and regulations; (v) shall be performed by the Curing Party's employees or by contractors fully insured, licensed (to the extent required by applicable law) and competent to do the work being undertaken; (vi) shall be performed in a manner that does not materially adversely affect or substantially interfere with the use and enjoyment by any Owner of its Premises, except (if at all) temporarily, and then only to the extent necessary to do the work, and (vii) shall be diligently prosecuted to completion. During any construction or reconstruction work, the construction site shall be kept in an orderly, clean and safe condition.

      (B) The Curing Party shall pay when due all claims for labor performed or material furnished and not permit any lien of mechanics or materialmen to attach, and if any such liens do attach, the Curing Party shall not permit such liens to unreasonably interfere with any other Owner's financing arrangements or work. The Curing Party shall not be responsible for the professional fees incurred by the other Owners in reviewing the Curing Party's plans and specifications.

      (C) The review of or comments on any documents, drawings, plans, specifications or other documentation provided by the Curing Party shall not relieve the Curing Party of, or affect (in any way, its responsibility for the correctness and adequacy of the work to be performed. The other Owners shall have no liability whatsoever with respect to any review or non-review of any documentation submitted to them by the Curing Party.

      (D) Whenever the Curing Party shall intend to enter upon the Premises of another Owner to perform any work in exercising its Self-Help Rights as defined in Article IV hereof, the Curing Party shall give the affected Owner (i) at least twenty-four (24) hours' prior written notice or (ii) immediate verbal notification followed by written notice in the case of any emergency.

      (E) Notwithstanding the provisions of this Article II, any work to be performed by a Curing Party affecting the easement and license areas governed by the Astoria Declaration of Subdivision Easements and the Astoria Declaration of Easements made by Grantor shall be governed by the requirements contained in such agreements.

              ARTICLE III. ENLARGING OR DIMINISHING THE ZONING LOT

            Section 3.1. If requested by an Owner (for purposes of this Section 3.1, the "Requesting Party"), each other Owner shall execute, acknowledge and deliver a Declaration of Zoning Lot Restrictions, any such other necessary documents, and amendments to this Agreement for the purpose of enlarging the Zoning Lot so as to include one or more additional parcels; provided that (i) the execution of the Declaration of Zoning Lot Restrictions, any such other documents, and any such amendment to this Agreement does not increase the responsibilities or liabilities or reduce the rights of any other Owner, (ii) any action requested of any Owner by the Requesting Party pursuant to this Section 3.1 shall be without cost or recourse to any such Owner, and (iii) such Declaration of Zoning Lot Restrictions, any such other documents, and any such amendment to this Agreement shall not grant to the Requesting Party any rights relating to an Owner's Premises which are not expressly stated herein. The Requesting Party shall promptly pay, or reimburse any Owner for, any cost or expenses incurred by such Owner arising under this Section 3.1.

            Section 3.2. In the event that the Lot 4 Owner shall seek to effectuate a zoning lot subdivision which would remove Lot 4, or any other parcel of land which is part of the Zoning Lot, from the Zoning Lot, whether or not in conjunction with any other Lot being subdivided from the Zoning Lot simultaneously therewith, each Owner shall use its best efforts to assist the Lot 4 Owner in accomplishing said subdivision in the most expeditious manner possible. Such cooperation shall include completing such Applications, executing such documents and performing such work as may be necessary to meet the requirements of the Permitting Agency or Agencies overseeing the zoning lot subdivision process.

            Each Owner shall bear a portion of the aggregate costs related to the zoning lot subdivision process, including without limitation (x) utility separation work and associated costs and (y) administrative expenses (collectively, "Aggregate Zoning Lot Subdivision Costs"), in the proportion that the area of each Owner's Lot bears to the combined area of the Lots. Notwithstanding the foregoing, Aggregate Zoning Lot Subdivision Costs shall exclude the costs of bringing each Owner's Buildings into compliance with the standards necessary to effectuate a zoning lot subdivision ("Compliance Costs"). Each Owner's Compliance Costs shall be borne exclusively by such Owner.

            Upon final zoning lot subdivision approval by the Permitting Agency(ies), the Aggregate Zoning Lot Subdivision Costs shall be computed by adding the costs incurred by each Owner ("Actual Subdivision Costs"). Each Owner shall keep records of all its expenditures and make available to the other Owners copies of all such records evidencing its Actual Subdivision Costs. If, after computation of the Aggregate Zoning Lot Subdivision Costs, an Owner's Actual Subdivision Costs exceeds its proportionate share of the Aggregate Zoning Lot Subdivision Costs, then that Owner shall be reimbursed for any such excess by the Owner(s) whose Actual Subdivision Costs are lower than their respective share(s) of the Aggregate Zoning Lot Subdivision Costs, in order that each Owner shall bear its proportionate share of the Aggregate Zoning Lot Subdivision Costs.

            Section 3.3. Each Owner (for purposes of this Section 3.3, the "Agreeing Party") agrees and consents that any other Owner or Owners may execute any Declaration of Zoning Lot Restrictions, any such other necessary documents, and any amendment of this Agreement that is entered into for the purpose of enlarging the Zoning Lot as provided above in Section 3.1 above, without its joinder, waiver, consent or other act of such Agreeing Party, provided that such agreement, document or amendment (i) only increases the size of the Zoning Lot,
(ii) only affects the rights of parties other than such Agreeing Party in and to said Zoning Lot and (iii) does not otherwise adversely affect the rights of such Agreeing Party in and to said Zoning Lot. Notwithstanding that any such Declaration of Zoning Lot Restrictions, other necessary documents, or amendment to this Agreement may be executed without the joinder, waiver, consent or other act of such Agreeing Party, each Agreeing Party agrees, upon demand of an Owner, to execute, acknowledge and deliver any such agreement, other document or amendment or deliver any requested waiver or consent, and to use commercially reasonable efforts to cause any parties-in-interest, as such term is defined in connection with the definition of zoning lot in Section 12-10 of the Zoning Resolution of the City of New York, effective December 15, 1961, as amended from time to time ("Parties-in-Interest"), on the enlarged Zoning Lot to waive each of their rights to execute the Declaration of Zoning Lot Restrictions or any such other documents.

            Section 3.4. Each Owner (for purposes of this Section 3.4, the "Agreeing Party") agrees and consents that the Lot 4 Owner may execute any Declaration of Zoning Lot Restrictions, any other such necessary documents, and any amendment of this Agreement that is entered into for the purpose of diminishing the Zoning Lot as provided above in Section 3.2 above, without its joinder, waiver, consent or other act of such Agreeing Party, provided that such agreement, document or amendment (i) only diminishes the size of the Zoning Lot,
(ii) only affects the rights of parties other than such Agreeing Party in and to said Zoning Lot and (iii) does not otherwise adversely affect the rights of such Agreeing Party in and to said Zoning Lot. Notwithstanding that any such Declaration of Zoning Lot Restrictions, other necessary documents, or amendment to this Agreement may be executed without the joinder, waiver, consent or other act of such Agreeing Party, each Agreeing Party agrees, upon demand of the Lot 4 Owner, to execute, acknowledge and deliver any such agreement, other document or amendment or deliver any requested waiver or consent, and to use commercially reasonable efforts to cause any Parties-in-Interest on the diminished Zoning Lot to waive each of their rights to execute the Declaration of Zoning Lot Restrictions or any such other documents.

            Section 3.5. Each Owner acknowledges that the owners of other properties which may hereafter be merged into the Zoning Lot by any other Owner may have reserved or retained certain development rights attributable to their properties, and each Owner (for purposes of this Section 3.5, a "Covenanting Party") covenants and agrees not to
(i) utilize, or attempt to utilize, all or any portion of any such reserved or retained floor area or zoning and development rights in any future development or alteration of its Premises or (ii) make any application to any Permitting Agency to incorporate all or any portion of any such reserved or retained floor area or zoning and development rights into its Premises. The provisions of this
Section 3.5 shall inure to the benefit of each Owner and each owner of properties hereafter merged into the Zoning Lot and shall be enforceable by each of them directly against each Covenanting Party in the event of a breach thereof by such Covenanting Party.

            Section 3.6. Each Owner agrees that in the event of an enlargement of the Zoning Lot by an Owner, prior to recording any Declaration of Zoning Lot Restrictions, this Agreement shall be amended to reflect the enlargement of the Zoning Lot and the owner of the parcel being merged into the Zoning Lot shall execute the amended Agreement and subject its property to the terms hereof.

              ARTICLE IV. CONVEYANCE OF PORTIONS OF THE ZONING LOT

            Section 4.1. Notwithstanding anything to the contrary contained in this Agreement, either Party (for purposes of this Section 4.1, a "Conveying Party") may from time to time convey unimproved portions of its Lot without the consent of the other Party (the "Non-Conveying Party"); provided, however, that such conveyance(s) shall not create a non-conforming use or non-compliance for any zoning lot containing the Non-Conveying Party's Lot or any building thereon, or result in an increase in any existing non-compliance or non-conformity on any such zoning lot, or in any way reduce the floor area allowable or restrict the uses permissible in any building thereon. The Non-Conveying Party hereby agrees to execute and deliver, and to use best efforts to cause the same to be done by all other parties in interest in respect of its Lot, any documents that the Conveying Party may reasonably deem necessary in connection with the conveyance of any unimproved portion of its Lot, provided all documents shall be in form and content reasonably satisfactory to the Non-Conveying Party. Upon said conveyance, the remaining portion of the Conveying Party's Lot and the conveyed portion of said Lot shall be treated as separate zoning lots for purposes of determining the development rights on their Lots under this Agreement.

                     ARTICLE V. VIOLATIONS/REAL ESTATE TAXES

            Section 5.1. Each Party covenants and agrees to cure and remove of record with diligence any and all violations, the circumstances or conditions of which arise after the date of this Agreement, of the Zoning Resolution, any building code, fire code, or other law, ordinance, regulation or requirement of record or issued by any municipal, state or federal agency, hereafter in force and effect with respect to its Premises ("Violations") which may in any manner adversely affect the other Party's Premises or any actions which the other Party may wish to undertake with respect thereto pursuant to and consistent with this Agreement. If each such Party (for purposes of this Section 5.1, a "Violating Party") has not, within thirty (30) days after it receives notice of each Violation, cured such Violation, or if not susceptible of being cured within such thirty (30) day period, if such Violating Party has not commenced diligently to prosecute a cure of such Violation until completion, or, in the case of an emergency immediately by verbal notice followed by written notice, the other Party shall have the right, at the Violating Party's expense, to cure said Violation ("Self Help Rights") and such Violating Party hereby grants to the other Party the right of access to such Violating Party's Premises for such purpose. Each such Violating Party shall pay to the other Party on demand sums equal to all costs incurred by each such Party as a result of the failure by such Violating Party to cure its Violations, including all fines, penalties and expenses and reasonable attorneys' fees and disbursements.

            Section 5.2. The Parties acknowledge that their separate interests require that tax assessments concerning their respective Premises be separate and independent and that each Party shall be responsible for the payment of the real estate taxes owing on its respective Premises. Each Party agrees, that in the event the Department of Finance of the City of New York (the "Department of Finance") has not issued permanent tax lot numbers for the Lots as of the Closing Date effectuating such separate and independent treatment, it shall promptly perform such acts and execute and deliver such documents as may reasonably be required in support of separate tax lot treatment. In the intervening period following the Closing Date but prior to the issuance of a tax bill reflecting the issuance of permanent tax lot numbers, the Parties shall use best efforts to obtain an apportionment by the Department of Finance of real property tax assessments and real property tax liens among the Premises and shall pay their respective proportionate shares of the real estate taxes prior to the date upon which such taxes would become delinquent. If the Parties are unable to obtain such an apportionment from the Department of Finance, they shall apportion the real estate taxes attributable to the Buildings. structures and equipment on their respective Lots based on the most recent tax bill or, if such breakdown by structures and equipment is not available, based on the original book cost as of the last calendar year end preceding the taxable status date. The taxes attributable to land would be allocated among the Parties based on the relative land area of their Lots. Upon the issuance of permanent tax lot numbers for each such Lot and for so long as the properties remain as separate and independent tax lots, each such Party shall be free to institute tax certiorari proceedings with respect to its Premises. At any time prior to the issuance by the Department of Finance of separate, final tax lot numbers as aforesaid, the Parties shall cooperate with each other in deciding whether to carry out and in instituting such certiorari proceedings.

                           ARTICLE VI. BINDING EFFECT

            Section 6.1. Covenants Running with the Land. The benefits and burdens, rights and obligations created by this Agreement shall be appurtenant to and run with and burden and be binding upon the Lots, and shall inure to the benefit of and be binding upon the Parties and those claiming by, through, or under them until this Agreement shall terminate. The covenants, agreements, terms, provisions and conditions of this Agreement shall bind and benefit the successors in interest (as owners of the Lots, whether by sale, foreclosure or otherwise) of the Parties, any party who joins in a Declaration of Zoning Lot Restrictions for the purpose of enlarging or diminishing the Zoning Lot in accordance with Article III hereof, and any such party's successors and assigns, as the case may be, with the same effect as if mentioned in each instance when a Party is named or referred to, it being understood and agreed that upon any transfer of ownership (whether by sale, foreclosure or otherwise) of all or any part of the Lots, each such successor in interest shall, without the requirement of any further documentation, thereupon and thereafter assume, and perform and observe, any and all of the obligations of its predecessors in interest under this Agreement with respect to such Lot (or portion thereof). Notwithstanding the foregoing, each Party shall use reasonable efforts to cause any such successor in interest to execute an agreement in recordable form pursuant to which such successor in interest shall assume any and all obligations of its predecessors in interest under this Agreement; provided, however, that the failure to obtain any such agreement shall not detract from the provisions of the previous sentence.

            Section 6.2. Assignment. Neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any Party, except (1) to a party acquiring all or any portion of a Lot and this Agreement or (2) to a lending institution or trustee in connection with a pledge or granting of a security interest in all or any part of a lot and this Agreement, without the prior written consent of the other Party; and provided further, that no assignment or transfer of rights or obligations by a Party shall release it from the full liabilities and full financial responsibility, as provided for under this Agreement, unless and until (x) the transferee or assignee shall agree in writing to assume such obligations and duties, (y) the other Party has consented in writing to such release, and (z) a counterpart of that assumption agreement has been duly recorded in the Office of the City Register for the County in which the Lots are located. To the extent that rights hereunder are assigned to the holder of any mortgage encumbering any of the Premises, or any interest therein, they shall be enforceable by any such assignee after default under any such mortgage.

            Section 6.3. Zoning Lot Subdivision. Upon final approval by the applicable Permitting Agency of the zoning lot subdivision separating Lot 4 or any other Lots from the

Zoning Lot, Lot 4 and any such other Lots shall no longer be subject to this Agreement. If the applicable Permitting Agency shall finally approve a zoning lot subdivision separating all the Lots from one another, this Agreement shall thereupon terminate. Notwithstanding the above, each Party's rights and obligations arising prior to said termination shall survive the termination of this Agreement.

                           ARTICLE VII. MISCELLANEOUS

            Section 7.1. Force Majeure.

      (A) Notwithstanding anything in this Agreement to the contrary, no Party shall have any liability or be otherwise responsible to the other for its failure to carry out its obligations, with the exception of any obligation to pay money, under this Agreement if and only to the extent that it becomes impossible for either Party to so perform as a result of any occurrence or event which is beyond the reasonable control, and does not result from any fault or negligence, of the Party affected (each a "Force Majeure Event"), including any act of God, strike or other labor disturbance, act of a public enemy, war, act of terrorism, riot, any other civil disturbance, fire, storm, lightning, flood, earthquake, any other natural disasters, explosion, materials shortage. breakage or accident to machinery or equipment, any order or regulation or restriction imposed by any court, administrative or regulatory agency or commission or other governmental entity or instrumentality, domestic, foreign or supranational or any department thereof (each a "Governmental Authority"), failure of a contractor or subcontractor cause by a Force Majeure Event and transportation delays and stoppages.

      (B) If a Party shall rely on the occurrence of a Force Majeure Event as a basis for being excused from performance of its obligations under this Agreement, then the Party relying on such occurrence shall (i) provide prompt written notice of such Force Majeure Event to the other Party(ies) giving an estimate of its expected duration and the probable impact on the performance of its obligations hereunder, (ii) exercise its reasonable best efforts to continue to perform its obligations under this Agreement, (iii) expeditiously take action to correct or cure the Force Majeure Event (provided that settlement of strikes or any other labor dispute will be completely within the sole discretion of the Party affected by such strike or labor dispute), (iv) exercise its reasonable best efforts to mitigate or limit damages to the other Party and (v) provide prompt notice to the other Party(ies) of the cessation of the Force Majeure Event.

            Section 7.2. Default and Remedies. In the event that a Party defaults, breaches or otherwise fails to perform any obligation of such Party under this Agreement, the other Party shall have the right to all remedies available at law or in equity, including the right to injunctive relief and the right to exercise its Self-Help Rights (and shall be entitled to correlative reimbursement in connection therewith) without any requirement to pursue or exhaust any other remedies available to such Party under any other agreement. All such remedies shall be cumulative and not exclusive. A Party shall have the right, following notice to the other Party, to take such action as it may deem necessary or advisable, including payment of any delinquent taxes, to prevent a foreclosure for nonpayment of taxes or other action by a Governmental Authority that might affect its rights and interests hereunder and any such action shall be deemed an exercise of Self-Help Rights (and, accordingly, give rise to correlative reimbursement rights). The right to reimbursement shall not include the right to recover punitive or consequential damages. In the event a Party is entitled to reimbursement hereunder and same is not satisfied within thirty (30) days after written demand by the Party entitled to same, the unpaid obligations shall constitute a lien against the defaulting Party's Lot; provided, however, that the payment of any monetary obligations which become due and payable by a Party after recordation of a mortgage on such Party's Lot granted to an independent third party regularly engaged in the business of making mortgage loans shall be subordinate to the payment of the obligations secured by such mortgage.

            Section 7.3. Recording. Grantee shall record this Agreement immediately after the execution of this Agreement and the acquisition of its Lots and shall bear the costs of recording.

            Section 7.4. Notices. All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice):

            To Grantee:



            with a copy to:

            To Grantor:

            Consolidated Edison Company of New York, Inc.
            4 Irving Place
            New York, New York 10003
            Attn: Director of Real Estate

            with a copy to:

            Consolidated Edison Company of New York, Inc.
            4 Irving Place
            New York, New York 10003
            Attn: Senior Vice President and General Counsel

or at such other address in the United States of America as may be designated by any of the Parties in a written notice given in accordance with the provisions of this Section 7.4. The attorney for any Party may send notices on that Party's behalf.

            Section 7.5. Estoppel Certificate. Each Party agrees, within ten
(10) day's after written request by the other, to execute, acknowledge and deliver to and in favor of any present or proposed lender, Mortgagee, ground lessor, purchaser, tenant or the like of all or any part of the other Party's Lot, an estoppel certificate, in a form reasonably satisfactory to such lender, Mortgagee, ground lessor, purchaser, tenant or the like, stating, among other things: (i) whether this Agreement is in full force and effect; (ii) whether this Agreement has been modified or amended and, if so, identifying and describing any such modification or amendment; (iii) whether there are any sums then due and owing under this Agreement from either Party to the other, and if so, specifying the amount thereof and reason therefor; and (iv) whether the Party giving such certificate knows of any default (or event which, with the passage of time, the giving of notice, or both, would constitute a default) on the part of the other Party, or has any outstanding claim against the other Party arising under this Agreement and, if so, specifying the nature of such default or claim.

            Section 7.6. Waivers by Subsequent Parties-in-Interest. If an interest attaches to either Party's Premises subsequent to the date hereof which would otherwise confer upon the holder of such interest the status of a Party-in-Interest, any modification, amendment or termination of this Agreement that is entered into for the purpose of enlarging or subdividing the Zoning Lot or for the purpose of modifying or terminating the provisions of this Agreement as they affect the Zoning Lot, as it may be enlarged or diminished, may be executed without the joinder, waiver, consent or other act of the holder of such interest. Notwithstanding the foregoing, the affected Party shall obtain from such holder a waiver of execution of any subsequent amendments to this Agreement and to subordinate its interest to such Agreement, as it may be amended.

            Section 7.7. Mortgagees' Status. Except as set forth in Section 7.2 hereof, the Parties intend that this Agreement be superior to any mortgages or other instruments evidencing security for indebtedness granted by either Party from time to time with respect to its Lot. Accordingly, each Party agrees to obtain and deliver to the other Party such documents and instruments, in recordable form, as may be reasonably necessary or requested by the other Party to evidence and confirm the subordination of any such mortgages or other security instruments to the provisions of this Agreement.

            Section 7.8. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by either Party shall bind the Parties as if they had each executed the same counterpart.

            Section 7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

            Section 7.10. Extension; Waiver. Any Party may extend the time for performance of any of the obligations or other acts of the other Party or waive compliance by the other Party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of a Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            Section 7.11. No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person.

            Section 7.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            Section 7.13. Amendment and Modification. This Agreement may be amended, modified or supplemented only by an instrument in writing signed on behalf of the owners from time to time of each Lot.

            Section 7.14. Jurisdiction and Enforcement.

      (A) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in
Section 7.4 (or such other address specified by such Party from time to time pursuant to Section 7.4) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      (B) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 7.15. Interpretation. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            Section 7.16. Avoidance of Duplication. In the event that a Party owns more than one Lot, when the Agreement requires that certain actions be taken or not taken with respect to each Lot, the Party with more than one Lot shall comply with respect to all of its Lots, each taken individually; provided, however, that a Party with more than one Lot shall not be required to notify itself of actions, submit plans for its own review, make payments to itself, or take such

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement.

                                        CONSOLIDATED EDISON COMPANY
                                        OF NEW YORK, INC.


                                        By:_______________________
                                         Name:
                                         Title:


                                        Grantee


                                        By:_____________________
                                         Name:
                                         Title:

STATE OF NEW YORK    )
                     ) SS:
COUNTY OF NEW YORK   )

            On this __ day of_______ 199_, before me personally appeared _____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that his signature on the instrument, the individual, or the corporation upon behalf of which the individual acted, executed the instrument.


                                            ____________________________
                                                  NOTARY PUBLIC


STATE OF NEW YORK    )
                     ) SS:
COUNTY OF NEW YORK   )

On this __ day of ________ 199_, before me personally appeared _______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that his signature on the instrument, the individual, or the corporation upon behalf of which the individual acted, executed the instrument.


                                            ____________________________
                                                  NOTARY PUBLIC

                                                                     EXHIBIT A-2

                               ASTORIA ZONING LOT

                              DEVELOPMENT AGREEMENT

                                 By and Between

                           CONSOLIDATED EDISON COMPANY
                                OF NEW YORK, INC.

                                       and

                        ASTORIA GENERATING COMPANY, L.P.

 The land affected by the within instrument lies in Block 850, Lots 1, 50, 200, 300 on the Tax Map of the City of New York, County of Queens

                                    Address:




                              Record and Return to:

                               Robert Selya, Esq.
                  Consolidated Edison Company of New York, Inc.
                                 4 Irving Place
                            New York, New York 10003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. EXISTING DEVELOPMENT RIGHTS ...................................   -3-

ARTICLE II. REQUIREMENTS FOR DEVELOPMENT ON THE ZONING LOT ...............   -5-

ARTICLE III. ENLARGING OR DIMINISHING THE ZONING LOT .....................  -10-

ARTICLE IV. CONVEYANCE OF PORTIONS OF THE ZONING LOT .....................  -14-

ARTICLE V. VIOLATIONS/REAL ESTATE TAXES ..................................  -15-

ARTICLE VI. BINDING EFFECT ...............................................  -17-

ARTICLE VII. MISCELLANEOUS ...............................................  -19-

SCHEDULE I ...............................................................  -30-

SCHEDULE II ..............................................................  -31-

SCHEDULE III .............................................................  -32-

SCHEDULE IV ..............................................................  -33-

                    ASTORIA ZONING LOT DEVELOPMENT AGREEMENT
                          [Astoria Bundle Closes First]

            AGREEMENT dated as of ____________________, 1999, by and between CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation ("Grantor"), and ASTORIA GENERATING COMPANY, L.P., a Delaware limited partnership ("Grantee") ("Grantor" and "Grantee" collectively referred to as the "Parties").

                                   WITNESSETH:

            WHEREAS, Grantee (also the "Lot 1 Owner") is acquiring title in fee to the real property ("Lot 1") together with any buildings and improvements located thereon ("Lot 1 Buildings") in the City of New York, located in the Borough of Queens, County of Queens, designated as Block 850, Lot 50 in the Tax Map of the City of New York and known as the Astoria Generating Station, and more particularly described in Schedule I annexed hereto and made a part hereof (Lot 1 and the Lot 1 Buildings being hereinafter collectively referred to as the "Lot I Premises"); and

            WHEREAS, Grantee (also the "Lot 2 Owner") is also acquiring title in fee to the real property ("Lot 2") together with any buildings and improvements located thereon ("Lot 2 Buildings") in the City of New York, located in the Borough of Queens, County of Queens, designated as Block 850, Lot 300 in the Tax Map of the City of New York and known as the Astoria Tank Farm, and more particularly described in Schedule II annexed hereto and made a part hereof (Lot 2 and the Lot 2 Buildings being hereinafter collectively referred to as the "Lot 2 Premises"); and

            WHEREAS, Grantor (also the "Lot 3 Owner") owns certain real property ("Lot 3") together with the buildings and improvements located thereon ("Lot 3 Buildings") in the City of New York, located in the Borough of Queens, County of Queens, designated as Block 850, Lot 200 in the Tax Map of the City of New York and known as the Astoria Gas Turbines, and more particularly described in
Schedule III annexed hereto and made a part hereof (Lot 3 and the Lot 3 Buildings being hereinafter collectively referred to as the "Lot 3 Premises"), which it intends to sell; and

            WHEREAS, Grantor (also the "Lot 4 Owner") owns certain real property ("Lot 4") together with the buildings and improvements located thereon ("Lot 4 Buildings") in the City of New York, located in the Borough of Queens, County of Queens, designated as Block 850, Lot 1 in the Tax Map of the City of New York, and more particularly described in Schedule IV annexed hereto and made a part hereof (Lot 4 and the Lot 4 Buildings being hereinafter collectively referred to as the "Lot 4 Premises") which it will retain after selling Lots 1, 2 and 3 (Lot 1 Owner, Lot 2 Owner, Lot 3 Owner and Lot 4 Owner collectively referred to as the "Owners" or the "Parties", individually as an "Owner"; Lot 1 Buildings, Lot 2 Buildings, Lot 3 Buildings and Lot 4 Buildings collectively referred to as the "Buildings"; and Lot 1 Premises, Lot 2 Premises, Lot 3 Premises and Lot 4 Premises collectively referred to as the "Premises"); and

            WHEREAS, Lot 1, Lot 2, Lot 3 and Lot 4 (collectively, the "Lots," each a "Lot") are located on the same zoning lot (the "Zoning Lot") as that term is defined in Section 12-10 of the Zoning Resolution of the City of New York, effective December 15, 1961, as amended from time to time (the "Zoning Resolution"); and

            WHEREAS, the Power Authority of the State of New York owns certain real property in the City of New York, located in the Borough of Queens, County of Queens, designated as Block 850, Lot 100 in the Tax Map of the City of New York, which is or may be located on the Zoning Lot; and

            WHEREAS, the Parties wish to define their continuing obligations and responsibilities with respect to their respective Premises located on the Zoning Lot.

            NOW THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows:

                     ARTICLE I. EXISTING DEVELOPMENT RIGHTS

            Section 1.1. Owners' Development Rights.

      (A) Each Owner covenants to the other Owners, their successors and assigns for the benefit of and as an appurtenance to their respective Lots that from and after the date hereof, no building, structure, equipment or other improvement on its Lot, or combination of improvements, including any addition to or extension of its Buildings, shall be erected or installed or allowed or suffered to exist on its Lot, and no repair, alteration, reconstruction or rebuilding of its Buildings (following a casualty or otherwise) shall be made or allowed or suffered to be made:

            (i) having a total Floor Area, as defined in the Zoning Resolution, in excess of the greater of (x) the amount of Floor Area that would be available to its Lot under the Zoning Resolution if its Lot were considered to be a separate zoning lot and (y) the amount of Floor Area existing on the Owner's Lot on the date of this Agreement (the "Owner Lot Maximum Floor Area"), or

            (ii) resulting in the creation on its Lot of (x) a new use that does not conform to the use regulations in the Zoning Resolution, (y) a failure of any building or structure on its Lot to comply with any provision of the Zoning Resolution, including without limitation coverage, yard and bulk requirements, or (z) an increase in the degree to which any such structure or building fails to comply with the Zoning Resolution, in each case treating its Lot as if it were a separate zoning lot.

      (B) Subject to applicable laws, rules and regulations, each Owner shall have the absolute right to construct replacement buildings on its Lot not violative of the restrictions set forth in subsection (A) of this Section 1.1; provided however, that if as a result of any amendment or change in the Zoning Resolution, the Zoning Lot shall become entitled to fewer development rights in the future, then each Owner shall have the right to construct replacement buildings or other improvements on its Lot with a Floor Area equal to the lesser of (i) the amount of Floor Area that would be available to its Lot under the Zoning Resolution, as amended, if its Lot were considered to be a separate zoning lot, (ii) the amount of permissible Floor Area remaining on its Lot, taking into account the existing Floor Area on the other Lots, and (iii) its proportionate share of the permissible Floor Area available on all the Lots combined based on the proportion that its Lot area bears to the aggregate area of all the Lots; and, provided further, that if as a result of any amendment or change in the Zoning Resolution, the Zoning Lot shall become entitled to additional development rights in the future, then each Owner shall have the right to enlarge the existing improvements or construct new improvements on its Lot to the extent that would be permitted by the Zoning Resolution, treating all the Lots as if they were separate zoning lots, and subject to all applicable provisions of the Zoning Resolution, provided such enlargement or new construction shall not reduce the Floor Area available for use on the other Owners' Lots.

           ARTICLE II. REQUIREMENTS FOR DEVELOPMENT ON THE ZONING LOT

            Section 2.1. The Owners hereby agree that construction plans and specifications for, and applications to, the New York City Department of Buildings or the New York City Department of Business Services, or such other governmental agency with jurisdiction over the permitting process for demolition, alteration and construction of buildings or structures (each a "Permitting Agency"), for or in connection with any building or structure on their respective Lots, shall be separate and independent from one another and shall be filed with the applicable Permitting Agency so as to obtain separate "new building" and/or "alteration" treatment and numbers and separate certificates of occupancy, as applicable, each to the extent allowed by law.

            Section 2.2. No Owner shall make any application, or any amendment, modification, supplement or withdrawal relating thereto (collectively the "Applications", individually an "Application") to any Permitting Agency for any construction of or alteration, reconstruction or other similar work in any building or other structure on its Lot, respectively, which could in any way, except as set forth herein, restrict the rights of any other Owner with respect to use of Floor Area on such Owner's Lot.

            Section 2.3. Floor Area Survey. The first Owner who shall file with any Permitting Agency a permit for work that would result in increased Floor Area on such Owner's Lot (for purposes of this Section 2.3, the "Commissioning Party") shall commission a floor area survey of the Lots and, if possible, the entire Zoning Lot (the "Floor Area Survey"), which may also contain the lot owned by the Power Authority of the State of New York. Such survey shall be performed by an appropriately licensed professional satisfactory to all the Owners and the cost of such survey shall be borne by the Commissioning Party. The Commissioning Party shall submit the Floor Area Survey to the other Owners for their review and approval, which review shall be completed within thirty (30) days of each such Owner's receipt of such Survey and which approval shall not be unreasonably withheld. Any disagreements regarding the Survey shall be resolved in the best professional judgement of the licensed professional performing the work. If the Commissioning Party does not receive comments during such thirty (30) day period, the Floor Area Survey shall be deemed approved.

            Section 2.4. Cooperation.

      (A) The Owners shall cooperate with one another in all reasonable respects in connection with Applications, if any, required to be made by any Owner to any Permitting Agency for permits or approvals for alteration, reconstruction or replacement of that Owner's Buildings or for new structures on that Owner's Lot, and shall execute any such properly prepared Application at the request of that Owner (for purposes of this Section 2.4. the "Requesting Party"), provided that any building or other structure to be erected on that Owner's Lot shall be built in accordance with applicable law and shall conform to the requirements set forth in Section 1.1(A) herein. No less than thirty (30) days prior to the Requesting Party's intended submission of an executed Application to a Permitting Agency, however, it shall submit to the other Owners (i) a certification prepared by the architect of record demonstrating that the Application being filed is consistent with the requirements set forth in Section 1.1.(A) herein, (ii) a copy of any completed Application, in a form suitable for submission to such Permitting Agency, and (iii) a copy of any plans and specifications relating to the work described in the application, in a form suitable for submission to such Permitting Agency. The Requesting Party shall be responsible for the professional fees incurred by the other Party in reviewing the Application and related materials.

      (B) Such cooperation shall include granting access to the professional performing the Floor Area Survey, in accordance with Section 2.3. herein, but shall not include any action which would create any rights of access to the other Owners' Lots or Buildings or grant to the Requesting Party any rights relating to such Lots or Buildings which are not expressly stated herein or in any other agreement between the Owners or binding upon the Zoning Lot. All Applications shall be made in accordance with all applicable laws. The right of any Owner to alter, reconstruct or replace its Buildings shall in such cases be subject to the restrictions and/or benefits of the Zoning Resolution and other provisions of law as same may hereafter be amended or enacted and in effect at the time that such Applications are made.

      (C) Each Owner covenants and agrees to file a copy of this Agreement together with any Application for a permit submitted to any Permitting Agency, and to deliver to the other Owners copies of any Applications for building and other permits and any plans and specifications submitted to any Permitting Agency, in each case except permits for interior work, maintenance and repair that have no effect on Floor Area.

            Section 2.5. Performance of Work.

      (A) All work to be performed under this Agreement by an Owner (for purposes of this section, the "Entering Party") affecting its Premises (i) shall not impair the structural integrity of any Building situated on any other Lot;
(ii) shall not be undertaken until the Entering Party shall have procured and paid for all required permits; (iii) except for routine maintenance activity, shall not be undertaken until the Entering Party shall have submitted to the other Owners all applicable documents, plans and specifications; (iv) shall be performed in accordance with good industry practice and in compliance with all applicable laws, ordinances, orders, codes, rules and regulations; (v) shall be performed by the Entering Party's employees or by contractors fully insured, licensed (to the extent required by applicable law) and competent to do the work being undertaken; (vi) shall be performed in a manner that does not materially adversely affect or substantially interfere with the use and enjoyment by any Owner of its Premises, except (if at all) temporarily, and then only to the extent necessary to do the work, and (vii) shall be diligently prosecuted to completion. During any construction or reconstruction work, the construction site shall be kept in an orderly, clean and safe condition.

      (B) The Entering Party shall pay when due all claims for labor performed or material furnished and not permit any lien of mechanics or materialmen to attach, and if any such liens do attach, the Entering Party shall not permit such liens to unreasonably interfere with any other Owner's financing arrangements or work. The Entering Party shall also be responsible for the professional fees incurred any other Owner in reviewing the Entering Party's plans and specifications.

      (C) The review of or comments on any documents, drawings, plans, specifications or other documentation provided by the Entering Party shall not relieve the Entering Party of, or affect in any way, its responsibility for the correctness and adequacy of the work to be performed. The other Owners shall have no liability whatsoever with respect to any review or non-review of any documentation submitted to it by the Entering Party.

            Section 2.6. Performance of Work in Exercising Self-Help Rights.

      (A) All work to be performed under this Agreement by an Owner (for purposes of this section, the "Curing Party") affecting any other Owner's Premises in accordance with Article IV hereof, (i) shall not impair the structural integrity or operation of any Building situated on any other Owner's Lot; (ii) shall not be undertaken until the Curing Party shall have procured and paid for all required permits; (iii) except for routine maintenance activity, shall not be undertaken until the Curing Party shall have submitted to the other Owners all applicable documents, plans and specifications; (iv) shall be performed in accordance with good industry practice and in compliance with all applicable laws, ordinances, orders, codes, rules and regulations; (v) shall be performed by the Curing Party's employees or by contractors fully insured, licensed (to the extent required by applicable law) and competent to do the work being undertaken; (vi) shall be performed in a manner that does not materially adversely affect or substantially interfere with the use and enjoyment by any Owner of its Premises, except (if at all) temporarily, and then only to the extent necessary to do the work, and (vii) shall be diligently prosecuted to completion. During any construction or reconstruction work, the construction site shall be kept in an orderly, clean and safe condition.

      (B) The Curing Party shall pay when due all claims for labor performed or material furnished and not permit any lien of mechanics or materialmen to attach, and if any such liens do attach, the Curing Party shall not permit such liens to unreasonably interfere with any other Owner's financing arrangements or work. The Curing Party shall not be responsible for the professional fees incurred by the other Owners in reviewing the Curing Party's plans and specifications.

      (C) The review of or comments on any documents, drawings, plans, specifications or other documentation provided by the Curing Party shall not relieve the Curing Party of, or affect (in any way, its responsibility for the correctness and adequacy of the work to be performed. The other Owners shall have no liability whatsoever with respect to any review or non-review of any documentation submitted to them by the Curing Party.

      (D) Whenever the Curing Party shall intend to enter upon the Premises of another Owner to perform any work in exercising its Self-Help Rights as defined in Article IV hereof, the Curing Party shall give the affected Owner (i) at least twenty-four (24) hours' prior written notice or (ii) immediate verbal notification followed by written notice in the case of any emergency.

      (E) Notwithstanding the provisions of this Article II, any work to be performed by a Curing Party affecting the easement and license areas governed by the Astoria Declaration of Subdivision Easements and the Astoria Declaration of Easements made by Grantor shall be governed by the requirements contained in such agreements pertaining thereto.

              ARTICLE III. ENLARGING OR DIMINISHING THE ZONING LOT

            Section 3.1. If requested by an Owner (for purposes of this Section 3.1, the "Requesting Party"), each other Owner shall execute, acknowledge and deliver a Declaration of Zoning Lot Restrictions, any such other necessary documents, and amendments to this Agreement for the purpose of enlarging the Zoning Lot so as to include one or more additional parcels; provided that (i) the execution of the Declaration of Zoning Lot Restrictions, any such other documents, and any such amendment to this Agreement does not increase the responsibilities or liabilities or reduce the rights of any other Owner, (ii) any action requested of any Owner by the Requesting Party pursuant to this Section 3.1 shall be without cost or recourse to any such Owner, and (iii) such Declaration of Zoning Lot Restrictions, any such other documents, and any such amendment to this Agreement shall not grant to the Requesting Party any rights relating to an Owner's Premises which are not expressly stated herein. The Requesting Party shall promptly pay, or reimburse any Owner for, any cost or expenses incurred by such Owner arising under this Section 3.1.

            Section 3.2. In the event that the Lot 4 Owner shall seek to effectuate a zoning lot subdivision which would remove Lot 4, or any other parcel of land which is part of the Zoning Lot, from the Zoning Lot, whether or not in conjunction with any other Lot being subdivided from the Zoning Lot simultaneously therewith, each Owner shall use its best efforts to assist the Lot 4 Owner in accomplishing said subdivision in the most expeditious manner possible. Such cooperation shall include completing such Applications, executing such documents and performing such work as may be necessary to meet the requirements of the Permitting Agency or Agencies overseeing the zoning lot subdivision process.

            Each Owner shall bear a portion of the aggregate costs related to the zoning lot subdivision process, including without limitation (x) utility separation work and associated costs and (y) administrative expenses (collectively, "Aggregate Zoning Lot Subdivision Costs"), in the proportion that the area of each Owner's Lot bears to the combined area of the Lots. Notwithstanding the foregoing, Aggregate Zoning Lot Subdivision Costs shall exclude the costs of bringing each Owner's Buildings into compliance with the standards necessary to effectuate a zoning lot subdivision ("Compliance Costs"). Each Owner's Compliance Costs shall be borne exclusively by such Owner.

            Upon final zoning lot subdivision approval by the Permitting Agency(ies), the, Aggregate Zoning Lot Subdivision Costs shall be computed by adding the costs incurred by each Owner ("Actual Subdivision Costs"). Each Owner shall keep records of all its expenditures and make available to the other Owners copies of all such records evidencing its Actual Subdivision Costs. If, after computation of the Aggregate Zoning Lot Subdivision Costs, an Owner's Actual Subdivision Costs exceeds its proportionate share of the Aggregate Zoning Lot Subdivision Costs, then that Owner shall be reimbursed for any such excess by the Owner(s) whose Actual Subdivision Costs are lower than their respective share(s) of the Aggregate Zoning Lot Subdivision Costs, in order that each Owner shall bear its proportionate share of the Aggregate Zoning Lot Subdivision Costs.

            Section 3.3. Each Owner (for purposes of this Section 3.3, the "Agreeing Party") agrees and consents that any other Owner or Owners may execute any Declaration of Zoning Lot Restrictions, any such other necessary documents, and any amendment of this Agreement that is entered into for the purpose of enlarging the Zoning Lot as provided above in Section 3.1 above, without its joinder, waiver, consent or other act of such Agreeing Party, provided that such agreement, document or amendment (i) only increases the size of the Zoning Lot,
(ii) only affects the rights of parties other than such Agreeing Party in and to said Zoning Lot and (iii) does not otherwise adversely affect the rights of such Agreeing Party in and to said Zoning Lot. Notwithstanding that any such Declaration of Zoning Lot Restrictions, other necessary documents, or amendment to this Agreement may be executed without the joinder, waiver, consent or other act of such Agreeing Party, each Agreeing Party agrees, upon demand of an Owner, to execute, acknowledge and deliver any such agreement, other document or amendment or deliver any requested waiver or consent, and to use commercially reasonable efforts to cause any parties-in-interest, as such term is defined in connection with the definition of zoning lot in Section 12-10 of the Zoning Resolution of the City of New York, effective December 15, 1961, as amended from time to time ("Parties-in-Interest"), on the enlarged Zoning Lot to waive each of their rights to execute the Declaration of Zoning Lot Restrictions or any such other documents.

            Section 3.4. Each Owner (for purposes of this Section 3.4, the "Agreeing Party") agrees and consents that the Lot 4 Owner may execute any Declaration of Zoning Lot Restrictions, any other such necessary documents, and any amendment of this Agreement that is entered into for the purpose of diminishing the Zoning Lot as provided above in Section 3.2 above, without its joinder, waiver, consent or other act of such Agreeing Party, provided that such agreement, document or amendment (i) only diminishes the size of the Zoning Lot,
(ii) only affects the rights of parties other than such Agreeing Party in and to said Zoning Lot and (iii) does not otherwise adversely affect the rights of such Agreeing Party in and to said Zoning Lot. Notwithstanding that any such Declaration of Zoning Lot Restrictions, other necessary documents, or amendment to this Agreement may be executed without the joinder, waiver, consent or other act of such Agreeing Party, each Agreeing Party agrees, upon demand of the Lot 4 Owner, to execute, acknowledge and deliver any such agreement, other document or amendment or deliver any requested waiver or consent, and to use commercially reasonable efforts to cause any Parties-in-Interest on the diminished Zoning Lot to waive each of their rights to execute the Declaration of Zoning Lot Restrictions or any such other documents.

            Section 3.5. Each Owner acknowledges that the owners of other properties which may hereafter be merged into the Zoning Lot by any other Owner may have reserved or retained certain development rights attributable to their properties, and each Owner (for purposes of this Section 3.5, a "Covenanting Party") covenants and agrees not to
(i) utilize, or attempt to utilize, all or any portion of any such reserved or retained floor area or zoning and development rights in any future development or alteration of its Premises or (ii) make any application to any Permitting Agency to incorporate all or any portion of any such reserved or retained floor area or zoning and development rights into its Premises. The provisions of this
Section 3.5 shall inure to the benefit of each Owner and each owner of properties hereafter merged into the Zoning Lot and shall be enforceable by each of them directly against each Covenanting Party in the event of a breach thereof by such Covenanting Party.

            Section 3.6. Each Owner agrees that in the event of an enlargement of the Zoning Lot by an Owner, prior to recording any Declaration of Zoning Lot Restrictions, this Agreement shall be amended to reflect the enlargement of the Zoning Lot and the owner of the parcel being merged into the Zoning Lot shall execute the amended Agreement and subject its property to the terms hereof.

                                   ARTICLE IV.

                    CONVEYANCE OF PORTIONS OF THE ZONING LOT

            Section 4.1. Notwithstanding anything to the contrary contained in this Agreement, either Party (for purposes of this Section 4.1, a "Conveying Party") may from time to time convey unimproved portions of its Lot without the consent of the other Party (the "Non-Conveying Party"); provided, however, that such conveyance(s) shall not create a non-conforming use or non-compliance for any zoning lot containing the Non-Conveying Party's Lot or any building thereon, or result in an increase in any existing non-compliance or non-conformity on any such zoning lot, or in any way reduce the floor area allowable or restrict the uses permissible in any building thereon. The Non-Conveying Party hereby agrees to execute and deliver, and to use best efforts to cause the same to be done by all other parties in interest in respect of its Lot, any documents that the Conveying Party may reasonably deem necessary in connection with the conveyance of any unimproved portion of its Lot, provided all documents shall be in form and content reasonably satisfactory to the Non-Conveying Party. Upon said conveyance, the remaining portion of the Conveying Party's Lot and the conveyed portion of said Lot shall be treated as separate zoning lots for purposes of determining the development rights on their Lots under this Agreement.

                     ARTICLE V. VIOLATIONS/REAL ESTATE TAXES

            Section 5.1. Each Party covenants and agrees to cure and remove of record with diligence any and all violations, the circumstances or conditions of which arise after the date of this Agreement, of the Zoning Resolution, any building code, fire code, or other law, ordinance, regulation or requirement of record or issued by any municipal, state or federal agency, hereafter in force and effect with respect to its Premises ("Violations") which may in any manner adversely affect the other Party's Premises or any actions which the other Party may wish to undertake with respect thereto pursuant to and consistent with this Agreement. If each such Party (for purposes of this Section 5.1, a "Violating Party") has not, within thirty (30) days after it receives notice of each Violation, cured such Violation, or if not susceptible of being cured within such thirty (30) day period, if such Violating Party has not commenced diligently to prosecute a cure of such Violation until completion, or, in the case of an emergency immediately by verbal notice followed by written notice, the other Party shall have the right, at the Violating Party's expense, to cure said Violation ("Self Help Rights") and such Violating Party hereby grants to the other Party the right of access to such Violating Party's Premises for such purpose. Each such Violating Party shall pay to the other Party on demand sums equal to all costs incurred by each such Party as a result of the failure by such Violating Party to cure its Violations, including all fines, penalties and expenses and reasonable attorneys' fees and disbursements.

            Section 5.2. The Parties acknowledge that their separate interests require that tax assessments concerning their respective Premises be separate and independent and that each Party shall be responsible for the payment of the real estate taxes owing on its respective Premises. Each Party agrees, that in the event the Department of Finance of the City of New York (the "Department of Finance") has not issued permanent tax lot numbers for the Lots as of the Closing Date effectuating such separate and independent treatment, it shall promptly perform such acts and execute and deliver such documents as may reasonably be required in support of separate tax lot treatment. In the intervening period following the Closing Date but prior to the issuance of a tax bill reflecting the issuance of permanent tax lot numbers, the Parties shall use best efforts to obtain an apportionment by the Department of Finance of real property tax assessments and real property tax liens among the Premises and shall pay their respective proportionate shares of the real estate taxes prior to the date upon which such taxes would become delinquent. If the Parties are unable to obtain such an apportionment from the Department of Finance, they shall apportion the real estate taxes attributable to the Buildings, structures and equipment on their respective Lots based on the most recent tax bill or, if such breakdown by structures and equipment is not available, based on the original book cost as of the last calendar year end preceding the taxable status date. The taxes attributable to land would be allocated among the Parties based on the relative land area of their Lots. Upon the issuance of permanent tax lot numbers for each such Lot and so long as the properties remain as separate and independent tax lots, each such Party shall be free to institute tax certiorari proceedings with respect to its Premises. At any time prior to the issuance by the Department of Finance of separate, final tax lot numbers as aforesaid, the Parties shall cooperate with each other in deciding whether to carry out and in instituting such certiorari proceedings.

                           ARTICLE VI. BINDING EFFECT

            Section 6.1. Covenants Running with the Land. The benefits and burdens, rights and obligations created by this Agreement shall be appurtenant to and run with and burden and be binding upon the Lots, and shall inure to the benefit of and be binding upon the Parties and those claiming by, through, or under them until this Agreement shall terminate. The covenants, agreements, terms, provisions and conditions of this Agreement shall bind and benefit the successors in interest (as owners of the Lots, whether by sale, foreclosure or otherwise) of the Parties, any party who joins in a Declaration of Zoning Lot Restrictions for the purpose of enlarging or diminishing the Zoning Lot in accordance with Article III hereof, and any such party's successors and assigns, as the case may be, with the same effect as if mentioned in each instance when a Party is named or referred to, it being understood and agreed that upon any transfer of ownership (whether by sale, foreclosure or otherwise) of all or any part of the Lots, each such successor in interest shall, without the requirement of any further documentation, thereupon and thereafter assume, and perform and observe, any and all of the obligations of its predecessors in interest under this Agreement with respect to such Lot (or portion thereof). Notwithstanding the foregoing, each Party shall use reasonable efforts to cause any such successor in interest to execute an agreement in recordable form pursuant to which such successor in interest shall assume any and all obligations of its predecessors in interest under this Agreement; provided, however, that the failure to obtain any such agreement shall not detract from the provisions of the previous sentence.

            Section 6.2. Assignment. Neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any Party, except (1) to a party acquiring all or any portion of a Lot and this Agreement or (2) to a lending institution or trustee in connection with a pledge or granting of a security interest in all or any part of a Lot and this Agreement, without the prior written consent of the other Party; and provided further, that no assignment or transfer of rights or obligations by a Party shall release it from the full liabilities and full financial responsibility, as provided for under this Agreement, unless and until (x) the transferee or assignee shall agree in writing to assume such obligations and duties, (y) the other Party has consented in writing to such release, and (z) a counterpart of that assumption agreement has been duly recorded in the Office of the City Register for the County in which the Lots are located. To the extent that rights hereunder are assigned to the holder of any mortgage encumbering any of the Premises, or any interest therein, they shall be enforceable by any such assignee after default under any such mortgage.

            Section 6.3. Zoning Lot Subdivision. Upon final approval by the applicable Permitting Agency of the zoning lot subdivision separating Lot 4 or any other Lots from the Zoning Lot, Lot 4 and any such other Lots shall no longer be subject to this Agreement. If the applicable Permitting Agency shall finally approve a zoning lot subdivision separating all the Lots from one another, this Agreement shall thereupon terminate. Notwithstanding the above, each Party's rights and obligations arising prior to said termination shall survive the termination of this Agreement.

                           ARTICLE VII. MISCELLANEOUS

            Section 7.1. Force Majeure.

      (A) Notwithstanding anything in this Agreement to the contrary, no Party shall have any liability or be otherwise responsible to the other for its failure to carry out its obligations, with the exception of any obligation to pay money, under this Agreement if and only to the extent that it becomes impossible for either Party to so perform as a result of any occurrence or event which is beyond the reasonable control, and does not result from any fault or negligence, of the Party affected (each a "Force Majeure Event"), including any act of God, strike or other labor disturbance, act of a public enemy, war, act of terrorism, riot, any other civil disturbance, fire, storm, lightning, flood, earthquake, any other natural disasters, explosion, materials shortage, breakage or accident to machinery or equipment, any order or regulation or restriction imposed by any court, administrative or regulatory agency or commission or other governmental entity or instrumentality, domestic, foreign or supranational or any department thereof (each a

"Governmental Authority"), failure of a contractor or subcontractor cause by a Force Majeure Event and transportation delays and stoppages.

      (B) If a Party shall rely on the occurrence of a Force Majeure Event as a basis for being excused from performance of its obligations under this Agreement, then the Party relying on such occurrence shall (i) provide prompt written notice of such Force Majeure Event to the other Party(ies) giving an estimate of its expected duration and the probable impact on the performance of its obligations hereunder, (ii) exercise its reasonable best efforts to continue to perform its obligations under this Agreement, (iii) expeditiously take action to correct or cure the Force Majeure Event (provided that settlement of strikes or any other labor dispute will be completely within the sole discretion of the Party affected by such strike or labor dispute), (iv) exercise its reasonable best efforts to mitigate or limit damages to the other Party and (v) provide prompt notice to the other Party(ies) of the cessation of the Force Majeure Event.

            Section 7.2. Default and Remedies. In the event that a Party defaults, breaches or otherwise fails to perform any obligation of such Party under this Agreement, the other Party shall have the right to all remedies available at law or in equity, including the right to injunctive relief and the right to exercise its Self-Help Rights (and shall be entitled to correlative reimbursement in connection therewith) without any requirement to pursue or exhaust any other remedies available to such Party under any other agreement. All such remedies shall be cumulative and not exclusive. A Party shall have the right, following notice to the other Party, to take such action as it may deem necessary or advisable, including payment of any delinquent taxes, to prevent a foreclosure for nonpayment of taxes or other action by a Governmental Authority that might affect its rights and interests hereunder and any such action shall be deemed an exercise of Self-Help Rights (and, accordingly, give rise to correlative reimbursement rights). The right to reimbursement shall not include the right to recover punitive or consequential damages. In the event a Party is entitled to reimbursement hereunder and same is not satisfied within thirty (30) days after written demand by the Party entitled to same, the unpaid obligations shall constitute a lien against the defaulting Party's Lot; provided, however, that the payment of any monetary obligations which become due and payable by a Party after recordation of a mortgage on such Party's Lot granted to an independent third party regularly engaged in the business of making mortgage loans shall be subordinate to the payment of the obligations secured by such mortgage.

            Section 7.3. Recording. Grantee shall record this Agreement immediately after the execution of this Agreement and the acquisition of its Lots and shall bear the costs of recording.

            Section 7.4. Notices. All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice):

            To Grantee:

            Astoria Generating Company, L.P.
            c/o Orion Power New York GP II, Inc.
            111 Market Place
            Suite 520
            Baltimore, MD 21202
            Telecopy No.: (410) 468-3699
            Attention: General Counsel

            with a copy to:

            Thelen Reid & Priest LLP
            Two Embarcadero Center
            Suite 2100
            San Francisco, CA 94111
            Telecopy No.: (415) 421-1068
            Attention: Thomas B. Glascock, Esq.

            To Grantor:

            Consolidated Edison Company of New York, Inc.
            4 Irving Place
            New York, New York 10003
            Attn: Director of Real Estate

            with a copy to:

            Consolidated Edison Company of New York, Inc.
            4 Irving Place
            New York, New York 10003
            Attn: Senior Vice President and General Counsel

or at such other address in the United States of America as may be designated by any of the Parties in a written notice given in accordance with the provisions of this Section 7.4. The attorney for any Party may send notices on that Party's behalf.

            Section 7.5. Estoppel Certificate. Each Party agrees, within ten
(10) days after written request by the other, to execute, acknowledge and deliver to and in favor of any present or proposed lender, Mortgagee, ground lessor, purchaser, tenant or the like of all or any part of the other Party's Lot, an estoppel certificate, in a form reasonably satisfactory to such lender, Mortgagee, ground lessor, purchaser, tenant or the like, stating, among other things: (i) whether this Agreement is in full force and effect; (ii) whether this Agreement has been modified or amended and, if so, identifying and describing any such modification or amendment; (iii) whether there are any sums then due and owing under this Agreement from either Party to the other, and if so, specifying the amount thereof and reason therefor; and (iv) whether the Party giving such certificate knows of any default (or event which, with the passage of time, the giving of notice, or both, would constitute a default) on the part of the other Party, or has any outstanding claim against the other Party arising under this Agreement and, if so, specifying the nature of such default or claim.

            Section 7.6. Waivers by Subsequent Parties-in-Interest. If an interest attaches to either Party's Premises subsequent to the date hereof which would otherwise confer upon the holder of such interest the status of a Party-in-Interest, any modification, amendment or termination of this Agreement that is entered into for the purpose of enlarging or subdividing the Zoning Lot or for the purpose of modifying or terminating the provisions of this Agreement as they affect the Zoning Lot, as it may be enlarged or diminished, may be executed without the joinder, waiver, consent or other act of the holder of such interest. Notwithstanding the foregoing, the affected Party shall obtain from such holder a waiver of execution of any subsequent amendments to this Agreement and to subordinate its interest to such Agreement, as it may be amended.

            Section 7.7. Mortgagees' Status. Except as set forth in Section 7.2 hereof, the Parties intend that this Agreement be superior to any mortgages or other instruments evidencing security for indebtedness granted by either Party from time to time with respect to its Lot. Accordingly, each Party agrees to obtain and deliver to the other Party such documents and instruments, in recordable form, as may be reasonably necessary or requested by the other Party to evidence and confirm the subordination of any such mortgages or other security instruments to the provisions of this Agreement.

            Section 7.8. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by either Party shall bind the Parties as if they had each executed the same counterpart.

            Section 7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

            Section 7.10. Extension; Waiver. Any Party may extend the time for performance of any of the obligations or other acts of the other Party or waive compliance by the other Party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of a Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            Section 7.11. No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person.

            Section 7.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            Section 7.13. Amendment and Modification. This Agreement may be amended, modified or supplemented only by an instrument in writing signed on behalf of the owners from time to time of each Lot.

            Section 7.14. Jurisdiction and Enforcement.

      (A) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of

New York, New York County. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in Section 7.4 (or such other address specified by such Party from time to time pursuant to Section 7.4) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      (B) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 7.15. Interpretation. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            Section 7.16. Avoidance of Duplication. In the event that a Party owns more than one Lot, when the Agreement requires that certain actions be taken or not taken with respect to each Lot, the Party with more than one Lot shall comply with respect to all of its Lots, each taken individually; provided, however, that a Party with more than one Lot shall not be required to notify itself of actions, submit plans for its own review, make payments to itself, or take such other similar duplicative actions that may arise hereunder.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement.

                                 CONSOLIDATED EDISON COMPANY
                                 OF NEW YORK, INC.,

                                 By: _______________________________
                                     Name: Joan S. Freilich
                                     Title: Executive Vice President
                                                 and CFO


                                 ASTORIA GENERATING COMPANY, L.P.,

                                     By: ORION POWER NEW YORK GP
                                         II, INC.,

                                         By: __________________________
                                             Name:
                                             Title:

STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )

            On this __ day of_______ 199_, before me personally appeared Joan S. Freilich, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that his signature on the instrument, the individual, or the corporation upon behalf of which the individual acted, executed the instrument.


                                             ________________________________
                                                      NOTARY PUBLIC


STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )

On this __ day of ________ 199_, before me personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that his signature on the instrument, the individual, or the corporation upon behalf of which the individual acted, executed the instrument.


                                             ________________________________
                                                      NOTARY PUBLIC

                                                                     EXHIBIT A-3

                               GOWANUS ZONING LOT
                              DEVELOPMENT AGREEMENT

                                 By and Between

                           CONSOLIDATED EDISON COMPANY
                                OF NEW YORK, INC.

                                       and

                        ASTORIA GENERATING COMPANY, L.P.

       The land affected by the within instrument lies in Block 653, Lots
            3 and 7 on the Tax Map of the City of New York, County of
                                     Kings.

                                    Address:

                              Record and Return to:

                               Robert Selya, Esq.
                  Consolidated Edison Company of New York, Inc.
                                 4 Irving Place
                            New York, New York 10003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I.   EXISTING DEVELOPMENT RIGHTS .................................   -2-

ARTICLE II.  REQUIREMENTS FOR DEVELOPMENT ON THE ZONING LOT ..............   -5-

ARTICLE III. ENLARGING OR DIMINISHING THE ZONING LOT .....................  -11-

ARTICLE IV.  CONVEYANCE OF PORTIONS OF THE ZONING LOT ....................  -16-

ARTICLE V.   VIOLATIONS/REAL ESTATE TAXES ................................  -17-

ARTICLE VI.  BINDING EFFECT ..............................................  -20-

ARTICLE VII. MISCELLANEOUS ...............................................  -22-

SCHEDULE I ...............................................................  -32-

SCHEDULE II ..............................................................  -33-

                                     GOWANUS
                        ZONING LOT DEVELOPMENT AGREEMENT

            AGREEMENT dated as of ____________,199_, by and between CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation ("Grantor") and ASTORIA GENERATING COMPANY, L.P., a Delaware limited partnership ("Grantee") ("Grantee" and "Grantor" collectively referred to as the "Parties").

                                   WITNESSETH:

            WHEREAS, Grantee, on the date hereof, is acquiring title in fee to a portion of the real property ("Grantee's Lot") together with the buildings and improvements located thereon ("Grantee's Buildings") owned by Grantor in the City of New York, located in the Borough of Queens, County of Kings, designated in the Tax Map of the City of New York as Block 653, Lot 7, known as the Gowanus Gas Turbines, as such Grantee's Lot is more particularly described in Schedule I annexed hereto and made a part hereof (Grantee's Lot and Grantee's Buildings being hereinafter collectively referred to as the "Grantee's Premises"); and

            WHEREAS, Grantor, as of the date hereof, will continue to own certain real property ("Grantor's Lot") together with the buildings and improvements located thereon ("Grantor's Buildings") in the City of New York, located in the Borough of Brooklyn, County of Kings, designated as Block 653, Lot 3, known as the Gowanus Substation, as such Grantor's Lot is more particularly described in Schedule II annexed hereto and made a part hereof (Grantor's Lot and Grantor's Buildings being hereinafter collectively referred to as the "Grantor's Premises"); and

            WHEREAS, Grantor's Lot and Grantee's Lot are located on the same zoning lot (the "Zoning Lot") as that term is defined in Section 12-10 of the Zoning Resolution of the City of New York , effective December 15, 1961, as amended from time to time (the "Zoning Resolution") (Grantee's Lot and Grantor's Lot are sometimes hereinafter referred to as a "Lot" or the "Lots," Grantee's Buildings and Grantor's Buildings as a "Building" or the "Buildings," and Grantee's Premises and Grantor's Premises as the "Premises"); and

            WHEREAS, Grantor and Grantee wish to define their continuing obligations and responsibilities with respect to their respective Premises located on the Zoning Lot.

            NOW THEREFORE, in consideration of the foregoing, Grantor and Grantee hereby agree as follows:

                     ARTICLE I. EXISTING DEVELOPMENT RIGHTS

            Section 1.1 Grantee's Development Rights

      (A) Grantee hereby covenants to Grantor, its successors and assigns for the benefit of and as an appurtenance to Grantor's Lot, that from and after the date hereof, no building, structure, equipment or other improvement on Grantee's Lot, or combination of improvements, including any addition to or extension of Grantee's Buildings, shall be erected or installed or allowed or suffered to exist on Grantee's Lot, and no repair, alteration, reconstruction or rebuilding of Grantee's Buildings (following a casualty or otherwise) shall be made or allowed or suffered to be made:

            (i) having a total Floor Area, as defined in the Zoning Resolution, in excess of the greater of (x) the amount of Floor Area that would be available to Grantee's Lot under the

Zoning Resolution if Grantee's Lot were considered a separate zoning lot and (y) the amount of Floor Area existing on the Grantee's Lot on the date of this Agreement (the "Grantee Maximum Floor Area"); or

            (ii) resulting in the creation on Grantee's Lot of (x) a new use that does not conform to the use regulations in the Zoning Resolution, (y) a failure of any building or structure on Grantee's Lot to comply with any provision of the Zoning Resolution, including without limitation coverage, yard and bulk requirements, or (z) an increase in the degree to which any such structure or building fails to comply with the Zoning Resolution, in each case treating Grantee's Lot as if it were a separate zoning lot.

      (B) Subject to applicable laws, rules and regulations, Grantee shall have the absolute right to construct replacement buildings on Grantee's Lot not violative of the restrictions set forth in subsection (A) of this Section 1.1; provided however, that if as a result of any amendment or change in the Zoning Resolution, the Zoning Lot shall become entitled to fewer development rights in the future, then Grantee shall have the right to construct replacement buildings or other improvements on its Lot with a Floor Area equal to the lesser of (i) the amount of Floor Area that would be available to its Lot under the Zoning Resolution, as amended, if its Lot were considered to be a separate zoning lot,
(ii) the amount of permissible Floor Area remaining on its Lot, taking into account the existing Floor Area on Grantor's Lot, and (iii) its proportionate share of the permissible Floor Area available on both Lots combined based on the proportion that its Lot area bears to the aggregate area of both Lots; and, provided further, that if as a result of any amendment or change in the Zoning Resolution, the Zoning Lot shall become entitled to additional development rights in the future, then Grantee shall have the right to enlarge the existing improvements or construct new improvements on Grantee's Lot to the extent that would be permitted by the Zoning Resolution, if Grantee's Lot were considered to be a separate zoning lot, provided such enlargement or new construction shall not reduce the Floor Area available for use on Grantor's Lot.

            Section 1.2. Grantor's Development Rights

      (A) Grantor hereby covenants to Grantee, its successors and assigns for the benefit of and as an appurtenance to Grantee's Lot, that from and after the date hereof, no building, structure, equipment or other improvement on Grantor's Lot, or combination of improvements, including any addition to or extension of Grantor's Buildings, shall be erected or installed or allowed or suffered to exist on Grantor's Lot, and no repair, alteration, reconstruction or rebuilding of Grantor's Buildings (following a casualty or otherwise) shall be made or allowed or suffered to be made:

            (i) having a total Floor Area, as defined in the Zoning Resolution, in excess of the greater of (x) the amount of Floor Area that would be available to Grantor's Lot under the Zoning Resolution if Grantor's Lot were considered a separate zoning lot and (y) the amount of Floor Area existing on the Grantor's Lot on the date of this Agreement (the "Grantor Maximum Floor Area"); or

            (ii) resulting in the creation on Grantor's Lot of (x) a new use that does not conform to the use regulations in the Zoning Resolution, (y) a failure of any building or structure on Grantor's Lot to comply with any provision of the Zoning Resolution, including without limitation coverage, yard and bulk requirements, or (z) an increase in the degree to which any such structure or building fails to comply with the Zoning Resolution, in each case treating Grantor's Lot as if it were a separate zoning lot.

      (B) Subject to applicable laws, rules and regulations, Grantor shall have the absolute right to construct replacement buildings on Grantor's Lot not violative of the restrictions set forth in subsection (A) of this Section 1.2; provided however, that if as a result of any amendment or change in the Zoning Resolution, the Zoning Lot shall become entitled to fewer development rights in the future, then Grantor shall have the right to construct replacement buildings or other improvements on its Lot with a Floor Area equal to the lesser of (i) the amount of Floor Area that would be available to its Lot under the Zoning Resolution, as amended, if its Lot were considered to be a separate zoning lot,
(ii) the amount of permissible Floor Area remaining on its Lot, taking into account the existing Floor Area on Grantee's Lot, and (iii) its proportionate share of the permissible Floor Area available on both Lots combined based on the proportion that its Lot area bears to the aggregate area of both Lots; and, provided further, that if as a result of any amendment or change in the Zoning Resolution, Grantor shall become entitled to additional development rights in the future, then Grantor shall have the right to enlarge the existing improvements or construct new improvements on Grantor's Lot to the extent that would be permitted by the Zoning Resolution if Grantor's Lot were considered to be a separate zoning lot, provided such enlargement or new construction shall not reduce the Floor Area available for use on Grantee's Lot.

           ARTICLE II. REQUIREMENTS FOR DEVELOPMENT ON THE ZONING LOT

            Section 2.1. Grantee and Grantor each agree that construction plans and specifications for, and applications to, the New York City Department of Buildings or the New

York City Department of Business Services, or such other governmental agency with jurisdiction over the permitting process for demolition, alteration and construction of buildings or structures (each a "Permitting Agency"), for or in connection with any building or structure on Grantee's Lot or Grantor's Lot, respectively, shall be separate and independent from one another and shall be filed with the applicable Permitting Agency so as to obtain separate "new building" and/or "alteration" treatment and numbers and separate certificates of occupancy, as applicable, each to the extent allowed by law.

            Section 2.2. Neither Grantee nor Grantor shall make any application, or any amendment, modification, supplement or withdrawal relating thereto (collectively an "Applications", individually an "Application"), to any Permitting Agency for any construction of or alteration, reconstruction or other similar work in any building or other structure on Grantee's Lot or Grantor's Lot, respectively, which could in any way, except as set forth herein, restrict the rights of the other Party with respect to use of Floor Area on their respective Lots.

            Section 2.3. Floor Area Survey. The first Party who shall file with any Permitting Agency a permit for work that would result in increased Floor Area on such Party's Lot (the "Commissioning Party") shall commission a floor area survey of the entire Zoning Lot (the "Floor Area Survey"). Such survey shall be performed by an appropriately licensed professional satisfactory to both Parties and the cost of such survey shall be borne by the Commissioning Party. The Commissioning Party shall submit the Floor Area Survey to the other Party for its review and approval, which review shall be completed within thirty
(30) days of such Party's receipt of such Survey and which approval shall not be unreasonably withheld. Any disagreements regarding the Survey shall be resolved in the best professional judgement of the licensed professional performing the work. If the Commissioning Party does not receive comments during such thirty (30) day review period, the Floor Area Survey shall be deemed approved.

            Section 2.4. Cooperation.

      (A) The Parties shall cooperate with one another in all reasonable respects in connection with Applications, if any, required to be made by either Party to any Permitting Agency for permits or approvals for alteration, reconstruction or replacement of Grantor's Buildings or Grantee's Buildings or for new structures on Grantee's Lot or Grantor's Lot, and shall execute any such properly prepared Application at the request of the other Party (for purposes of this Section 2.4, the "Requesting Party"), provided that any building or other structure to be erected on Grantee's Lot or Grantor's Lot shall be built in accordance with applicable law and conform to the requirements set forth in Sections 1.1.(A) and 1.2(A), respectively. No less than thirty (30) days prior to the Requesting Party's intended submission of an executed Application to a Permitting Agency, it shall submit to the other Party (i) a certification prepared by the architect of record demonstrating that the Application being filed is consistent with the requirements of Sections 1.1(A) or 1.2(A), as applicable, (ii) a copy of any completed Application, in a form suitable for submission to such Permitting Agency, and (iii) a copy of any plans and specifications relating to the work described in the Application, in a form suitable for submission to such Permitting Agency. The Requesting Party shall be responsible for the professional fees incurred by the other Party in reviewing the Application and related materials.(1)

----------
(1) Con Edison is willing to consider proposals for more specific provisions relating to Application approvals.

      (B) Such cooperation shall include granting access to the professional performing the Floor Area Survey, in accordance with Section 2.3. herein, but shall not include any action which would create any rights of access to the other Party's Lot or Buildings or grant to such Party any rights relating to such Lot or Buildings which are not expressly stated herein or in any other agreement between the Parties or binding upon the Zoning Lot. All Applications shall be made in accordance with all applicable laws. The right of either Party to alter, reconstruct or replace its Buildings shall in such cases be subject to the restrictions and/or benefits of the Zoning Resolution and other provisions of law as same may hereafter be amended or enacted and in effect at the time that such Applications are made.

      (C) Each Party covenants and agrees to file a copy of this Agreement together with any Application for a permit submitted to any Permitting Agency, and to deliver to the other Party copies of any Applications for building and other permits and any plans and specifications submitted to any Permitting Agency, in each case except permits for interior work, maintenance and repair that have no effect on Floor Area.

            Section 2.5. Performance of Work.

      (A) All work to be performed under this Agreement by a Party (for purposes of this section, the "Entering Party") affecting its Premises (i) shall not impair the structural integrity of any Building situated on any other Lot; (ii) shall not be undertaken until the Entering Party shall have procured and paid for all required permits; (iii) except for routine maintenance activity, shall not be undertaken until the Entering Party shall have submitted to the other Party all applicable documents, plans and specifications; (iv) shall be performed in accordance with good industry practice and in compliance with all applicable laws, ordinances, orders, codes, rules and regulations; (v) shall be performed by the Entering Party's employees or by contractors fully insured, licensed (to the extent required by applicable law) and competent to do the work being undertaken; (vi) shall be performed in a manner that does not materially adversely affect or substantially interfere with the use and enjoyment by any Party of its Premises, except (if at all) temporarily, and then only to the extent necessary to do the work, and (vii) shall be diligently prosecuted to completion. During any construction or reconstruction work, the construction site shall be kept in an orderly, clean and safe condition.

      (B) The Entering Party shall pay when due all claims for labor performed or material furnished and not permit any lien of mechanics or materialmen to attach, and if any such liens do attach, the Entering Party shall not permit such liens to unreasonably interfere with any other Owner's financing arrangements or work. The Entering Party shall also be responsible for the professional fees incurred by the other Party in reviewing the Entering Party's plans and specifications.

      (C) The review of or comments on any documents, drawings, plans, specifications or other documentation provided by the Entering Party shall not relieve the Entering Party of, or affect in any way, its responsibility for the correctness and adequacy of the work to be performed. The other Party shall have no liability whatsoever with respect to any review or non-review of any documentation submitted to it by the Entering Party.

            Section 2.6. Performance of Work in Exercising Self-Help Rights.

      (A) All work to be performed under this Agreement by a Party (for purposes of this section, the "Curing Party") affecting the other Party's Premises in accordance with Article IV hereof, (i) shall not impair the structural integrity or operation of any Building situated on that

Party's Lot; (ii) shall not be undertaken until the Curing Party shall have procured and paid for all required permits; (iii) except for routine maintenance activity, shall not be undertaken until the Curing Party shall have submitted to the other Party all applicable documents, plans and specifications; (iv) shall be performed in accordance with good industry practice and in compliance with all applicable laws, ordinances, orders, codes, rules and regulations; (v) shall be performed by the Curing Party's employees or by contractors fully insured, licensed (to the extent required by applicable law) and competent to do the work being undertaken; (vi) shall be performed in a manner that does not materially adversely affect or substantially interfere with the use and enjoyment by the other Party of its Premises, except (if at all) temporarily, and then only to the extent necessary to do the work, and (vii) shall be diligently prosecuted to completion. During any construction or reconstruction work, the construction site shall be kept in an orderly, clean and safe condition.

      (B) The Curing Party shall pay when due all claims for labor performed or material furnished and not permit any lien of mechanics or materialmen to attach, and if any such liens do attach, the Curing Party shall not permit such liens to unreasonably interfere with any other Owner's financing arrangements or work. The Curing Party shall not be responsible for the professional fees incurred by the other Party in reviewing the Curing Party's plans and specifications.

      (C) The review of or comments on any documents, drawings, plans, specifications or other documentation provided by the Curing Party shall not relieve the Curing Party of, or affect in any way, its responsibility for the correctness and adequacy of the work to be performed. The other Party shall have no liability whatsoever with respect to any review or non-review of any documentation submitted to it by the Curing Party.

      (D) Whenever the Curing Party shall intend to enter upon the Premises of the other Party to perform any work in exercising its Self-Help Rights as defined in Article IV hereof, the Curing Party shall give the affected Party (i) at least twenty-four (24) hours' prior written notice or (ii) immediate verbal notification followed by written notice in the case of any emergency.

      (E) Notwithstanding the provisions of this Article II, any work to be performed by a Curing Party affecting the easement and license areas governed by the Gowanus Declaration of Subdivision Easements made by Grantor and the Gowanus Declaration of Easements Agreement between the Parties shall be governed by the requirements contained in such agreements.

              ARTICLE III. ENLARGING OR DIMINISHING THE ZONING LOT

            Section 3.1. If requested by Grantor, Grantee shall execute, acknowledge and deliver a Declaration of Zoning Lot Restrictions, any such other necessary documents, and amendments to this Agreement for the purpose of enlarging the Zoning Lot so as to include one or more additional parcels; provided that (i) the execution of the Declaration of Zoning Lot Restrictions, any such other documents and any such amendment to this Agreement does not increase the responsibilities or liabilities or reduce the rights of Grantee,
(ii) any action requested of Grantee by Grantor pursuant to this Section 3.1 shall be without cost or recourse to Grantee and (iii) such Declaration of Zoning Lot Restrictions, any such other documents and any such amendment to this Agreement shall not grant to Grantor any rights relating to Grantee's Premises which are not expressly stated herein. Grantor shall promptly pay, or reimburse Grantee for, any costs or expenses incurred by Grantee arising under this
Section 3.1.

            Section 3.2. If requested by Grantee, Grantor shall execute, acknowledge and deliver a Declaration of Zoning Lot Restrictions, any such other necessary documents, and amendments to this Agreement for the purpose of enlarging the Zoning Lot so as to include one or more additional parcels; provided that (i) the execution of the Declaration of Zoning Lot Restrictions, any such other documents and any such amendment to this Agreement does not increase the responsibilities or liabilities or reduce the rights of Grantor,
(ii) any action requested of Grantor by Grantee pursuant to this Section 3.2 shall be without cost or recourse to Grantor and (iii) such Declaration of Zoning Lot Restrictions, any such other documents and any such amendment to this Agreement shall not grant to Grantee any rights relating to Grantor's Premises which are not expressly stated herein. Grantee shall pay, or reimburse Grantor for, any costs or expenses incurred by Grantor arising under this Section 3.2.

            Section 3.3. In the event that Grantor shall seek to effectuate a zoning lot subdivision which would remove Grantor's Lot, or any other parcel of land which is part of the Zoning Lot, from the Zoning Lot, Grantee shall use its best efforts to assist Grantor in accomplishing said subdivision in the most expeditious manner possible. Such cooperation shall include completing such applications, executing such documents and performing such work as may be necessary to meet the requirements of the Permitting Agency or Agencies overseeing the zoning lot subdivision process.

            Each Party shall bear a portion of the aggregate costs related to the zoning lot subdivision process, including without limitation (x) utility separation work and associated costs and (y) administrative expenses (collectively, "Aggregate Zoning Lot Subdivision Costs"), in the proportion that the area of Grantee's Lot or Grantor's Lot, as the case may be, bears to the area of the Zoning Lot as a whole. Notwithstanding the foregoing, Aggregate Zoning Lot Subdivision Costs shall exclude the costs of bringing Grantee's Buildings and Grantor's Buildings into compliance with the standards necessary to effectuate a zoning lot subdivision ("Grantee Compliance Costs" and "Grantor Compliance Costs," respectively). Grantee Compliance Costs shall be borne exclusively by the Grantee and Grantor Compliance Costs shall be borne exclusively by the Grantor.

            Upon final zoning lot subdivision approval by the Permitting Agency(ies), the Aggregate Zoning Lot Subdivision Costs shall be computed by adding the costs incurred by each Party ("Actual Grantee Subdivision Costs" and "Actual Grantor Subdivision Costs," respectively). Each Party shall keep records of all its expenditures and make available to the other copies of all such records evidencing the Actual Grantee Subdivision Costs and Actual Grantor Subdivision Costs. If, after computation of the Aggregate Zoning Lot Subdivision Costs, the Actual Grantee Subdivision Costs exceed Grantee's proportion of the Aggregate Zoning Lot Subdivision Costs, then Grantor shall reimburse Grantee for any such excess. Conversely, if the Actual Grantor Subdivision Costs exceed Grantor's proportion of the Aggregate Zoning Lot Subdivision Costs, then Grantee shall reimburse Grantor for any such excess.

            Section 3.4. Grantee hereby agrees and consents that Grantor may execute any Declaration of Zoning Lot Restrictions, any other necessary documents and any amendment of this Agreement that is entered into for the purpose of enlarging or diminishing the Zoning Lot as provided above in Sections 3.1, 3.2 and 3.3, without the joinder, waiver, consent or other act of Grantee, provided that such agreement or amendment (i) only reduces or increases the size of the Zoning Lot, (ii) only affects the rights of parties other than Grantee in and to said Zoning Lot and (iii) does not otherwise adversely affect the rights of Grantee in and to said Zoning Lot. Notwithstanding that any such Declaration of Zoning Lot Restrictions, any such other documents or amendment to this Agreement may be executed without the joinder, waiver, consent or other act of Grantee, Grantee agrees, upon demand of Grantor, to execute, acknowledge and deliver any such agreement or amendment or deliver any requested waiver or consent, and to use commercially reasonable efforts to cause any parties-in-interest, as such term is defined in connection with the applicable definition of zoning lot in Section 12-10 of the Zoning Resolution of the City of New York, effective December 15, 1961, as amended from time to time ("Parties-in-Interest"), on the enlarged or diminished Zoning Lot to waive each of their rights to execute the Declaration of Zoning Lot Restrictions, or any such other documents.

            Section 3.5. Grantor hereby agrees and consents that Grantee may execute any Declaration of Zoning Lot Restrictions, any other necessary documents and any amendment of this Agreement that is entered into for the purpose of enlarging the Zoning Lot as provided above in Sections 3.1 and 3.2, without the joinder, waiver, consent or other act of Grantor, provided that such agreement or amendment (i) only increases the size of the Zoning Lot, (ii) only affects the rights of parties other than Grantor in and to said Zoning Lot and
(iii) does not otherwise adversely affect the rights of Grantor in and to said Zoning Lot. Notwithstanding that any such Declaration of Zoning Lot Restrictions, any other such documents or amendment to this Agreement may be executed without the joinder, waiver, consent or other act of Grantor, Grantor agrees, upon demand of Grantee, to execute, acknowledge and deliver any such agreement, document or amendment or deliver any requested waiver or consent, and to use commercially reasonable efforts to cause any Parties-in-Interest on the enlarged Zoning Lot to waive each of their rights to execute the Declaration of Zoning Lot Restrictions.

            Section 3.6. Grantee acknowledges that the owners of other properties which may hereafter be merged into the Zoning Lot by Grantor may have reserved or retained certain floor area and zoning and development rights attributable to their properties, and Grantee covenants and agrees not to (i) utilize, or attempt to utilize, all or any portion of any such reserved or retained floor area or zoning and development rights in any future development or alteration of Grantee's Premises or (ii)make any application to any Permitting Agency to incorporate all or any portion of any such reserved or retained floor area or zoning and development rights into Grantee's Premises. The provisions of this Section 3.6 shall inure to the benefit of each of the owners of the properties now or hereafter constituting the Zoning Lot and shall be enforceable by said owners directly against Grantee in the event of a breach thereof by Grantee.

            Section 3.7. Grantor acknowledges that the owners of other properties which may hereafter be merged into the Zoning Lot by Grantee may have reserved or retained certain floor area and zoning and development rights attributable to their properties, and the Grantor covenants and agrees not to
(i) utilize, or attempt to utilize, all or any portion of any such reserved or retained floor area or zoning and development rights in any future development or alteration of the Grantor's Premises or (ii)make any application to any Permitting Agency to incorporate all or any portion of any such reserved or retained floor area or zoning and development rights into the Grantor's Premises. The provisions of this Section
3.7 shall inure to the benefit of each of the owners of the properties now or hereafter constituting the Zoning Lot and shall be enforceable by said owners directly against Grantor in the event of a breach thereof by Grantor.

            Section 3.8. Each Party agrees that in the event of an enlargement of the Zoning Lot by either Party, prior to recording any Declaration of Zoning Lot Restrictions, this Agreement shall be amended to reflect the enlargement of the Zoning Lot and the owner of the parcel being merged into the Zoning Lot shall execute the amended Agreement and subject its property to the terms hereof.

                                   ARTICLE IV.

                    CONVEYANCE OF PORTIONS OF THE ZONING LOT

            Section 4.1. Notwithstanding anything to the contrary contained in this Agreement, Grantor may from time to time convey unimproved portions of its Lot without the consent of Grantee; provided, however, that such conveyance(s) shall not create a non-conforming use or non-compliance for any zoning lot containing Grantee's Lot or any building thereon, or result in an increase in any existing non-compliance or nonconformity on any such zoning lot, or in any way reduce the floor area allowable or restrict the uses permissible in any building thereon. Grantee hereby agrees to execute and deliver, and to use best efforts to cause the same to be done by all other parties in interest in respect of its Lot, any documents that Grantor may reasonably deem necessary in connection with the conveyance of any unimproved portion of its Lot, provided all documents shall be in form and content reasonably satisfactory to Grantee. Upon said conveyance, the remaining portion of Grantor's Lot and the conveyed portion of said Lot shall be treated as separate zoning lots for purposes of determining the development rights on their Lots under this Agreement.

            Section 4.2. Notwithstanding anything to the contrary contained in this Agreement, Grantee may from time to time convey unimproved portions of its Lot without the consent of Grantor; provided, however, that such conveyance(s) shall not create a non-conforming use or non-compliance for any zoning lot containing Grantor's Lot or any building thereon, or result in an increase in any existing non-compliance or nonconformity on any such zoning lot, or in any way reduce the floor area allowable or restrict the uses permissible in any building thereon. Grantor hereby agrees to execute and deliver, and to use best efforts to cause the same to be done by all other parties in interest in respect of its Lot, any documents that Grantee may reasonably deem necessary in connection with the conveyance of any unimproved portion of its Lot, provided all documents shall be in form and content reasonably satisfactory to Grantor. Upon said conveyance, the remaining portion of Grantee's Lot and the conveyed portion of said Lot shall be treated as separate zoning lots for purposes of determining the development rights on their Lots under this Agreement.

                     ARTICLE V. VIOLATIONS/REAL ESTATE TAXES

            Section 5.1. Grantee covenants and agrees to cure and remove of record with diligence any and all violations, the circumstances or conditions of which arise after the date of this Agreement, of the Zoning Resolution, any building code, fire code, or other law, ordinance, regulation or requirement of record or issued by any municipal, state or federal agency, hereafter in force and effect with respect to Grantee's Premises (collectively "Grantee's Violations" and individually, a "Grantee's Violation") which may in any manner adversely affect Grantor's Premises or any actions which Grantor may wish to undertake with respect thereto pursuant to and consistent with this Agreement. If Grantee has not, within thirty (30) days after it receives notice of each such Grantee's Violation, cured such Grantee's Violation, or if not susceptible of being cured within such thirty (30) day period, if Grantee has not commenced diligently to prosecute a cure of such Grantee's Violation and/or does not diligently prosecute such cure until completion, or, in the case of an emergency immediately by verbal notice followed by written notice, Grantor shall have the right, at Grantee's expense, to cure said Grantee's Violation ("Self Help Rights") and Grantee hereby grants to Grantor the right of access to Grantee's Premises for such purpose. Grantee shall pay to Grantor on demand sums equal to all costs incurred by Grantor as a result of the failure by Grantee to cure Grantee's Violations, including all fines, penalties and expenses and reasonable attorneys' fees and disbursements.

            Section 5.2. Grantor covenants and agrees to cure and remove of record with diligence any and all violations, the circumstances or conditions of which arise after the date of this Agreement, of any building code, fire code, or other law, ordinance, regulation or requirement of record or issued by any municipal, state or federal agency, hereafter in force and effect with respect to Grantor's Premises (collectively "Grantor's Violations" and individually a "Grantor's Violation") which may in any manner adversely affect Grantee's Premises or any actions which Grantee may wish to undertake with respect thereto pursuant to this Agreement. If Grantor has not, within thirty (30) days after it receives notice of each such Grantor's Violation, cured such Grantor's Violation, or if not susceptible of being cured within such thirty (30) day period, if Grantor has not commenced diligently to prosecute a cure of such Grantor's Violation and/or does not diligently prosecute such cure until completion, or, in the case of an emergency immediately by verbal notice followed by written notice, Grantee shall have the right, at Grantor's expense, to cure said Grantor's Violation ("Self Help Rights") and Grantor hereby grants to Grantee the right of access to Grantor's Premises for such purpose. Grantor shall pay to Grantee on demand sums equal to all costs incurred by Grantee as a result of the failure by Grantor to cure Grantor's Violations, including all fines, penalties and expenses and reasonable attorneys' fees and disbursements.

            Section 5.3. The Parties acknowledge that their separate interests require that tax assessments concerning their respective Premises be separate and independent and that each Party shall be responsible for the payment of the real estate taxes owing on their respective Premises. Each Party agrees, that in the event the Department of Finance of the City of New York (the "Department of Finance") has not issued permanent tax lot numbers for Grantor's Lot and Grantee's Lot as of the Closing Date effectuating such separate and independent treatment, it shall promptly perform such acts and execute and deliver such documents as may reasonably be required in support of separate tax lot treatment. In the intervening period following the Closing Date but prior to the issuance of a tax bill reflecting the issuance of permanent tax lot numbers, the Parties shall use best efforts to obtain an apportionment by the Department of Finance of real property tax assessments and real property tax liens among Grantee's Premises and Grantor's Premises and shall pay their respective proportionate shares of the real estate taxes prior to the date upon which such taxes would become delinquent. If the Parties are unable to obtain such an apportionment from the Department of Finance, they shall apportion the real estate taxes attributable to the Buildings, structures and equipment on their respective Lots based on the most recent tax bill or, if such breakdown by structures and equipment is not available, based on the original book cost as of the last calendar year end preceding the taxable status date. The taxes attributable to land would be allocated among the Parties based on the relative land area of their Lots. Upon the issuance of permanent tax lot numbers for Grantee's Lot and Grantor's Lot and for so long as the Lots remain as separate and independent tax lots, each Party shall be free to institute tax certiorari proceedings with respect to its Premises. At any time prior to the issuance by the Department of Finance of separate, final tax lot numbers as aforesaid, the Parties shall cooperate with each other in deciding whether to carry out and in instituting any such certiorari proceedings.

                           ARTICLE VI. BINDING EFFECT

            Section 6.1. Covenants Running with the Land. The benefits and burdens, rights and obligations created by this Agreement shall be appurtenant to and run with and burden and be binding upon the Lots, and shall inure to the benefit of and be binding upon the Parties and those claiming by, through, or under them until this Agreement shall terminate. The covenants, agreements, terms, provisions and conditions of this Agreement shall bind and benefit the successors in interest (as owners of the Lots, whether by sale, foreclosure or otherwise) of the Parties, any party who joins in a Declaration of Zoning Lot Restrictions for the purpose of enlarging or diminishing the Zoning Lot in accordance with Article III hereof, and any such party's successors and assigns, as the case may be, with the same effect as if mentioned in each instance when a Party is named or referred to, it being understood and agreed that upon any transfer of ownership (whether by sale, foreclosure or otherwise) of all or any part of the Lots, each such successor in interest shall, without the requirement of any further documentation, thereupon and thereafter assume, and perform and observe, any and all of the obligations of its predecessors in interest under this Agreement with respect to such Lot (or portion thereof). Notwithstanding the foregoing, each Party shall use reasonable efforts to cause any such successor in interest to execute an agreement in recordable form pursuant to which such successor in interest shall assume any and all obligations of its predecessors in interest under this Agreement; provided, however, that the failure to obtain any such agreement shall not detract from the provisions of the previous sentence.

            Section 6.2. Assignment. Neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by Grantee or Grantor, except (1) to a party acquiring all or any portion of a Lot and this Agreement or (2) to a lending institution or trustee in connection with a pledge or granting of a security interest in all or any part of a Lot and this Agreement, without the prior written consent of the other Party; and provided further, that no assignment or transfer of rights or obligations by either Party shall release it from the full liabilities and full financial responsibility, as provided for under this Agreement, unless and until (x) the transferee or assignee shall agree in writing to assume such obligations and duties, (y) the other Party has consented in writing to such release, and (z) a counterpart of the assumption agreement has been duly recorded in the Office of the New York City Register for the County in which the Lots are located. To the extent that rights hereunder are assigned to the holder of any mortgage encumbering the Grantor's Premises, the Grantee's Premises, or any interest therein, they shall be enforceable by any such assignee after default under any such mortgage.

            Section 6.3. Zoning Lot Subdivision. Upon final approval by the applicable Permitting Agency of the zoning lot subdivision separating Grantor's Lot from the Zoning Lot, neither Grantee's Lot nor Grantor's Lot shall be subject to this Agreement, which shall thereupon terminate. Notwithstanding the above, the rights and obligations of Grantee and Grantor arising prior to said termination shall survive the termination of this Agreement.

                           ARTICLE VII. MISCELLANEOUS

            Section 7.1. Force Majeure.

      (A) Notwithstanding anything in this Agreement to the contrary, no Party shall have any liability or be otherwise responsible to the other for its failure to carry out its obligations, with the exception of any obligation to pay money, under this Agreement if and only to the extent that it becomes impossible for either Party to so perform as a result of any occurrence or event which is beyond the reasonable control, and does not result from any fault or negligence, of the Party affected (each a "Force Majeure Event"), including any act of God, strike or other labor disturbance, act of a public enemy, war, act of terrorism, riot, any other civil disturbance, fire, storm, lightning, flood, earthquake, any other natural disasters, explosion, materials shortage, breakage or accident to machinery or equipment, any order or regulation or restriction imposed by any court, administrative or regulatory agency or commission or other governmental entity or instrumentality, domestic, foreign or supranational or any department thereof (each a "Governmental Authority"), failure of a contractor or subcontractor cause by a Force Majeure Event and transportation delays and stoppages.

      (B) If a Party shall rely on the occurrence of a Force Majeure Event as a basis for being excused from performance of its obligations under this Agreement, then the Party relying on such occurrence shall (i) provide prompt written notice of such Force Majeure Event to the other

Party(ies) giving an estimate of its expected duration and the probable impact on the performance of its obligations hereunder, (ii) exercise its reasonable best efforts to continue to perform its obligations under this Agreement, (iii) expeditiously take action to correct or cure the Force Majeure Event (provided that settlement of strikes or any other labor dispute will be completely within the sole discretion of the Party affected by such strike or labor dispute), (iv) exercise its reasonable best efforts to mitigate or limit damages to the other Party and (v) provide prompt notice to the other Party(ies) of the cessation of the Force Majeure Event.

            Section 7.2. Default and Remedies. In the event that a Party defaults, breaches or otherwise fails to perform any obligation of such Party under this Agreement, the other Party shall have the right to all remedies available at law or in equity, including the right to injunctive relief and the right to exercise its Self-Help Rights (and shall be entitled to correlative reimbursement in connection therewith) without any requirement to pursue or exhaust any other remedies available to such Party under any other agreement. All such remedies shall be cumulative and not exclusive. A Party shall have the right, following notice to the other Party, to take such action as it may deem necessary or advisable, including payment of any delinquent taxes, to prevent a foreclosure for nonpayment of taxes or other action by a Governmental Authority that might affect its rights and interests hereunder and any such action shall be deemed an exercise of Self-Help Rights (and, accordingly, give rise to correlative reimbursement rights). The right to reimbursement shall not include the right to recover punitive or consequential damages. In the event a Party is entitled to reimbursement hereunder and same is not satisfied within thirty (30) days after written demand by the Party entitled to same, the unpaid obligations shall constitute a lien against the defaulting Party's Lot; provided, however, that the payment of any monetary obligations which become due and payable by a Party after recordation of a mortgage on such Party's Lot granted to an independent third party regularly engaged in the business of making mortgage loans shall be subordinate to the payment of the obligations secured by such mortgage.

            Section 7.3. Recording. Grantee shall record this Agreement immediately after the execution of this Agreement and Grantee's acquisition of Grantee's Lot and shall bear the costs of recording.

            Section 7.4. Notices. All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice):

                  To Grantee:

                  Astoria Generating Company, L.P.
                  c/o Orion Power New York GP II, Inc.
                  111 Market Place
                  Suite 520
                  Baltimore, MD 21202
                  Telecopy No.: (410) 468-3699
                  Attention: General Counsel
                  with a copy to:

                  Thelen Reid & Priest LLP
                  Two Embarcadero Center
                  Suite 2100
                  San Francisco, CA 94111
                  Telecopy No.: (415) 421-1068
                  Attention: Thomas B. Glascock, Esq.

                  To Grantor:

                  Consolidated Edison Company of New York, Inc.
                  4 Irving Place
                  New York, New York 10003
                  Attn: Director of Real Estate

                  with a copy to:

                  Consolidated Edison Company of New York, Inc.
                  4 Irving Place
                  New York, New York 10003
                  Attn: Senior Vice President and General Counsel

or at such other address in the United States of America as may be designated by any of the Parties in a written notice given in accordance with the provisions of this Section 7.4. The attorney for any Party may send notices on that Party's behalf.

            Section 7.5. Estoppel Certificate. Each Party agrees, within ten
(10) days after written request by the other, to execute, acknowledge and deliver to and in favor of any present or proposed lender, Mortgagee, ground lessor, purchaser, tenant or the like of all or any part of the other Party's Lot, an estoppel certificate, in a form reasonably satisfactory to such lender, Mortgagee, ground lessor, purchaser, tenant or the like, stating, among other things: (i) whether this Agreement is in full force and effect; (ii) whether this Agreement has been modified or amended and, if so, identifying and describing any such modification or amendment;

(iii) whether there are any sums then due and owing under this Agreement from either Party to the other, and if so, specifying the amount thereof and reason therefor; and (iv) whether the Party giving such certificate knows of any default (or event which, with the passage of time, the giving of notice, or both, would constitute a default) on the part of the other Party, or has any outstanding claim against the other Party arising under this Agreement and, if so, specifying the nature of such default or claim.

            Section 7.6. Waivers by Subsequent Parties-in-Interest. If an interest attaches to either Party's Premises subsequent to the date hereof which would otherwise confer upon the holder of such interest the status of a Party-in-Interest, any modification, amendment or termination of this Agreement that is entered into for the purpose of enlarging or subdividing the Zoning Lot or for the purpose of modifying or terminating the provisions of this Agreement as they affect the Zoning Lot, as it may be enlarged or diminished, may be executed without the joinder, waiver, consent or other act of the holder of such interest. Notwithstanding the foregoing, the affected Party shall obtain from such holder a waiver of execution of any subsequent amendments to this Agreement and to subordinate its interest to such Agreement, as it may be amended.

            Section 7.7. Mortgagees' Status. Except as set forth in Section 7.2 hereof, the Parties intend that this Agreement be superior to any mortgages or other instruments evidencing security for indebtedness granted by either Party from time to time with respect to its Lot. Accordingly, each Party agrees to obtain and deliver to the other Party such documents and instruments, in recordable form, as may be reasonably necessary or requested by the other Party to evidence and confirm the subordination of any such mortgages or other security instruments to the provisions of this Agreement.

            Section 7.8. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by either Grantee or Grantor shall bind Grantee and Grantor as if they had each executed the same counterpart.

            Section 7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

            Section 7.10. Extension; Waiver. Any Party may extend the time for performance of any of the obligations or other acts of the other Party or waive compliance by the other Party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of a Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            Section 7.11. No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person.

            Section 7.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            Section 7.13. Amendment and Modification. This Agreement may be amended, modified or supplemented only by an instrument in writing signed on behalf of the owners from time to time of each Lot.

            Section 7.14. Jurisdiction and Enforcement.

      (A) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in
Section 7.4 (or such other address specified by such Party from time to time pursuant to Section 7.4) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this

Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      (B) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 7.15. Interpretation. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof, "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement.

                              CONSOLIDATED EDISON COMPANY
                              OF NEW YORK, INC.,


                              By: _______________________________
                                  Name:  Joan S. Freilich
                                  Title: Executive Vice President
                                         and CFO


                              ASTORIA GENERATING COMPANY, L.P.,

                                  By: ORION POWER NEW YORK GP II, INC.,

                                      By: ___________________________
                                          Name:
                                          Title:

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF NEW YORK )

            On this __ day of _______ 1999, before me personally appeared Joan
S. Freilich, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that his signature on the instrument, the individual, or the corporation upon behalf of which the individual acted, executed the instrument.


                                      ________________________________
                                               NOTARY PUBLIC


STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF NEW YORK )

On this __ day of ________ 1999, before me personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that his signature on the instrument, the individual, or the corporation upon behalf of which the individual acted, executed the instrument.


                                      ________________________________
                                               NOTARY PUBLIC

                                                                     EXHIBIT B-1

                          [ASTORIA GENERATING STATION]

Form 3264 Standard N Y S T U Form 8001 -Bargain and Sale Deed, without Covenant against Grantor's Acts-Individual or Corporate (Single Sheet)
CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT--THIS INSTRUMENT SHOULD BE USED BY LAWYERS ONLY.

                              --------------------

THIS INDENTURE, made the     day of           , 1999

BETWEEN

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation, having an address at 4 Irving Place, New York, New York 10003.

party of the first part, and

[PURCHASER OF BUNDLE 3], a __________________, having an address at
__________________.

party of the second part,

WITNESSETH, that the party of the first part, in consideration of ten ($10) dollars and other valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever,

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the County of Queens, in the City and State of New York, as more fully described in the attached Exhibit A.

TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises: TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose. The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

IN PRESENCE OF:

                                        CONSOLIDATED EDISON COMPANY
                                        OF NEW YORK, INC.


                                        By: ____________________________________
                                            Name:
                                            Title

STATE OF NEW YORK, COUNTY OF      ss:  STATE OF NEW YORK, COUNTY OF      ss:

On the    day of         19  , before  On the    day of         19  , before
me personally came                     me personally came

to me known to be the individual       to me known to be the individual
       described in and who executed          described in and who executed
the foregoing instrument, and          the foregoing instrument, and
acknowledged that     executed the     acknowledged that     executed the
same.                                  same.
                 ____________________
                                                        ____________________

STATE OF NEW YORK, COUNTY OF      ss:  STATE OF NEW YORK, COUNTY OF      ss:

On the    day of         19  , before  On the    day of         19  , before
me personally came                     me personally came

to me known, who, being by me duly     the subscribing witness to the
sworn, did depose and say that   he    foregoing instrument, with whom I am
resides at                             personally acquainted, who, being by
                                       me duly sworn, did depose and say that
that   he is the                       he resides at
of
                    , the corporation
described in and which executed the                      ; that he knows
foregoing instrument; that he knows                      to be the individual
the seal of said corporation; that     described in and who executed the
the seal affixed to said instrument    foregoing instrument; that he, said
is such corporate seal; that it was    subscribing witness, was present and saw
so affixed by order of the board of
directors of said corporation, and           execute the same; and that    he,
that he signed his name thereto by
like order.                            said witness, at the same time subscribed
                                       h     name as witness thereto.
                 ____________________
                                                        ____________________

                           *See attached notary block

BARGAIN AND SALE DEED

WITHOUT COVENANT AGAINST GRANTOR'S ACTS   SECTION
                                          BLOCK
Title No. _______________________         LOT     *See attached Exhibit B
                                          COUNTY  OR TOWN
CONSOLIDATED EDISON COMPANY               STREET ADDRESS
OF NEW YORK, INC.
                                               Recorded at Request of
TO                                        COMMONWEALTH LAND TITLE INSURANCE
                                                        COMPANY

                                                    RETURN BY MAIL TO

                                          ______________________________________

___________________________________

Standard Form of New York Board of
            Underwriters
           Distributed by

             Commonwealth

___________________________________       ______________________________________


________________________________________________________________________________

RESERVE THIS SPACE FOR USE OF RECORDING OFFICE

________________________________________________________________________________

                                   EXHIBIT A

                               Legal Description

               I. Legal Description of Astoria Generating Station

                       II. Legal Description of Tank Farm

                                   EXHIBIT B

ASTORIA GENERATING STATION

SECTION           6
BLOCK             850
LOT               Part of 1 [Subject to Change]
COUNTY OR TOWN    Queens
STREET ADDRESS    20th Avenue, Astoria, New York
                  (No specific street address given; therefore, see Tax Map, attached as Exhibit C)

TANK FARM

SECTION           6
BLOCK             850
LOT               Part of 1 [Subject to Change]
COUNTY OR TOWN    Queens
STREET ADDRESS    Interior Parcel, North of 20th Avenue,
                  Astoria, New York
                  (No specific street address given; therefore, see Map, attached as Exhibit D. Note: this map is not a tax map.)

                                   EXHIBIT C

                                    TAX MAP

                           ASTORIA GENERATING STATION

                                 (SEE ATTACHED)

                                    EXHIBIT D

                                       MAP

                                    TANK FARM

                                 (SEE ATTACHED)

                        Note: this map is not a tax map.

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

      On the __ day of _____ in the year 199_ before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                        ________________________________________
                                                      Notary Public

                                                                     EXHIBIT B-2

             [NARROWS GAS TURBINE SITE & GOWANUS GAS TURBINE SITE]

Form 3264 Standard NY S T U Form 8001 -Bargain and Sale Deed, without Covenant against Grantor's Acts-Individual or Corporate (Single Sheet)
CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT--THIS INSTRUMENT SHOULD BE USED BY LAWYERS ONLY.

                              --------------------

THIS INDENTURE, made the     day of                , 1999

BETWEEN

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation, having an address at 4 Irving Place, New York, New York 10003.

party of the first part, and

[PURCHASER OF BUNDLE 3], a __________________, having an address at
________________________.

party of the second part,

WITNESSETH, that the party of the first part, in consideration of ten ($10) dollars and other valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever,

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the County of Kings, City and State of New York, as more fully described in the attached Exhibit A.

TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises: TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose. The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

IN PRESENCE OF:

                                        CONSOLIDATED EDISON COMPANY
                                        OF NEW YORK, INC.


                                        By: ____________________________________
                                            Name:
                                            Title:

STATE OF NEW YORK, COUNTY OF      ss:  STATE OF NEW YORK, COUNTY OF      ss:

On the    day of         19  , before  On the    day of         19  , before
me personally came                     me personally came

to me known to be the individual       to me known to be the individual
       described in and who executed          described in and who executed
the foregoing instrument, and          the foregoing instrument, and
acknowledged that     executed the     acknowledged that     executed the
same.                                  same.
                 ____________________
                                                        ____________________

STATE OF NEW YORK, COUNTY OF      ss:  STATE OF NEW YORK, COUNTY OF      ss:

On the    day of         19  , before  On the    day of         19  , before
me personally came                     me personally came

to me known, who, being by me duly     the subscribing witness to the
sworn, did depose and say that   he    foregoing instrument, with whom I am
resides at                             personally acquainted, who, being by
                                       me duly sworn, did depose and say that
that   he is the                       he resides at
of
                    , the corporation
described in and which executed the                      ; that he knows
foregoing instrument; that he knows                      to be the individual
the seal of said corporation; that     described in and who executed the
the seal affixed to said instrument    foregoing instrument; that he, said
is such corporate seal; that it was    subscribing witness, was present and saw
so affixed by order of the board of
directors of said corporation, and           execute the same; and that    he,
that he signed his name thereto by
like order.                            said witness, at the same time subscribed
                                       h     name as witness thereto.
                 ____________________
                                                        ____________________

                           *See attached notary block

BARGAIN AND SALE DEED

WITHOUT COVENANT AGAINST GRANTORS ACTS    SECTION
                                          BLOCK
Title No. _______________________         LOT     *See attached Exhibit B
                                          COUNTY  OR TOWN
CONSOLIDATED EDISON COMPANY               STREET ADDRESS
OF NEW YORK, INC.
                                                   Recorded at Request of
TO                                        COMMONWEALTH LAND TITLE INSURANCE
                                                        COMPANY

                                                      RETURN BY MAIL TO

                                          ______________________________________

___________________________________

Standard Form of New York Board of
            Underwriters
           Distributed by

            Commonwealth

___________________________________       ______________________________________


________________________________________________________________________________

RESERVE THIS SPACE FOR USE OF RECORDING OFFICE

________________________________________________________________________________

                                   EXHIBIT A

                               Legal Descriptions

                I. Legal Description of Narrows Gas Turbine Site

               II. Legal Description of Gowanus Gas Turbine Site

                                   EXHIBIT B

NARROWS GAS TURBINE SITE

SECTION:          3
BLOCK:            803
LOTS:             10 & 150
COUNTY OR TOWN:   Kings
STREET ADDRESS:   1st Avenue, Brooklyn, New York
                  (No specific street address given; therefore, see Tax Map, attached as Exhibit C)

GOWANUS GAS TURBINE SITE

SECTION:          3
BLOCK:            653
LOT:              3
COUNTY OR TOWN:   Kings
STREET ADDRESS:   3rd Avenue, 25th Street, 26th Street, 27th Street and
                  28th Street, Brooklyn, New York
                  (No specific street address given; therefore, see Tax Map, attached as Exhibit D)

                                   EXHIBIT C

                                    TAX MAP

                            NARROWS GAS TURBINE SITE

                                 (SEE ATTACHED)

                                   EXHIBIT D

                                    TAX MAP

                            GOWANUS GAS TURBINE SITE

                                 (SEE ATTACHED)

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

      On the __ day of _____ in the year 199_ before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                        ________________________________________
                                                      Notary Public

                                                                       EXHIBIT C

                      CERTIFICATION OF NON-FOREIGN STATUS

            Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Astoria Generating Company, L.P. ("Buyer"), that a withholding of tax is not required upon the disposition of a U.S. real property interest by Consolidated Edison Company of New York, Inc., a New York corporation ("Con Ed"), the undersigned hereby certifies the following on behalf of Con Ed:

            1. Con Ed is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

            2. Con Ed's employer identification number is 13-5009340;

            3. Con Ed's office address is 4 Irving Place, New York, NY 10003.

            Con Ed and the undersigned understand that this certificate may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment or both.

            Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Con Ed.


Date:                                   By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                                                       EXHIBIT D

                  FORM OF OPINION OF GENERAL COUNSEL TO SELLER

                                                                          , 1999

[Insert Buyer's Name and Address]

                 Consolidated Edison Company of New York, Inc.
                        Generating Plant and Gas Turbine
                       Asset Purchase and Sale Agreement

Ladies and Gentlemen:

            I am General Counsel of Consolidated Edison Company of New York, Inc., a New York corporation ("Seller"), and have acted for Seller in connection with the Generating Plant and Gas Turbine Asset Purchase and Sale Agreement (the "Asset Purchase and Sale Agreement") dated as of March 2, 1999, between Seller and Astoria Generating Company, L.P., a Delaware limited partnership ("Buyer"), the Continuing Site Agreements, the Declaration of Easements Agreements, the Declarations of Subdivision Easements, the Zoning Lot Development Agreements, the other Ancillary Agreements (collectively, the "Agreements") and the transactions contemplated thereby. Capitalized terms used but not defined herein have the meanings assigned to them in the Asset Purchase and Sale Agreement.

            In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Agreements, (b) the Certificate of Incorporation of Seller, (c) the By-laws of Seller and (d) resolutions of the Board of Trustees of Seller.

            In rendering my opinion, I have assumed the due authorization, execution and delivery of each Agreement by each party thereto other than Seller.

            Based upon the foregoing and subject to the qualifications hereinafter set forth, I am of the opinion as follows:

            1. Based solely on a certificate from the Secretary of State of the State of New York, Seller is a corporation validly existing and in good standing under the laws of the State of New York. Seller has all necessary corporate power and authority to execute and deliver each Agreement and to consummate the transactions contemplated thereby; and the execution and delivery by Seller of each Agreement and the consummation by Seller of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Seller.

            2. Each Agreement has been duly executed and delivered by Seller, and assuming that such Agreement constitutes a valid and binding obligation of each other party thereto, subject to the receipt of all required regulatory approvals, such Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law). With respect to the foregoing opinion, (i) insofar as provisions contained in the Agreements provide for indemnification, the enforceability thereof may be limited by public policy considerations and (ii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction.

            3. Neither the execution and delivery of the Agreements by Seller nor the sale by Seller of the Auctioned Assets will (i) conflict with or result in a breach of the Certificate of Incorporation or By-laws of Seller, (ii) result in a default (or give rise to any right of termination, cancelation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Seller is a party or by which Seller, or any of the Auctioned Assets may be bound, except for such defaults (or rights of termination, cancelation or acceleration) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, create a Material Adverse Effect or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, or the Auctioned Assets, except for such violations which would not, individually or in the aggregate, create a Material Adverse Effect.

            4. Except for the Seller Required Regulatory Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of any United States Federal or New York State Governmental Authority is necessary for the consummation by Seller of the transactions contemplated by the Agreements, other than such declarations, filings, registrations, notices, authorizations, consents or approvals (i) which, if not obtained or made, would not, individually or in the aggregate, create a Material Adverse Effect or (ii) which relate to the Transferable Permits.

            The opinions expressed herein are subject to the qualification that I express no opinion regarding the applicability of, or compliance with, any bulk sales, bulk transfer or similar laws in connection with the transfer of the Auctioned Assets pursuant to the Asset Purchase and Sale Agreement. I express no opinion herein as to (i) the provisions of the Agreements insofar as such provisions relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related thereto and (ii) the waiver of an inconvenient forum set forth in the provisions of the Agreements.

            I am admitted to practice in the State of New York, and I express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.

            I am furnishing this opinion to you pursuant to Section 8.02(e)(iii) of the Asset Purchase and Sale Agreement, solely for your benefit in connection with the transactions contemplated by the Asset Purchase and Sale Agreement. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                        Very truly yours,

                                                                       EXHIBIT E

                      FORM OF OPINION OF COUNSEL TO BUYER

                                                                          , 1999

Consolidated Edison Company
      of New York, Inc.
4 Irving Place
New York, NY 10003

                        Generating Plant and Gas Turbine
                       Asset Purchase and Sale Agreement

Ladies and Gentlemen:

            We have acted as counsel to Astoria Generating Company, L.P., a Delaware limited partnership ("Buyer"), in connection with the Generating Plant and Gas Turbine Asset Purchase and Sale Agreement (the "Asset Purchase and Sale Agreement") dated as of March 2, 1999, between Buyer and Consolidated Edison Company of New York, Inc., a New York corporation ("Seller"), the Continuing Site Agreements, the Declaration of Easements Agreements, the Zoning Lot Development Agreements (collectively, the "Agreements") and the transactions contemplated thereby. Capitalized terms used but not defined herein have the meanings assigned to them in the Asset Purchase and Sale Agreement.

            In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Agreements, (b) the Certificate of Incorporation and By-laws (or other similar governing documents) of Buyer and
(c) resolutions of the Board of Directors of Buyer.

            In rendering our opinion, we have assumed the due authorization, execution and delivery of each Agreement by each party thereto other than Buyer.

            Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion as follows:

            1. Buyer is a limited partnership validly existing and in good standing under the laws of the State of Delaware. Buyer has all necessary power and authority to execute and deliver each Agreement and to consummate the transactions contemplated thereby; and the execution and delivery by Buyer of each Agreement and the consummation by Buyer of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the general partner of Buyer.

            2. Each Agreement has been duly executed and delivered by Buyer, and assuming that such Agreement constitutes a valid and binding obligation of each other party thereto, subject to the receipt of all required regulatory approvals, such Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law). With respect to the foregoing opinion, (i) insofar as provisions contained in the Agreements provide for indemnification, the enforceability thereof may be limited by public policy considerations and (ii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction.

            3. Neither the execution and delivery of the Agreements nor the purchase by Buyer of the Auctioned Assets will (i) conflict with or result in a breach of the limited partnership agreement (or other similar governing documents) of Buyer, (ii) result in a default (or give rise to any right of termination, cancelation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which any of their respective assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, or any of its assets, except in the case of clauses (ii) and (iii) for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by, and discharge its obligations under, the Asset Purchase and Sale Agreement and the Agreements.

            4. Except for the Buyer Required Regulatory Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated by the Agreements.

            We express no opinion herein as to (i) the provisions of the Agreements insofar as such provisions relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related thereto and (ii) the waiver of an inconvenient forum set forth in the provisions of the Agreements.

            We are furnishing this opinion to you pursuant to Section 8.03(d) of the Asset Purchase and Sale Agreement, solely for your benefit in connection with the transactions contemplated by the Asset Purchase and Sale Agreement. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                        Very truly yours,

                                                                       EXHIBIT F

                A-10 NON-EXCLUSIVE DOCK LICENSE (THE "LICENSE")
                        SUMMARY OF TERMS AND CONDITIONS

Licensor:               Seller.

Licensee:               Buyer.

Licensed Premises:      A-10 Dock and related appurtenances located adjacent to
                        Seller's property.

Licensed Term:          Twenty (20) years.

Renewal Term:           Licensee may renew for four (4) 20-year periods, in each
                        case by providing at least one hundred eighty (180) days' prior written notice to Licensor.

Use: Licensee has a non-exclusive right to use the Licensed Premises in connection with its operation of the Astoria Generating Plants or any replacement power generation facility located at the Astoria site owned by it or any successor.

Improvements
And Alternations:       Licensee will not make any improvements or alternations
                        to the Licensed Premises without the prior written consent of Licensor.

Non-Exclusivity:        Licensed Premises may also be used by Licensor and other
                        owners or tenants at the Astoria site.

Option to Terminate:    Licensee has right to terminate in its sole discretion
                        on one hundred twenty (120) days' prior written notice.

Revocation:             Licensor has the right to revoke in the event that
                        Licensee no longer operates the Astoria Generating
                        Plants as a power generation facility. Licensor has the right to revoke the License for cause, which cause for revocation continues uncured through the expiration of any applicable grace period.

License Fee:            The License is granted free of charge.

Economic Obligations
of Licensee:            The Licensee will pay the property taxes and be
                        responsible for all maintenance expenses on the Licensed
                        Premises.

Environmental
Liabilities:            Except as specified in the following sentence, as
                        between Licensor and Licensee, Licensee shall be responsible and liable for, and indemnity and hold
                        Licensor harmless from, all Environmental Liabilities under any Environmental Law relating to the Licensed
                        Premises and arising out of or in connection with the Licensee's use of, or operations at, the Licensed
                        Premises during the License Term. As between Licensor and Licensee, Licensor shall be responsible and liable for, and indemnity and hold harmless Licensee from, all Environmental Liabilities under any Environmental Law relating to the Licensed Premises and arising out of or in connection with the Licensor's use of, or operations at, the Licensed Premises during the License Term or with events or conditions which (i) existed prior to the commencement of the License Term or (ii) arise after the expiration of the License Term (and any Renewal Term

Maintenance:            The Licensee agrees to maintain the Licensed Premises in
                        the condition existing at the commencement of the initial License Term. The Licensee will maintain and repair the Licensed Premises in accordance with Good
                        Industry Practice but will not be responsible for repairs required by damage to the Licensed Premises caused by others.

Insurance:              Unless waived by Licensor (in which case Licensor shall
                        obtain such insurance itself), Licensee shall maintain and keep in full force and effect the following insurance, subject to commercially reasonable terms, with respect to the Licensed Premises:

                        o general comprehensive liability insurance including contractual liability with limits of at least $5 million per occurrence for bodily injury and at least $1 million per occurrence for property damage or a combined single limit of $5,000,000 per occurrence;

                        o statutory workers' compensation insurance as required by law, and employer's liability insurance, including in respect of accidents (with a limit of at least $500,000 per accident) and occupation diseases (with a limit of at least $500,000 per employee); and

                        o property casualty insurance (with subrogation waived against Licensor) in such amounts as are agreed between Licensor and Licensee.

                        Such insurance shall have such deductibles and retentions and be underwritten by such companies (to be approved by Licensor) as would be obtained by a reasonably prudent electric power business and shall be primary and noncontributory with any insurance carried by Licensor and shall not require that Licensor pay any premium thereunder. Licensor will be named as an additional insured under the general comprehensive liability insurance policy and as a loss payee on the property casualty insurance policy. Licensee may self-insure against any of the liabilities set forth above if Licensee satisfies all applicable statuary and regulatory criteria with respect to the self-insurance of the relevant liability.

Indemnification:        The indemnification rights and obligations under the
                        License will be governed by the indemnification provisions of Asset Purchase and Sale Agreement.

Fire Protection:        Licensee shall maintain any person-in-charge building(s)
                        located at the Licensed Premises, will be required to (upon request) provide one or more locations at the Licensed Premises for mooring vessel(s) of the New York
                        City Fire Department ("FDNY") and will be responsible for promptly installing its own FDNY-approved fire protection systems at the Licensed Premises separate from those of Licensor (at the expiration or termination of the License, such separate fire protection systems will be abandoned, not removed). Until the earlier of the completion of such separate fire protection systems or December 31, 2000, the Licensor will continue to provide to Licensee free of charge, but without liability for the failure or malfunction thereof, access to and use of its existing saltwater fire protection system at the Licensed Premises. After the earlier of December 31, 2000 or the installation of Licensee's separate fire protection systems at the Licensed
                        Premises, the ties to Licensor's existing saltwater fire protection system at the Licensed Premises will be severed.

                        To the extent that the FDNY does not permit such separation by the date specified in the preceding sentence, then Licensee will pay an annual fee for each year or any part of each year in which Licensor is required to continue the access and use described in this section.

Assignment and
Sublicensing:           Licensee may not assign or sublicense its rights or
                        obligations under the License without the prior written consent of Licensor.

End of License
Obligations:            At the expiration or revocation of the License, Licensee
                        will vacate the Licensed Premises and leave the Licensed
                        Premises in the condition existing at the commencement of the License Term.

Permits: Licensee will hold all permits necessary to conduct its operations at or in connection with the Licensed Premises and will be responsible for compliance with same. Such permits include oil spill response plans and certificates of financial responsibility to the extent required under the Oil Pollution Act of 1990, as amended.

Governing Law:          New York.

TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED THERETO IN THE GENERATING PLANT AND GAS TURBINE ASSET PURCHASE AND SALE AGREEMENT TO WHICH THIS EXHIBIT F IS ATTACHED.

                                                                       EXHIBIT G

                         TRANSITION CAPACITY AGREEMENT

                                    BETWEEN

                                       *

                                      AND

                 CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                              Dated as of *, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    DEFINITIONS .............................................................2

2.    EFFECTIVENESS, TERM AND TERMINATION .....................................4

3.    CAPABILITY AND AVAILABILITY REQUIREMENTS ................................5

4.    INSTALLED CAPACITY PURCHASE, QUANTITY AND PAYMENTS ......................6

5.    SCHEDULING ..............................................................8

6.    BILLING AND PAYMENT PROCEDURES ..........................................8

7.    FORCE MAJEURE ...........................................................9

8.    ASSIGNMENT; NO THIRD PARTY BENEFICIARIES ...............................10

9.    EXTENSION; WAIVER ......................................................11

10.   COUNTERPARTS ...........................................................11

11.   GOVERNING LAW ..........................................................11

12.   SEVERABILITY ...........................................................11

13.   AMENDMENT ..............................................................11

14.   ENTIRE AGREEMENT .......................................................12

15.   FURTHER ASSURANCES .....................................................12

16.   INDEPENDENT CONTRACTOR STATUS ..........................................12

17.   NOTICES ................................................................13

18.   INTERPRETATION .........................................................13

19.   JURISDICTION AND ENFORCEMENT ...........................................14

20.   CONFLICT ...............................................................14

                  TRANSITION CAPACITY AGREEMENT BETWEEN * AND CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

      This Transition Capacity Agreement ("Agreement") is made and entered into as of this * day of * 1999, by and between * ("ABC"), a * corporation, and Consolidated Edison Company of New York, Inc. ("Con Edison"), a New York corporation. ABC and Con Edison shall each be referred to as a "Party", and shall be referred to collectively as the "Parties."

      WHEREAS, ABC and Con Edison have entered into a Generating Plant and Gas Turbine Asset Purchase and Sale Agreement (the "APA") and certain other agreements specified in the APA relating to the purchase by ABC of certain of Con Edison's generating assets comprised of Generating Plants and Gas Turbines (each as defined in the APA) (collectively, the "Purchased Assets");

      WHEREAS, the rights and obligations of buyers and providers of electric generating capacity, energy, transmission and ancillary services may be modified by a proposal (the "Proposal") currently pending before the Federal Energy Regulatory Commission ("FERC") to restructure the New York Power Pool, which Proposal contemplates, among other things, (i) the formation of the ISO (as defined) and (ii) the implementation of the ISO Tariff filed on December 19, 1997, in FERC Docket Nos. ER97-1523-000, OA97-470-000 and ER97-4234-000, as such filings may be amended from time-to-time;

      WHEREAS, FERC may approve, accept, modify, or reject the Proposal, and its actions may affect the rights and obligations of the Parties under this Agreement;

      WHEREAS, FERC has accepted for filing certain market power mitigation measures applicable to sales of capacity, energy and certain other services from specified electric generating units in New York City in FERC Docket No. ER98-3169-000 (such measures, as may be modified from time to time, and any other applicable market power mitigation measures that may be imposed by FERC, ISO or the New York State Public Service Commission ("PSC"), the "Mitigation Measures");

      WHEREAS, sales of capacity, energy and certain other services from the Purchased Assets will be subject to, and the rights and obligations of the Parties under this Agreement may be affected by, the Mitigation Measures; and

      WHEREAS, in recognition of Con Edison's installed capacity requirements for its delivery service customers and its remaining native load customers, ABC and Con Edison are entering into this Agreement, whereby ABC will maintain the electric generating capability and availability of the Purchased Assets at specified levels for the term of this Agreement and whereby, during certain periods, Con Edison will purchase from ABC, and ABC will sell to Con Edison, specified amounts of Installed Capacity (as defined herein).

      NOW THEREFORE, in consideration of the mutual agreements and commitments contained herein, ABC and Con Edison hereby agree as follows:

1. DEFINITIONS.

            (a) The following terms shall have the meanings set forth below. Any term used in this Agreement that is not defined herein shall have the meaning customarily attributed to such term by the electric utility industry in New York.

"Ancillary Agreements" shall have the meaning ascribed thereto in the APA.

"Business Day" shall mean any day other than Saturday, Sunday or any day which is a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Closing" shall mean the closing of the sale of the Purchased Assets and certain other assets as contemplated by the APA.

"Closing Date" shall mean the date and time at which the Closing actually occurs.

"Excess Deficiency Charges" shall mean the excess of the installed capacity deficiency charges imposed by the NYPP or ISO, as the case may be, on Con Edison over the payments that would have been due in accordance with Section 4.2 for the amount of capacity in respect of which such deficiency charges were imposed.

"Government Authority" shall mean any court, administrative or regulatory agency or commission or other government entity or instrumentality or any department thereof.

"Installed Capacity" shall mean electric generating capacity of the Purchased Assets that satisfies all of the requirements applicable to installed capacity established by the NYPP or ISO, as the case may be, as such requirements apply to Con Edison.

"ISO" shall mean the New York Independent System Operator, as described in the Supplemental Filing, or its successors.

"ISO Rules" shall mean the rules and procedures adopted by the ISO pursuant to the ISO Tariff from time to time in effect and the related ISO agreements.

"ISO Tariff" shall mean the tariff described in the Supplemental Filing, as it may be amended from time to time.

"NERC" shall mean the North American Electric Reliability Council or its successors.

"NYPP" shall mean the New York Power Pool or its successors.

"NPCC" shall mean the Northwest Power Coordinating Council or its successors.

"NYPP Rules" shall mean the rules and procedures of the NYPP from time to time in effect.

"NYSRC" shall mean the New York State Reliability Council or its successor.

"Offering Memorandum" shall have the meaning ascribed thereto in the APA.

"Replacement Capacity" shall mean installed capacity from resources other than the Purchased Assets which resources are identified to the NYPP or ISO, as the case may be, as sources of installed capacity in Con Edison's periodic reports required under applicable procedures, provided that such installed capacity (i) is from resources that are located in New York City or directly interconnected to Con Edison's electric system in New York City, and (ii) would satisfy the installed capacity requirements applicable to Con Edison, including any applicable delivery requirements, established by the NYPP or ISO, as the case may be.

"Replacement Capacity Costs" shall mean the excess of Con Edison's costs and expenses for Replacement Capacity over the payments that would have been due in accordance with Section 4.2 for an amount of capacity provided by ABC equal to such Replacement Capacity.

"Supplemental Filing" shall mean the December 19, 1997 Supplemental Filing to the Comprehensive Proposal to Restructure the New York Wholesale Electric Market in FERC Docket Nos. ER97-1523-000, OA97-47000, and ER97-4234-000.

"Summer Capability Period" shall have the meaning provided by the NYPP or ISO, as the case may be, as may be modified from time to time. Summer Capability Period is currently May I through October 31 of each year.

"Winter Capability Period" shall have the meaning provided by the NYPP or ISO, as the case may be, as may be modified from time to time. Winter Capability Period is currently each November 1 through April 30 of the following calendar year.

            (b) Each of the following terms has the meaning specified in the Section set forth opposite such term:

Term                                                Section
----                                                -------

ABC                                                 Preamble
Affiliate                                           8(a)
Agreement                                           Preamble
APA                                                 Recitals
Capacity Payment                                    4.2
Capacity Deficiency Payments                        4.3
Con Edison                                          Preamble
Confidentiality Agreement                           14
DMNC                                                3(a)
FERC                                                Recitals
Force Majeure Event                                 7(a)
ICAP                                                4.2
Mitigation Measures                                 Recitals
Party                                               Preamble
PSC                                                 Recitals
Proposal                                            Recitals
Purchased Assets                                    Recitals
Required Net Capability                             3(a)

2. EFFECTIVENESS, TERM AND TERMINATION.

            2.1 This Agreement shall only become effective upon the consummation of the Closing.

            2.2 This Agreement shall expire on the later of (a) the earlier of
(i) December 31, 2002 or (ii) the date on which Buyer receives written notice from the ISO to the effect that none of the electric capacity of the Purchased Assets is required for meeting the installed capacity requirements in New York City as determined by the ISO, or (b) the end of the capability period immediately preceding the capability period covered by the first auction for capacity sponsored by the ISO that occurs after the Closing Date.

            2.3 Buyer and Seller agree that, notwithstanding any other provision of this Agreement, the APA or any other Ancillary Agreement, this Agreement may not be terminated prior to its expiration by either Party under any circumstances, including as a result of a breach, whether or not material, by the other Party, except pursuant to an agreement in writing executed by each Party.

            2.4 If any Governmental Authority having jurisdiction over this Agreement requires any modification to, or imposes any condition on acceptance or approval of, this Agreement, then the Parties shall engage in good faith negotiations in order to amend this Agreement to satisfy, or otherwise address, such modification or condition.

3. CAPABILITY AND AVAILABILITY REQUIREMENTS.

            (a) During the term of this Agreement, ABC will use commercially reasonable efforts to maintain the electric generating capability and availability of the Purchased Assets (i) to provide an amount of Installed Capacity, after any adjustment set forth in the ISO Rules to reflect the failure by the Purchased Assets to satisfy the minimum generator availability targets established by the ISO Rules applicable to the Purchased Assets, which shall be no less than 100 percent of the Installed Capacity for the first Summer Capability Period immediately following the Closing Date as reported by ABC to the NYPP or ISO, as the case may be, based upon a Dependable Maximum Net Capability ("DMNC") test of the Purchased Assets performed by ABC in accordance with applicable procedures of the NYPP or ISO, as the case may be, but in no event greater than the applicable summer net capacity amount set forth on pages 93 and 94 of the Offering Memorandum (the "Required Net Capability") and (ii) to satisfy all criteria, standards and requirements applicable to providers of installed capacity (including locational, seasonal and other performance requirements and compliance with all applicable tariffs, rules and practices) established by the NYSRC, NPCC, NERC and by the NYPP or the ISO, as applicable.

            (b) For each capability period in which ABC fails to maintain the capability and availability of the Purchased Assets to provide an amount of Installed Capacity of no less than the Required Net Capability as required under
Section 3(a)(i), as such amount of Installed Capacity is demonstrated by a DMNC test and adjusted, if necessary, in accordance with the ISO Rules to reflect the failure by the Purchased Assets to satisfy the applicable minimum generator availability targets, ABC shall pay to Con Edison a deficiency charge equal to the product of (i) the amount (in MW) by which the Installed Capacity provided is deficient, less any Replacement Capacity purchased by ABC for the applicable capability period, to the extent such Replacement Capacity is not otherwise required to meet the installed capacity requirements for New York City under applicable ISO Rules in such capability period, and (ii) the deficiency charge per MW applicable under the NYPP Rules or ISO Rules, as the case may be, for failure by providers of installed capacity to satisfy applicable installed capacity requirements. Payment of such deficiency charges shall be due at the end of the first month following the end of the capability period for which the deficiency charged is assessed.

            (c) Following each capability period, and at such other times as may reasonably be requested by Con Edison, ABC shall provide Con Edison access to, or copies of, such relevant plant data and other documents and records reasonably requested by Con Edison as is necessary to verify the electric generating capability and availability of the Purchased Assets, and any deficiency in the amount of Installed Capacity provided, for such capability period or for another period as may be reasonably requested by Con Edison.

            (d) Without affecting ABC's obligations under Section 4 below, the obligations under Section 3 shall not apply to any portion of the electric generating capacity of the Purchased Assets with respect to which ABC receives a written notice from the ISO that such capacity is no longer required for meeting the installed capacity requirements in New York City as determined by the ISO.


4. INSTALLED CAPACITY PURCHASE, QUANTITY AND PAYMENTS.

            4.1 Capacity Purchase Quantity

                  (a) From the Closing Date until the later of (i) the end of the 1999 Summer Capability Period or (ii) the end of the capability period immediately preceding the capability period covered by the first auction for capacity for or including New York City sponsored by the ISO that occurs after the Closing Date, ABC will sell to Con Edison and Con Edison will purchase from ABC an amount of Installed Capacity equal to 100 percent of the Installed Capacity as demonstrated by the Purchased Assets based upon the applicable summer period DMNC testing, performed in accordance with applicable procedures of the NYPP or ISO, as the case may be, adjusted, if necessary, in accordance with the ISO Rules to reflect the failure by the Purchased Assets to satisfy the applicable minimum generator availability targets established by the ISO Rules; provided, however, that the amount of Installed Capacity to be provided under this Section 4.1(a) shall be no less than the Required Net Capability. ABC shall notify Con Edison five days prior to the conduct of any DMNC test, and Con Edison shall have the right to observe such test.

                  (b) If the 1999-2000 Winter Capability Period is covered by an auction for capacity for or including New York City sponsored by the ISO, ABC will sell to Con Edison and Con Edison will purchase from ABC 454 MW of Installed Capacity during the 1999-2000 Winter Capability Period.

                  (c) Subject to ABC's obligations under Section 3(a), and to the extent permitted by NYPP Rules or ISO Rules, as the case may be, ABC may use Replacement Capacity to supply the Installed Capacity required to be provided to Con Edison under this Section 4.1.

            4.2 Capacity Payments

            The monthly payment from Con Edison to ABC for Installed Capacity ("Capacity Payment") shall equal the product of (a) the ICAP, (b) a daily per-MW rate which, on an annualized basis, is equivalent to $105/kW-Year and (c) the number of days in the applicable month (or portion thereof, if applicable). "ICAP" is the amount of Installed Capacity, in MW, plus Replacement Capacity, that is actually provided by ABC to Con Edison based upon the applicable summer period DMNC testing performed in accordance with applicable procedures of the NYPP or ISO, as the case may be, adjusted, if necessary, in accordance with the ISO Rules to reflect the failure by the Purchased Assets to satisfy the applicable minimum generator availability targets established by the ISO Rules.

            4.3 Capacity Deficiency Payments

                  (a) Whenever ICAP provided by ABC to Con Edison is less than the amount of Installed Capacity that ABC is required to sell to Con Edison under Section 4.1, ABC shall pay to Con Edison deficiency payments ("Capacity Deficiency Payments"), which shall equal:

            The sum of (i) all Excess Deficiency Charges; (ii) Con Edison's Replacement Capacity Costs that are reasonably incurred if, and to the extent that, ABC fails to provide Replacement Capacity and Con Edison obtains such Replacement Capacity; (iii) all other directly related costs and expenses, to the extent not included in (i) and
            (ii), that are reasonably incurred by Con Edison; in all cases incurred as a direct result of ABC's failure to provide Con Edison with the required amount of Installed Capacity; provided, however, that any Capacity Deficiency Payments will be credited against deficiency charges due to Con Edison under Section 3(b).

                  (b) If Con Edison incurs any reasonable costs and expenses described in Section 4.3(a) over a period greater than one calendar month, Con Edison shall, subject to ABC's approval, which shall not be unreasonably withheld, allocate those costs on a monthly basis.

            4.4 Con Edison shall pay all taxes, surcharges, adjustments or other assessments imposed by law, rule or regulation which are of general applicability and imposed on the sales of Installed Capacity hereunder to the extent that Con Edison can, based on a ruling from the PSC, collect such taxes, surcharges, adjustments or other assessments from its customers.

            4.5 Billing and payments of the Capacity Payment due under Section
4.2 and the Capacity Deficiency Payments due under Section 4.3 shall be made in accordance with Section 6.

            4.6 Subject to the terms and conditions set forth herein, ABC shall satisfy all requirements applicable to suppliers of installed capacity established by the NYPP or ISO, as the case may be, including any applicable locational and seasonal requirements and compliance with and satisfaction of all applicable tariffs, rules and practices, so that Con Edison will receive the amount of Installed Capacity specified in Section 4.1.

            4.7 Subject to the terms and conditions set forth herein, Con Edison shall satisfy all requirements applicable to purchasers of installed capacity established by the NYPP or ISO, as the case may be. Notwithstanding the provisions of Section 4.3, Con Edison shall have no obligation to obtain Replacement Capacity if ABC fails to supply all or part of the Installed Capacity required under Section 4.1 or to obtain Replacement Capacity for any shortfall in such Installed Capacity.

            4.8 In the event the Closing occurs after July 31, 1999 and the 1999-2000 Winter Capability Period is covered by an auction for capacity for or including New York City sponsored by the ISO, ABC will sell to Con Edison and Con Edison will purchase from ABC an additional 182 MW of Installed Capacity during the 1999-2000 Winter Capability Period, on a pro rata basis, for each month or portion thereof after July 31, 1999, until the Closing Date, which obligation shall be in addition to the obligations to sell and purchase Installed Capacity pursuant to Section 4.1(b) and shall be otherwise subject to the same terms and conditions as such obligations; provided, however, that the additional obligation pursuant to this Section 4.8 to purchase Installed Capacity shall (a) in no event exceed 546 MW and (b) not be applicable if such delay in Closing is caused solely by Buyer.

5. SCHEDULING.

            Consistent with the procedures of the NYPP or ISO, as the case may be, and consistent with ABC's obligations under Section 4.1 and 4.6, ABC shall specify to Con Edison in writing, for each Summer Capability Period and for each Winter Capability Period, the generating units of the Purchased Assets and Replacement Capacity that ABC will use to supply Installed Capacity to Con Edison for such Summer Capability Period or Winter Capability Period, as the case may be, and the amount of Installed Capacity to be supplied from each generating unit, or any change thereto, at least 30 days before the date Con Edison is required to report such information, or any changes thereto, to the NYPP or ISO, as the case may be.

6. BILLING AND PAYMENT PROCEDURES.

            6.1 Billing and Payments

                  (a) In respect of each calendar month ending after the Closing Date, ABC shall, on or prior to the twentieth day of the following month, prepare and render an invoice to Con Edison for the Capacity Payment due from Con Edison to ABC for the preceding calendar month, calculated in accordance with Section 4.2. The Capacity Payment owed shall be due and payable on or before the later of (i) the last day of such following month, or (ii) 10 Business Days after Con Edison receives an invoice. All payments shall be made in immediately available funds by wire transfer to an account designated by ABC.

                  (b) In respect of each calendar month ending after the Closing Date, Con Edison shall, on or prior to the twentieth day of the following month, prepare and render an invoice to ABC for any Capacity Deficiency Payments due from ABC to Con Edison for the preceding calendar month, calculated in accordance with Section 4.3. The Deficiency Capacity Payments owed shall be due and payable on or before the later of (i) the last day of such following month, or (ii) 10 Business Days after ABC receives an invoice.

                  (c) Each Party may set off any undisputed amount owed to the other Party against any undisputed amount owed to such Party by the other Party pursuant to this Agreement or other arrangement(s) specifically agreed to between the parties, including, without limitation, amounts owed by ABC to Con Edison under Section 3(b).

                  (d) If any payment under Sections 3(b), 6.1(a) or 6.1(b) falls due on a day that is not a Business Day, then the payment shall be made on the next Business Day.

                  (e) Interest on unpaid amounts or payments received after the due date shall accrue at a rate equal to the prime commercial lending rate established from time to time by Chase Manhattan Bank, N.A., New York, New York, or its successor, from the due date until the date upon which payment is made.

                  (f) Any payments owed directly by ABC to the NYPP or ISO, as the case may be, shall be made pursuant to the procedures established by the NYPP or ISO, as the case may be. ABC shall be solely responsible for making all such payments to the NYPP or ISO.

                  (g) The Parties shall maintain records, accounts and other documents sufficient to reflect accurately all transactions hereunder for a period of four years from the time of the transactions. Each Party shall, at its own expense, have the right to audit such records, accounts and other documents of the other Party during such four-year period upon reasonable prior notice to the other Party.

            6.2 Billing Disputes

            If a Party contests the amount billed in accordance with Sections 6.1(a) or (b) before such amount is due, the contesting Party shall pay the undisputed billed amount when due and promptly provide written notice to the other Party of the disputed amount and identifying the reason for the dispute. If neither Party disputes a bill within six months after the due date of such bill, such bill shall be deemed correct. The Parties shall engage in good faith negotiations to resolve any disputed amounts within 30 days. If the Parties are unable to resolve a dispute within such period, disputed amounts shall, if requested by the billing Party, be paid into an escrow account within 30 days of such request pending resolution of the dispute. Thereafter, either Party may exercise such remedies as may be available under this Agreement, at law or in equity. In addition to any other remedies available to ABC, in the event Con Edison fails to pay a disputed bill into such escrow account within 30 days of a request by ABC pursuant to the previous sentence, ABC may withhold Installed Capacity to be provided to Con Edison under Section 4.1 until such bill is paid into such escrow account. Interest at the rate specified in Section 5.1(e) shall accrue on any amount due hereunder, if any, that is refunded or credited to the contesting Party or that is released from escrow to the non-contesting Party, when the contested amount is resolved.

            6.3 Survival

            The provisions of Section 3, Section 4 and this Section 6 shall survive termination, expiration, cancellation, suspension, or completion of this Agreement to the extent necessary to allow for final billing and payment.

7. FORCE MAJEURE.

            (a) Notwithstanding anything in this Agreement to the contrary, neither Party shall have any liability or be otherwise responsible to the other for its failure to carry out its obligations, with the exception of any obligation to pay money, under this Agreement if and only to the extent that it becomes impossible for either Party to so perform as a result of any occurrence or event which is beyond the reasonable control, and does not result from any fault or negligence, of the Party affected (each, a "Force Majeure Event"), including any act of God, strike or any other labor disturbance, act of a public enemy, war, act of terrorism, riot, any other civil disturbance, fire, storm, lightning, flood, earthquake, any other natural disasters, explosion, materials shortage, breakage or accident involving facilities, equipment or systems, any order or regulation or restriction imposed by any Governmental Authority, failure of a contractor or subcontractor caused by a Force Majeure Event and transportation delays or stoppages.

            (b) If a Party shall rely on the occurrence of a Force Majeure Event as a basis for being excused from performance of its obligations under this Agreement, then the Party relying on such occurrence shall (i) provide prompt written notice of such Force Majeure Event to the other Party giving an estimate of its expected duration and the probable impact on the performance of its obligations hereunder; (ii) exercise its reasonable best efforts to continue to perform its obligations under this Agreement; (iii) reasonably and expeditiously take action to correct or cure the Force Majeure Event, provided, however that settlement of strikes or any other labor disturbance will be completely within the sole discretion of the Party affected by such strike or labor dispute; (iv) exercise its reasonable best efforts to mitigate or limit damages to the other Party; and (v) provide prompt written notice to the other Party of the cessation of the Force Majeure Event.

8. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.

            (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party, including by operation of law, without the prior written consent of the other Party, except
(i) in the case of Con Edison, to an Affiliate of Con Edison or a third party that has a contractual or statutory obligation to supply Installed Capacity to Con Edison's retail customers; (ii) in the case of ABC, to an Affiliate of ABC or a third party in connection with the transfer of all of ABC's right, title and interest in and to the Purchased Assets to such Affiliate or third party; and (iii) in the case of either Party, to a lending institution or trustee in connection with a pledge or granting of a security interest in the Purchased Assets and/or this Agreement; provided, however, that no assignment or transfer of rights or obligations by either Party shall relieve it from the full liabilities and the full financial responsibility, as provided for under this Agreement, unless and until the transferee or assignee shall agree in writing to assume such obligations and duties and the other Party has consented in writing to such assumption. For purposes of this Agreement, the term "Affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

            (b) Nothing in this Agreement is intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person.

9. EXTENSION; WAIVER.

            Either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party or (b) waive compliance by the other Party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of a Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Notwithstanding anything herein to the contrary, to the extent that either Party fails, in any particular instance, to take affirmative steps to exercise its rights to witness, inspect, observe or approve the activities of the other Party, such rights shall, solely with respect to such instance, be deemed waived in respect of such activity.

10. COUNTERPARTS.

            This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

11. GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).


12. SEVERABILITY.

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13. AMENDMENT.

            This Agreement may be amended, modified or supplemented only by an instrument in writing signed on behalf of each of the Parties. This Agreement shall not be subject to change by application or complaint by any of the Parties to the FERC or any successor agency pursuant to Section 206 of the Federal Power Act or any successor provision, or by application or complaint to any court or state regulatory agency. If the applicable provisions of the NYPP Rules, or the applicable provisions of the ISO Tariff or ISO Rules, relating to installed capacity requirements applicable to this Agreement or the implementation of this Agreement are changed materially, the Parties shall endeavor in good faith to make conforming changes to this Agreement with the intent to fulfill the purposes of this Agreement; provided, however, that in no event shall such changes modify the price for Installed Capacity set forth in Section 4.2 or excuse ABC from paying, or otherwise modifying its obligations in respect of, Capacity Deficiency Payments under Section 4.3. Any such conforming change to this Agreement shall be subject to all necessary regulatory authorizations, which the Parties shall request or support, as applicable.

14. ENTIRE AGREEMENT.

            This Agreement, the APA, the other Ancillary Agreements and the Confidentiality Agreement dated *, 1998, between Con Edison and ABC (the "Confidentiality Agreement"), including the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein and other contracts, agreements and instruments contemplated hereby or thereby embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein. This Agreement, the APA and the other Ancillary Agreements supersede all prior agreements and understandings between the Parties with respect to the transaction contemplated by this Agreement other than the Confidentiality Agreement.

15. FURTHER ASSURANCES.

            The Parties agree to, from time to time upon the reasonable request of either Party, negotiate in good faith and execute and deliver amendments to this Agreement, including in response to regulatory, technological, operational or other changes affecting the Purchased Assets or the electric power industry generally, or such other documents or instruments as may be necessary, in order to effectuate the transactions contemplated hereby.

16. INDEPENDENT CONTRACTOR STATUS.

            Nothing in this Agreement is intended to create an association, trust, partnership or joint venture between the Parties, or to impose a trust, partnership, or fiduciary duty, obligation or liability on or with respect to either Party, and nothing in this Agreement shall be construed as creating any relationship between Con Edison and ABC other than that of independent contractors.

17. NOTICES.

            Unless otherwise specified herein, all notices and other communications hereunder shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice)

if to Con Edison, to:

Consolidated Edison Company of New York, Inc.
4 Irving Place
New York, NY 10003
Telecopy No.: (212) 677-0601
Attention:    Senior Vice President & General Counsel

if to ABC, to:

Telecopy No.:
Attention:

18. INTERPRETATION.

            When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" or equivalent words. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulations, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

19. JURISDICTION AND ENFORCEMENT.

            (a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in Section 17 (or such other address specified by such Party from time to time pursuant to Section 17 shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            (b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

20. CONFLICT.

            Except as expressly otherwise provided herein or therein, in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the APA or any other Ancillary Agreement, the terms of this Agreement shall prevail.

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date and year first above written.

                                        ABC

                                        By:    _________________________________
                                        Title: _________________________________


                                        CONSOLIDATED EDISON COMPANY
                                                OF NEW YORK, INC.

                                        By:    _________________________________
                                        Title: _________________________________

                                                                       EXHIBIT H

                 A-0 NON-EXCLUSIVE DOCK LICENSE (THE "LICENSE")
                         SUMMARY OF TERMS AND CONDITIONS

Licensor:               Buyer.

Licensee:               Seller.

Licensed Premises:      A-0 Dock and related wastewater unloading equipment
                        located adjacent to the Astoria Generating Plants.

License Term:           Twenty (20) years.

Renewal Term:           Licensee may renew for four (4) 20-year periods, in each
                        case by providing at least one hundred eighty (180) days' prior written notice to Licensor.

Use: Licensee has a non-exclusive right to use the Licensed Premises in connection with the docking of a wastewater barge and for unloading wastewater from such barge to a wastewater treatment facility owned by Seller and located on Seller's property.

Improvements
And Alternations:       Licensee will not make any improvements or alternations
                        to the Licensed Premises without the prior written consent of Licensor.

Non-Exclusivity:        Licensed Premises may also be used by Licensor and other
                        owners or tenants at the Astoria site.

Option to Terminate:    Licensee has right to terminate in its sole discretion
                        on one hundred twenty (120) days' prior written notice.

Revocation:             Licensor has the right to revoke the License for cause,
                        which cause for revocation continues uncured through the expiration of any applicable grace period.

License Fee:            The License is granted free of charge.

Economic Obligations
of Licensee:            The Licensee will pay the property taxes and be
                        responsible for all maintenance expenses on the Licensed
                        Premises.

Environmental
Liabilities:            Except as specified in the following sentence, as
                        between Licensor and Licensee, Licensee shall be responsible and liable for, and indemnify and hold
                        Licensor harmless from, all Environmental Liabilities under any Environmental Law relating to the Licensed
                        Premises and arising out of or in connection with the Licensee's use of, or operations at, the Licensed
                        Premises during the License Term. Except (i) for the offsite transportation, disposal or arrangement for disposal of Hazardous Substances by Licensee prior to Closing, (ii) liabilities relating to the Licensed
                        Premises retained by Seller under the Seller Consent
                        Orders, and (iii) any monetary fines to the extent arising out of events prior to Closing, as between Licensor and Licensee, Licensor shall be responsible and liable for, and indemnify and hold harmless Licensee from, all Environmental Liabilities under any Environmental Law relating to the Licensed Premises and arising out of or in connection with the Licensor's use of, or operations at, the Licensed Premises or with events or conditions which (i) existed prior to the commencement of the License Term or (ii) arise after the expiration of the License Term (and any Renewal Term).

Maintenance:            The Licensee agrees to maintain the Licensed Premises in
                        the condition existing at the commencement of the initial License Term. The Licensee will maintain and repair the Licensed Premises in accordance with Good
                        Industry Practice but will not be responsible for repairs required by damage to the Licensed Premises caused by others.

Insurance:              Unless waived by Licensor (in which case Licensor shall
                        obtain such insurance itself), Licensee shall maintain and keep in full force and effect the following insurance, subject to commercially reasonable terms, with respect to the Licensed Premises:

                        o general comprehensive liability insurance including contractual liability with limits of at least $5 million per occurrence for bodily injury and at least $1 million per occurrence for property damage or a combined single limit of $5,000,000 per occurrence;

                        o statutory workers' compensation insurance as required by law, and employer's liability insurance, including in respect of accidents (with a limit of at least $500,000 per accident) and occupation diseases (with a limit of at least $500,000 per employee); and

                        o property casualty insurance (with subrogation waived against Licensor) in such amounts as are agreed between Licensor and Licensee.

                        Such insurance shall have such deductibles and retentions and be underwritten by such companies (to be approved by Licensor) as would be obtained by a reasonably prudent electric power business and shall be primary and noncontributory with any insurance carried by Licensor and shall not require that Licensor pay any premium thereunder. Licensor will be named as an additional insured under the general comprehensive liability insurance policy and as a loss payee on the property casualty insurance policy. Licensee may self-insure against any of the liabilities set forth above if Licensee satisfies all applicable statuary and regulatory criteria with respect to the self-insurance of the relevant liability.

Indemnification:        The indemnification rights and obligations under the
                        License will be governed by the indemnification provisions of Asset Purchase and Sale Agreement.

Assignment and
Sublicensing:           Licensee may not assign or sublicense its rights or
                        obligations under the License without the prior written consent of Licensor.

End of License
Obligations:            At the expiration or revocation of the License, Licensee
                        will vacate the Licensed Premises and leave the Licensed
                        Premises in the condition existing at the commencement of the License Term.

Permits: Licensee will hold all permits necessary to conduct its operations at or in connection with the Licensed Premises and will be responsible for compliance with same.

Governing Law:          New York.

TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED THERETO IN THE GENERATING PLANT AND GAS TURBINE ASSET PURCHASE AND SALE AGREEMENT TO WHICH THIS EXHIBIT H IS ATTACHED.

                                                                       EXHIBIT I

                                     ASTORIA

                      DECLARATION OF SUBDIVISION EASEMENTS

                                       By

                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
                               Dated as of  , 1999

     The land affected by the within instrument lies in Block 850, Lot I on the Tax Map of the City of
                            New York, Queens County.
                                    Address:

                              Record and return to:

                  Consolidated Edison Company of New York, Inc.
                                 4 Irving Place
                            New York, New York 10003

                          Attention: Robert Selya, Esq.

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   Definitions

SECTION 1.01. Definitions .................................................    2

                                   ARTICLE II

                            Declaration of Easements

SECTION 2.01. Grant of Easements for the Benefit of Parcel A ..............    3
SECTION 2.02. Grant of Easements for the Benefit of Parcel B ..............    4
SECTION 2.03. Grant of Easements for the Benefit of Parcel C ..............    5
SECTION 2.04. Grant of Easements for the Benefit of Parcel D ..............    5
SECTION 2.05. Utility Cost Sharing ........................................    6
SECTION 2.06. Condition of Easements ......................................    7
SECTION 2.07. Fire Alarm System ...........................................    7
SECTION 2.08. Emergency Response ..........................................    7

                                   ARTICLE III

                         Term of Easements; Abandonment

SECTION 3.01. Term ........................................................    7
SECTION 3.02. Abandonment of Easements ....................................    7

                                   ARTICLE IV

                    Use. Repair and Maintenance of Easements

SECTION 4.01. Maintenance Obligation ......................................    8
SECTION 4.02. Failure to Maintain .........................................    8
SECTION 4.03. Use of Easement Area During Maintenance .....................    8
SECTION 4.04. General Use Conditions ......................................    9
SECTION 4.05. Compliance with Law .........................................    9
SECTION 4.06. Notification of Proposed Activity ...........................    9
SECTION 4.07. Performance of Work .........................................    9
SECTION 4.08. Notice of Entry .............................................   10
SECTION 4.09. Relocation of Easements .....................................   10

                                    ARTICLE V

                             Casualty; Condemnation

SECTION 5.01. Restoration Work ............................................   10
SECTION 5.02. Condemnation ................................................   11
SECTION 5.03. Relocation of an Easement After Casualy or Condemnation .....   11

                                   ARTICLE VI

                            Miscellaneous Provisions

SECTION 6.01. Force Majeure ...............................................   11
SECTION 6.02. Default and Remedies ........................................   11
SECTION 6.03. Mortgagees' Status ..........................................   12
SECTION 6.04. Estoppel Certificate ........................................   12
SECTION 6.05. No Dedication ...............................................   12
SECTION 6.06. Covenants Running With Land .................................   12
SECTION 6.07. No Merger ...................................................   13
SECTION 6.08. Assignment; No Third Party Beneficiaries ....................   13
SECTION 6.09. Notices .....................................................   13
SECTION 6.10. Extension; Waiver ...........................................   14
SECTION 6.11. Amendment and Modification ..................................   14
SECTION 6.12. Governing Law ...............................................   14
SECTION 6.13. Interpretation ..............................................   14
SECTION 6.14. Jurisdiction and Enforcement ................................   15
SECTION 6.15. Severability ................................................   15
SECTION 6.16. Property Treated as Single Zoning Lot .......................   15

List of Exhibits and Schedules

Exhibit A       Legal Description of Parcel A
Exhibit B       Legal Description of Parcel B
Exhibit C       Legal Description of Parcel C
Exhibit D       Legal Description of Parcel D
Exhibit E       Site Plan

Schedule 4.01 Ownership Rights and Maintenance Obligations of Parcel Owners

                                   DECLARATION

      ASTORIA DECLARATION OF SUBDIVISION EASEMENTS (including the Exhibits and Schedules, this "Declaration") dated as of , 1999 by CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation ("Declarant").

      WHEREAS Declarant is the owner of the parcel of land described on Exhibit A attached hereto and made a part hereof located in Queens County, New York ("Parcel A") and the improvements located thereon, as shown on the site plan prepared by GEOD Corporation dated February 17, 1999 attached hereto and made a part hereof as Exhibit E (the "Site Plan");

      WHEREAS Declarant is the owner of the parcel of land described on Exhibit B attached hereto and made a part hereof located in Queens County, New York ("Parcel B") and the improvements located thereon, as shown on the Site Plan;

      WHEREAS Declarant is the owner of the parcel of land described on Exhibit C attached hereto and made a part hereof located in Queens County, New York ("Parcel "C") and the improvements located thereon, as shown on the Site Plan;

      WHEREAS Declarant is the owner of the parcel of land described on Exhibit D attached hereto and made a part hereof located in Queens County, New York ("Parcel "D") and the improvements located thereon, as shown on the Site Plan;

      WHEREAS Parcel A, Parcel B, Parcel C and Parcel D are part of a single zoning lot as that term is defined in Section 12-10 of the Zoning Resolution of the City of New York, effective December 15, 1961, as amended from time to time (collectively referred to as the "Property");

      WHEREAS Declarant has operated the Property for the generation and production of electrical energy as well as the transmission and distribution thereof, and other uses related to the conduct of a public utility business;

      WHEREAS Declarant has been ordered by the State of New York Public Service Commission to divest certain generation plant assets;

      WHEREAS in order to accomplish such divestiture, Parcels B, C and D will be sold to third parties and Parcel A will be retained by Declarant;

      WHEREAS in order to accomplish said proposed sale of Parcels B, C and D, Declarant intends to subdivide the Property into four parcels, Parcel A, Parcel B, Parcel C and Parcel D (each, a "Parcel" and, collectively, the "Parcels") without affecting the single zoning lot status thereof; and

      WHEREAS Declarant, in order to continue operations on the Parcels and to satisfy the New York City Department of Buildings and the New York City Department of Business Services, has created certain easements and made certain declarations for the benefit of Parcels A, B, C and D as a condition of said subdivision.

      NOW, THEREFORE, Declarant, intending the Parcels to be legally bound by the easements, covenants, conditions and restrictions hereinafter set forth, declares as follows:

                                    ARTICLE I

                                   Definitions

      SECTION 1.01. Definitions. As used in this Declaration, the following terms shall have the following meanings:

      "Casualty" shall have the meaning set forth in Section 5.01.

      "Curing Party"" shall have the meaning set forth in Section 4.02.

      "Declarant" shall have the meaning set forth in the Preamble.

      "Defaulting Party" shall have the meaning set forth in Section 4.02.

      "Easement" means, as applicable, any easement including related rights intended for the primary benefit of Parcel A or Parcel B or Parcel C or Parcel D under this Declaration.

      "Easement Area" means an area, including roads and paths, on, above or below the ground which burdens a Parcel with respect to which the owner of the other Parcel is herein granted an Easement or Non-Exclusive Right.

      "Entering Party" shall have the meaning set forth in Section 4.07. The term "Entering Party" shall include a Party exercising Self-Help Rights as a Curing Party.

      "Entry Rights" means rights of any Party (including Self-Help Rights) under this Declaration, to maintain an Easement Area; provided that such rights shall be exercised in accordance with Section 4.07.

      "Force Majeure Event" means any occurrence or event which is beyond the reasonable control, and does not result from any fault or negligence, of the Party affected, including any act of God, strike or other labor disturbance, act of a public enemy, war, act of terrorism, riot, any other civil disturbance, fire, storm, flood, lightning, earthquake, any other natural disasters, explosion, materials shortage, breakage or accident to machinery or equipment, any order or regulation or restriction imposed by any Governmental Authority, failure of a contractor or subcontractor caused by a Force Majeure Event and transportation delays or stoppages.

      "Governmental Authority" means any court, administrative or regulatory agency or commission or other governmental entity or instrumentality, domestic, foreign or supranational or any department thereof.

      "Mortgagee" means the holder, from time to time, of a mortgage on Parcel A or Parcel B or Parcel C or Parcel D, which holder has-notified the owners of the other Parcels of its interest as mortgagee and has provided such owners with a notice address.

      "Non-Exclusive Right" means any right or Easement intended for the common, mutual, or reciprocal benefit of more than one Parcel under this Declaration.

      "Parcel" shall have the meaning set forth in the Recitals and shall include a portion of a Parcel.

      "Party or Parties" shall mean the owner or owners from time to time of all or any portion of a Parcel.

      "Permittee" means the Parties and those claiming by, through or under each of them and their respective officers, directors, trustees, employees, agents, contractors, subcontractors, customers, visitors, invitees and licensees.

      "Reimbursement Rights" means the rights of the Curing Party which has exercised its Self-Help Rights (as defined below), to collect from the Defaulting Party the reasonable costs and expenses actually expended by the Curing Party in exercising its Self-Help Rights, including reasonable attorneys' fees.

      "Release" means the relinquishment by any Party of an Easement or Non-Exclusive Right.

      "Releasor" means the Party relinquishing an Easement or Non-Exclusive Right and "Releasee" means the owner of the Easement Area affected by a Release.

      "Self-Help Rights" shall have the meaning set forth in Section 4.02.

      "Taking" shall have the meaning set forth in Section 5.03.

      "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any state or local taxing authority, which, if unpaid, could become a lien against a Parcel.

      "Utility" or "Utilities" shall mean the essential services for which Easements and Non-Exclusive Rights are granted under Article II.

      "Zoning Resolution" shall mean the Zoning Resolution of the City of New York, effective December 15, 1961, as amended from time to time.

                                   ARTICLE II

                            Declaration of Easements

      SECTION 2.01. Grant of Easements for the Benefit of Parcel A. Declarant, as owner of Parcels B, C and D, hereby grants to Declarant, as appurtenant to and for the benefit of Parcel A, the following rights and Easements intended to allow the assets located on Parcel A to continue to operate, notwithstanding subdivision of the Property:

      (a) Easement for Domestic Water Supply. The Non-Exclusive Right and Easement for domestic water supply to Parcel A through the existing water pipes, mains and other devices or equipment related thereto located on Parcel B and/or Parcel C or designated for such purposes on the Site Plan.

      (b) Easement for Access. Intentionally Omitted.

      (c) Easement for Fire Protection Water and Related Purposes (Fire Service, Alarm, Hydrant). The Non-Exclusive Right and Easement for domestic water supply to Parcel A through the existing water pipes, mains and other devices or equipment related thereto located on Parcel B and/or Parcel C or designated for such purposes on the Site Plan.

      (d) Easement for Sewer Lines and Drainage System. The Non-Exclusive Right and Easement for the discharge of sewage and drainage of storm water through the existing sanitary sewer and drainage system, including pipes, drains, manholes, mains and other devices or equipment related thereto as are now located on, above or under Parcel B and/or Parcel C or shown on the Site Plan and are designed for the discharge of sewage or drainage of storm water.

      (e) Reservation of Rights. Without in any way limiting the rights of the fee owner(s) of Parcel B and Parcel C and Parcel D, there are hereby reserved to the owner(s) of Parcel B and Parcel C and Parcel D all rights in and to the Easement Areas located on Parcel B and Parcel C and Parcel D, respectively, to the extent such rights are not inconsistent with and do not materially interfere with the use of the Easement Areas by the owner of Parcel A and the exercise by the owner of Parcel A of the Easements and Non-Exclusive Rights granted pursuant to Section 2.01 hereof.

      (f) Further Actions. The Easements and Non-Exclusive Rights granted in this Section 2.01 shall include the right on the part of the owner of Parcel A to take such other actions as may be reasonably necessary for the full exercise of the Easements and Non-Exclusive Rights specified herein.

      SECTION 2.02. Grant of Easements for the Benefit of Parcel B. Declarant, as owner of Parcels A, C and D, hereby grants to Declarant, as appurtenant to and for the benefit of Parcel B, the following rights and Easements intended to allow the assets located on Parcel B to continue to operate, notwithstanding subdivision of the Property:

      (a) Easement for Domestic Water Supply. The Non-Exclusive Right and Easement for domestic water supply to Parcel B through the existing water pipes, mains and other devices or equipment related thereto located on Parcel A or designated for such purposes on the Site Plan.

      (b) Easement for Access. Intentionally Omitted.

      (c) Easement for Fire Protection Water and Related Purposes (Fire Service, Alarm, Hydrant). The Non-Exclusive Right and Easement for domestic water supply to Parcel B through the existing water pipes, mains and other devices or equipment related thereto located on Parcel A or designated for such purposes on the Site Plan.

      (d) Easement for Sewer Lines and Drainage System. Intentionally Omitted.

      (e) Reservation of Rights. Without in any way limiting the rights of the fee owner(s) of Parcel A and Parcel C and Parcel D, there are hereby reserved to the owner(s) of Parcel A and Parcel C and Parcel D all rights in and to the Easement Areas located on Parcel A and Parcel C and Parcel D, respectively, to the extent such rights are not inconsistent with and do not materially interfere with the use of the Easement Areas by the owner of Parcel B and the exercise by the owner of Parcel B of the Easements and Non-Exclusive Rights granted pursuant to Section 2.02 hereof.

      (f) Further Actions. The Easements and Non-Exclusive Rights granted in this Section 2.02 shall include the right on the part of the owner of Parcel B to take such other actions as may be reasonably necessary for the full exercise of the Easements and Non-Exclusive Rights specified herein.

      SECTION 2.03. Grant of Easements for the Benefit of Parcel C. Declarant, as owner of Parcels A and B and D, hereby grants to Declarant, as appurtenant to and for the benefit of Parcel C, the following rights and Easements intended to allow the non-generating assets located on Parcel C to continue to operate, notwithstanding subdivision of the Property:

      (a) Easement for Domestic Water Supply. The Non-Exclusive Right and Easement for domestic water supply to Parcel C through the existing water pipes, mains and other devices or equipment related thereto located on Parcel A and/or Parcel B or designated for such purposes on the Site Plan.

      (b) Easement for Access. The Non-Exclusive Right and Easement to use, and to permit its Permittees to use, in common with the owner(s) of Parcel A and Parcel B and Parcel D and their Permittees, the area designated on the Site Plan as the "Easement for Ingress and Egress," in accordance with the terms hereof, for vehicular access, ingress and egress to and from Parcel C over said Easement Area to 20th Avenue, including the passage of motor vehicles of every kind and nature (including tractor-trailer trucks, fire trucks, delivery and service trucks and other vehicles).

      (c) Easement for Fire Protection Water and Related Purposes (Fire Service, Alarm, Hydrant). The Non-Exclusive Right and Easement for domestic water supply to Parcel C through the existing water pipes, mains and other devices or equipment related thereto located on Parcel A and/or Parcel B or designated for such purposes on the Site Plan.

      (d) Easement for Sewer Lines and Drainage System. The Non-Exclusive Right and Easement for the drainage of storm water through the existing drainage system, including pipes, drains, manholes, pumps, mains and other devices or equipment related thereto as are now located on, above or under Parcel A or shown on the Site Plan and are designed for the drainage of storm water.

      (e) Reservation of Rights. Without in any way limiting the rights of the fee owner(s) of Parcel A and Parcel B and Parcel D, there are hereby reserved to the owner(s) of Parcel A and Parcel B and Parcel D all rights in and to the Easement Areas located on Parcel A and Parcel B and Parcel D, respectively, to the extent such rights are not inconsistent with and do not materially interfere with the use of the Easement Areas by the owner of Parcel C and the exercise by the owner of Parcel C of the Easements and Non-Exclusive Rights granted pursuant to Section 2.03 hereof.

      (f) Further Actions. The Easements and Non-Exclusive Rights granted in this Section 2.03 shall include the right on the part of the owner of Parcel C to take such other actions as may be reasonably necessary for the full exercise of the Easements and Non-Exclusive Rights specified herein.

      SECTION 2.04. Grant of Easements for the Benefit of Parcel D. Declarant, as owner of Parcels A and B and C, hereby grants to Declarant, as appurtenant to and for the benefit of Parcel D, the following rights and Easements intended to allow the non-generating assets located on Parcel D to continue to operate, notwithstanding subdivision of the Property:

      (a) Easement for Domestic Water Supply. The Non-Exclusive Right and Easement for domestic water supply to Parcel D through the existing water pipes, mains and other devices or equipment related thereto located on Parcel A and/or Parcel B and/or Parcel C or designated for such purposes on the Site Plan.

      (b) Easement for Access. The Non-Exclusive Right and Easement to use, and to permit its Permittees to use, in common with the owner(s) of Parcel A and Parcel B and Parcel C and their Permittees, the area designated on the Site Plan as the "Easement for Ingress and Egress," in accordance with the terms hereof, for vehicular access, ingress and egress to and from Parcel D over said Easement Area to 20th Avenue, including the passage of motor vehicles of every kind and nature (including tractor-trailer trucks, fire trucks, delivery and service trucks and other vehicles).

      (c) Easement for Fire Protection Water and Related Purposes (Fire Service, Alarm, Hydrant). The Non-Exclusive Right and Easement for domestic water supply to Parcel D through the existing water pipes, mains and other devices or equipment related thereto located on Parcel A and/or Parcel B and/or Parcel C or designated for such purposes on the Site Plan.

      (d) Easement for Sewer Lines and Drainage System. The Non-Exclusive Right and Easement for the discharge of sewage and drainage of storm water through the existing sanitary sewer and drainage system, including pipes, drains, manholes, pumps, mains and other devices or equipment related thereto as are now located on, above or under Parcel A and/or Parcel C or shown on the Site Plan and are designed for the discharge of sewage or drainage of storm water; provided, however, that the owner of Parcel D shall, at its sole expense, install its own sanitary sewer system on or before the date which is eighteen (18) months from the date hereof.

      (e) Reservation of Rights. Without in any way limiting the rights of the fee owner(s) of Parcel A and Parcel B and Parcel C, there are hereby reserved to the owner(s) of Parcel A and Parcel B and Parcel C all rights in and to the Easement Areas located on Parcel A and Parcel B and Parcel C, respectively, to the extent such rights are not inconsistent with and do not materially interfere with the use of the Easement Areas by the owner of Parcel D and the exercise by the owner of Parcel D of the Easements and Non-Exclusive Rights granted pursuant to Section 2.04 hereof.

      (f) Further Actions. The Easements and Non-Exclusive Rights granted in this Section 2.04 shall include the right on the part of the owner of Parcel D to take such other actions as may be reasonably necessary for the full exercise of the Easements and Non-Exclusive Rights specified herein.

      SECTION 2.05. Utility Cost Sharing. The Parties shall request that the applicable supplier send bills for the water supplied by the City water mains described on Schedule 4.01 directly to the owners of such mains. Declarant shall, at its expense, install a submeter on all branch lines off any of the mains described on Schedule 4.01. Each owner of a Parcel served by a branch line off one of the mains described on Schedule 4.01 shall, at its expense, maintain the submeter on such branch line. Each owner of a water main described on
Schedule 4.01 shall pay all charges for water supplied through such main directly to the City of New York or other applicable public authority or utility company (each, a "Utility Supplier") and shall bill the owners of any Parcel served by a branch line described in Schedule 401 for its share of such water charges based on readings of the submeters described above at the same rate it pays to the Utility Supplier. The owners of the other Parcels shall pay such bills within 30 days after they are received. Sewer charges, if any, shall be paid and billed in the same manner.

      SECTION 2.06. Condition of Easements. The Non-Exclusive Rights and Easements established hereby are subject to any existing state of facts affecting the respective Easement Areas, and Declarant makes no representation, covenant or warranty as to the condition of any such Easement Area.

      SECTION 2.07. Fire Alarm System. The owner of each Parcel shall insure that its fire alarm system will identify the location of a fire on that Parcel, as opposed to the general location of a fire on the Property, to the central control room on such Parcel. The Owner of Parcel D shall also be responsible for the maintenance, repair and replacement of the fire alarm located at the A-10 dock facility, but only for so long as that certain A-10 Dock License Agreement to be entered into between Declarant and the owner of Parcel D is in effect.

      SECTION 2.08. Emergency Response. The owners of the Parcels shall individually or collectively maintain on-site personnel familiar with plant equipment and operations whose duties shall include responding to alarms and assisting the Fire Department or other emergency responder in accordance with emergency response procedures to be developed with the Fire Department and other emergency response agencies.

                                   ARTICLE III

                         Term of Easements; Abandonment

      SECTION 3.01. Term. Subject to the terms of Sections 3.02 and 5.03 hereof, all Easements and Non-Exclusive Rights granted herein shall be perpetual. No Easement or Non-Exclusive Right granted herein shall expire, terminate or be deemed abandoned without the prior written approval of the New York City Department of Buildings and/or the New York City Department of Business Services, as applicable, or such other Governmental Authorities succeeding to their jurisdiction.

      SECTION 3.02. Abandonment of Easements. Subject to receipt of the prior written approval of the New York City Department of Buildings and/or the New York City Department of Business Services, if required, the owner of a Parcel benefitting from an Easement or Non-Exclusive Right under this Declaration may from time to time, upon not less than thirty days' notice to the owner of the Easement Area, release its Easement or Non-Exclusive Right with respect thereto. Any such notice shall (x) specify the effective date of such Release and (y) be accompanied by evidence reasonably satisfactory to the owner of the Easement Area that such abandonment has been approved by the New York City Department of Buildings and, to the extent necessary, the New York City Department of Business Services. The Party benefitting from the Easement Area shall take such measures as shall be required to effectuate the Release. Such measures shall include the following: (i) in the case of any Easement or Non-Exclusive Right for domestic water, to the extent necessary, the cutting, capping, removal or disabling of any pipes, pumps, mains and other devices; (ii) in the case of any Easement or Non-Exclusive Right for fire protection water, the cutting, capping, removal or disabling of any pipes, pumps or mains; (iii) in the case of any Easement for access, the erection of such wall, gate or other barrier required to prevent any person, party or vehicle from gaining access to the Easement Area from the benefitted Parcel; and (iv) in the case of sewer lines, the cutting and/or capping of any pipes used to discharge sewage and drainage water and the disabling or removal of any pipes, manholes, mains and other devices. Whenever an Easement or Non-Exclusive Right is released in accordance with the terms of this Section 3.02, (A) the owner of the Parcel formerly burdened by such Easement Area shall execute and deliver to the Releasee such documents in recordable form as shall be reasonably required to evidence the Release, (B) the Releasor shall have no further obligation or liability to the owner of the affected Easement Area; and (C) the Releasee shall have no further obligation or liability to the Releasor with respect to such Easement or Non-Exclusive Right.

                                   ARTICLE IV

                    Use, Repair and Maintenance of Easements

      SECTION 4.01. Maintenance Obligation. Each Party shall, at its sole cost and expense, with respect to each Easement Area located on or within such Party's Parcel (i) maintain the surface and subsurface of the improved portions of the Easement Area in good repair and condition, (ii) keep the Easement Area reasonably free of obstructions (including snow and ice) and adequately illuminated, (iii) maintain the security of the Easement Area, and (iv) maintain the facilities located within such Easement Area which are necessary for the exercise of the Non-Exclusive Rights and Easements with respect thereto (including all pipes, mains and other devices or equipment related thereto) in good repair and condition. As used in this Section 4.01, the term "maintain" shall include repair and/or replacement, to the extent applicable. Each Utility shown on the Site Plan, except for roads, shall be owned and maintained in accordance with Schedule 4.01 attached hereto and made a part hereof. Roads shall be maintained by the Party on whose Parcel the road is located. Guard service costs shall be billed to and paid by the owner of Parcel A and then apportioned among the Parties in accordance with the size of each Party's Parcel which is benefitted thereby.

      SECTION 4.02. Failure to Maintain. If a Party (the "Defaulting Party") fails to perform any obligation set forth herein, the other Party (the "Curing Party") shall have the right to perform the actions which the Defaulting Party failed to perform in accordance with this Declaration (the "Self-Help Rights") and shall be entitled to Entry Rights and Reimbursement Rights with respect thereto. Notwithstanding the foregoing, Self-Help Rights may only be exercised after failure of the Defaulting Party to perform any actions required to be performed pursuant to this Declaration (i) if no emergency exists, within thirty days after notice from the Curing Party, or if such failure is not curable within said period, within such longer period as is reasonably necessary to cure such failure, provided the Defaulting Party begins to cure such failure within such thirty-day period and thereafter diligently prosecutes the same to completion; and (ii) in any emergency situation, immediately upon written or (notwithstanding any other provisions of this Declaration) verbal notice, if prior notice is practicable, or, if such notice is not practicable, then without giving prior notice to the Defaulting Party, provided that the Curing Party shall, in such circumstances, give the Defaulting Party notice thereof as soon thereafter as practicable. All work to be performed by the Curing Party so acting under the provisions of this Declaration shall be performed in accordance with Section 4.07.

      SECTION 4.03. Use of Easement Area During Maintenance. During the performance of any maintenance work required or permitted hereunder, each Party shall have the right, at its own risk, to use the affected Easement Area for the purposes contemplated herein; provided, however, that each Party shall keep such Easement Area free of obstructions, and shall implement such other safety and similar measures as may be required by law or reasonably necessary from time to time to assure the other Party safe and convenient access to its Parcel, and neither Party shall materially adversely affect or substantially interfere with the other Party's use of any such Easement Area.

      SECTION 4.04. General Use Conditions. No Party shall use an Easement or Non-Exclusive Right in accordance herewith in such a manner so as to reduce, injure, overload, deface, harm or impair the applicable Easement Area or Utility, so as to allow or suffer any waste thereof, or so as to commit any nuisance by its use thereof. Any damage caused by a Party or its Permittees in violation of this provision shall be promptly repaired by the Party that caused, or whose Permittees caused, such damage. No Party shall materially adversely affect, materially deprive of a benefit associated with, materially impose a burden on, or substantially interfere with, the other Party's use of the Utilities, Non-Exclusive Rights and/or Easements that are the subject of this Declaration.

      SECTION 4.05. Compliance with Law. All Parties shall use the Easement Areas and Utilities, including roads, in compliance with all applicable licenses, permits and approvals, and otherwise in compliance with all applicable laws (including environmental laws), ordinances, orders, codes, rules and regulations (including all fire safety and site security requirements imposed by law or mutually agreed to by the Parties from time to time). All Parties shall own, operate and maintain their respective Parcels and Easements Areas in accordance with applicable licenses, permits and approvals, and otherwise in compliance with all applicable laws, ordinances, orders, codes, rules and regulations of Governmental Authorities. Notwithstanding anything to the contrary contained herein, nothing in this Declaration shall be construed to relieve any Party of its duty under the New York City Administrative Code or other laws and regulations to maintain in a safe condition the Utilities and other facilities located on its property, including but not limited to fire protection and suppression devices and equipment.

      SECTION 4.06. Notification of Proposed Activity. Whenever a proposed activity of a Party is reasonably expected to have an adverse impact on the use by another Party of an Easement Area on such Party's Parcel, or the use of the Utilities available therefrom, the Party proposing such activity shall notify the other Party of such proposed activity reasonably in advance, so that the other Party may implement reasonable measures designed to mitigate the impact thereof. The cost of such protective measures shall be chargeable to the Party proposing such activity. This notification requirement shall apply in all cases, including emergencies, provided that in the case of emergency, the notice given shall be such notice as is reasonably practicable under the circumstances.

      SECTION 4.07. Performance of Work. All work to be performed under this Declaration by a Party (the "Entering Party") in or affecting the Easement Areas on its Parcel or the Utilities available therefrom or the Parcel of the other Party (i) shall not impair the structural integrity of any improvement situated on either Parcel; (ii) shall not be undertaken until the Entering Party shall have procured and paid for all required Permits; (iii) except for routine maintenance activity, shall not be undertaken until the Entering Party shall have submitted to the other Party all applicable drawings, plans, specifications, engineering plans and related information and, except in connection with the exercise of Self-Help Rights, obtained the consent of the other Party to the work to be performed, which consent shall not be unreasonably withheld or delayed; (iv) shall be performed in accordance with good industry practice and in compliance with all applicable laws, ordinances, orders, codes, rules and regulations; (v) shall be performed by contractors fully insured, licensed (to the extent required by applicable law) and competent to do the work being undertaken; (vi) shall be performed in a manner that does not materially adversely affect or substantially interfere with the use and enjoyment by the other Party of the affected Utility, Easement Areas or Parcel, and (vii) shall be diligently prosecuted to completion. During any construction or reconstruction work, the construction site shall be kept in an orderly, clean and safe condition. The Entering Party shall pay when due all claims for labor performed or material furnished and not permit any mechanics' or materialmen's lien to attach, and if any such liens do attach, the Entering Party shall immediately bond such liens in accordance with any applicable statutory provision. Except in connection with the exercise of Self-Help Rights, the Entering Party shall also be responsible for the professional fees incurred by the other Party in reviewing the Entering Party's plans and drawings, whether or not consent thereto shall be given. The review of, comments on, or consent to any documents, drawings, plans, specifications or other documentation provided by the Entering Party shall not relieve the Entering Party of, or affect in any way, its responsibility for the correctness and adequacy of the work to be performed. The other Party shall have no liability whatsoever with respect to any review or non-review of or consent to any documentation submitted to it by the Entering Party.

      SECTION 4.08. Notice of Entry. Whenever the Entering Party shall intend to enter upon an Easement Area located upon the Parcel of another Party to perform any work, the Entering Party shall give the affected Party (i) at least twenty-four (24) hours' prior written notice in the case of routine maintenance,
(ii) prior written notice in accordance with Section 4.07(iii) hereof in the case of any more significant work or (iii) immediate verbal notification followed by written notice in the case of any emergency.

      SECTION 4.09. Relocation of Easements. The owner of any Easement Area may elect to change the location of all or any portion of the Easement Area, on not less than ninety days' prior written notice to the owner of the parcel benefitted by any Easement or Non-Exclusive Right specifying the proposed effective date of such relocation. The owner of the benefitted parcel shall have thirty days from receipt of said notice to approve the relocation, with or without modification, such approval to serve as evidence that any such relocation shall not deprive the benefitted party of the practical realization of the benefits of such Easement Area. Upon receipt of the written approval of the benefitted party, the Owner of the Easement Area seeking the relocation shall obtain the approval of the New York City Department of Buildings and/or the New York City Department of Business Services, as applicable. No relocation shall become effective unless and until such governmental approval shall have been obtained. Any such relocation shall occur at the sole cost and expense to the Easement Area owner. Any relocated Easement or Non-Exclusive Right shall be subject to all of the terms, covenants and conditions of this Declaration. Upon the relocation of any Easement Area pursuant to the terms of this Section 4.09, the owner of the Parcel benefitted shall execute and deliver to the owner of the Parcel formerly burdened such documents in recordable form as the owner of the former Easement shall require to evidence the Release and/or relocation thereof.

                                    ARTICLE V

                             Casualty; Condemnation

      SECTION 5.01. Restoration Work. Except as set forth in Section 5.03, if any of the facilities, equipment and systems located within an Easement Area which provides any Utility is damaged or destroyed by fire or other casualty ("Casualty"), the owner of the Easement Area shall commence the repair or restoration as expeditiously as is practicable in the circumstances, and shall diligently prosecute such repair or restoration to completion in accordance with the standards of work and other requirements set forth in Section 4.07. Failure of the owner of the affected Easement Area to comply with such obligation shall give rise to Self-Help Rights (and correlative Reimbursement Rights) and other remedies in favor of the owner of the affected Parcel. Notwithstanding the foregoing, any infrastructure, including any equipment or roads, exclusively for the benefit of or owned by the owner of a Parcel, shall be repaired or restored by the owner to whom it is reserved or by whom it is owned, as the case may be, notwithstanding its location on another Party's Parcel.

      SECTION 5.02. Condemnation. Except as set forth in Section 5.03, in the event that a Parcel or a portion thereof containing an Easement Area shall be taken by any Governmental Authority in the exercise of the power of eminent domain (each, a "Taking" with the term "Taken" construed accordingly), each affected Easement or Non-Exclusive Right hereunder shall terminate, to the extent affected by such Taking, as of the date the owner of the Easement Area is divested of title, unless the instrument of Taking expressly provides otherwise, and the award attributable to such Taking shall, if not separately awarded to the Parties with respect to their separate interests by the condemning authority, be equitably allocated between the Parties, as their respective interests may appear. The control of the condemnation proceeding shall always be vested in the fee owner of the Easement Area being Taken. Nothing herein shall preclude the Party affected from pursuing any claims against the condemning authority with respect to the loss of the Easements or Non-Exclusive Rights granted herein or the costs of relocation, and all awards with respect to such facilities or costs shall be the exclusive property of such Party.

      SECTION 5.03. Relocation of an Easement After Casualty or Condemnation. Notwithstanding the foregoing provisions of this Article V, in the event of a casualty or condemnation which results in the complete or substantial destruction or unusability or relocation of any Easement or Non-Exclusive Right, the beneficiary thereof shall, to the extent commercially practical, restore the affected Utilities, if any, in a manner that an Easement or Non-Exclusive Right is no longer required.

                                   ARTICLE VI

                            Miscellaneous Provisions

      SECTION 6.01. Force Majeure. (a) Notwithstanding anything in this Declaration to the contrary, no Party shall have any liability or be otherwise responsible to the other for its failure to carry out its obligations, with the exception of any obligation to pay money, under this Declaration if and only to the extent that it becomes impossible for either Party to so perform as a result of any Force Majeure Event.

      (b) If a Party shall rely on the occurrence of a Force Majeure Event as a basis for being excused from performance of its obligations under this Declaration, then the Party relying on such occurrence shall (i) provide prompt written notice of such Force Majeure Event to the other Party(ies) giving an estimate of its expected duration and the probable impact on the performance of its obligations hereunder, (ii) exercise its reasonable best efforts to continue to perform its obligations under this Declaration, (iii) expeditiously take action to correct or cure the Force Majeure Event (provided that settlement of strikes or any other labor dispute will be completely within the sole discretion of the Party affected by such strike or labor dispute), (iv) exercise its reasonable best efforts to mitigate or limit damages to the other Party and (v) provide prompt notice to the other Party(ies) of the cessation of the Force Majeure Event.

      SECTION 6.02. Default and Remedies. In the event that a Party defaults, breaches or otherwise fails to perform any obligation of such Party under this Declaration, the other Party shall have the right to all remedies available at law or in equity, including the right to injunctive relief and the right to exercise its Self-Help Rights (and shall be entitled to correlative Reimbursement Rights in connection therewith) without any requirement to pursue or exhaust any other remedies available to such Party under any other agreement. All such remedies shall be cumulative and not exclusive. A Party shall have the right, following notice to the other Party, to take such action as it may deem necessary or advisable, including payment of any delinquent Taxes, to prevent a foreclosure for nonpayment of Taxes or other action by a Governmental Authority that might affect its rights and interests hereunder and any such action shall be deemed an exercise of Self-Help Rights (and, accordingly, give rise to correlative Reimbursement Rights). In the event a Party is entitled to Reimbursement Rights hereunder and same are not satisfied within thirty days after written demand by the Party entitled to same, the unpaid obligations shall constitute a lien against the defaulting Party's Parcel; provided, however, that the payment of any monetary obligations which become due and payable by a Party after recordation of a mortgage on such Party's Parcel granted to an independent third party regularly engaged in the business of making mortgage loans shall be subordinate to the payment of the obligations secured by such mortgage.

      SECTION 6.03. Mortgagees' Status. Except as set forth in Section 6.02 hereof, this Declaration shall be superior to any mortgages or other instruments evidencing security for indebtedness granted by either Party from time to time with respect to its Parcel. Accordingly, each Party agrees to obtain and deliver to the other Party such documents and instruments, in recordable form, as may be reasonably necessary or requested by the other Party to evidence and confirm the subordination of any such mortgages or other security instruments to the provisions of this Declaration.

      SECTION 6.04. Estoppel Certificate. Each Party agrees, within ten (10) days after written request by the other, to execute, acknowledge and deliver to and in favor of any present or proposed lender, Mortgagee, ground lessor, purchaser, tenant or the like of all or any part of the other Party's Parcel, an estoppel certificate, in a form reasonably satisfactory to such lender, Mortgagee, ground lessor, purchaser, tenant or the like, stating, among other things: (i) whether this Declaration is in full force and effect; (ii) whether this Declaration has been modified or amended and, if so, identifying and describing any such modification or amendment; (iii) whether there are any sums then due and owing under this Declaration from either Party to the other, and if so, specifying the amount thereof and reason therefor; and (iv) whether the Party giving such certificate knows of any default (or event which, with the passage of time, the giving of notice, or both, would constitute a default) on the part of the other Party, or has any outstanding claim against the other Party arising under this Declaration and, if so, specifying the nature of such default or claim.

      SECTION 6.05. No Dedication. Nothing contained in this Declaration shall be deemed to be a gift or dedication of any portion of either Parcel to the general public or for any public use or purpose whatsoever, or, except as expressly set forth herein, be deemed to create any rights or benefits in favor of any municipality, public authority or official thereof, it being the intention of the Parties that this Declaration be for the exclusive benefit of the owner or owners, from time to time, of the Parcels, or any part thereof, and those claiming under them.

      SECTION 6.06. Covenants Running With Land. The benefits and burdens, rights and obligations, Easements, Non-Exclusive Rights and restrictions created by this Declaration shall be appurtenant to and run with and burden and be binding upon Parcel A, Parcel B, Parcel C and Parcel D, and shall inure to the benefit of and be binding upon Declarant and those claiming by, through, or under it. The covenants, agreements, terms, provisions and conditions of this Declaration shall bind and benefit the successors in interest (as owners of Parcel A, Parcel B, Parcel C and Parcel D, respectively, whether by sale, foreclosure or otherwise) of Declarant with the same effect as if mentioned in each instance when a Party is named or referred to, it being understood and agreed that upon any transfer of ownership (whether by sale, foreclosure or otherwise) of all or any part of Parcel A, Parcel B, Parcel C and Parcel D, as the case may be, each such successor in interest shall, without the requirement of any further documentation,


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

thereupon and thereafter assume, and perform and observe, any and all of the obligations of its predecessors in interest under this Declaration with respect to such Parcel (or portion thereof). Notwithstanding the foregoing, (a) each Party shall use reasonable efforts to cause any such successor in interest to execute an agreement in recordable form pursuant to which such successor in interest shall assume any and all obligations of its predecessors in interest under this Declaration; provided, however, that the failure to obtain any such agreement shall not detract from the provisions of the previous sentence, and
(b) no Party shall be released from any liability for such obligations (whether arising before or after any such transfer of ownership) without the prior written consent of all of the other Parties, provided that Declarant shall be released from its liability for obligations relating to Parcel B, Parcel C and/or Parcel D upon its conveyance of each such Parcel as contemplated by this Declaration.

      SECTION 6.07. No Merger. The acquisition by the owner from time to time of Parcel A of any interest in and to Parcel B or Parcel C or Parcel D, or the acquisition by the owner from time to time of Parcel B of any interest in and to Parcel A or Parcel C or Parcel D, or the acquisition by the owner from time to time of Parcel C of any interest in and to Parcel A or Parcel B or Parcel D, or the acquisition by the owner from time to time of Parcel D of any interest in and to Parcel A or Parcel B or Parcel C, shall not result in an impairment or extinguishment by merger of any right, Easement or obligation granted or created hereby. No merger shall result unless and until (a) one person or entity owns the fee title to Parcel A, Parcel B, Parcel C and Parcel D in their entirety and
(b) written consents to such merger and termination of this Declaration shall have been obtained (and recorded with the Office of the City Register of Queens County) from all holders of mortgages then of record with respect to any portion of Parcel A, Parcel B, Parcel C or Parcel D.

      SECTION 6.08. Assignment; No Third Party Beneficiaries. (a) This Declaration and all of the provisions hereof shall be binding upon and inure to the benefit of Declarant and its successors and permitted assigns but neither this Declaration nor any of the rights, interests or obligations hereunder shall be assigned by any Party, including by operation of law, without the prior written consent of the other Party(ies), except (A) to a Party acquiring all or any part of a Parcel, or (B) to a lending institution or trustee in connection with a pledge or granting of a security interest in all or any part of the Parcel owned by such Party;

      (b) Nothing in this Declaration is intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person.

      SECTION 6.09. Notices. (a) Unless otherwise specified herein, all notices and other communications hereunder shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

            if to Declarant, to:

                  Consolidated Edison Company of New York, Inc.
                  4 Irving Place
                  New York, NY 10003
                  Attention: Director of Real Estate

            With a copy to:

                  Consolidated Edison Company of New York, Inc.
                  4 Irving Place
                  New York, NY 10003
                  Attention: General Counsel

      (b) In the event any Party shall desire or shall be required to send any notice to the Department of Buildings and/or to the Department of Business Services, any such notice shall be sent in the manner described in Section 6.09(a) above addressed as follows:

            if to the Department of Buildings, to:

                  New York City Department of Buildings
                  Office of General Counsel
                  60 Hudson Street
                  New York, New York 10013, or at its then official address

            if to the Department of Business Services, to:

                  New York City Department of Business Services
                  Office of General Counsel
                  110 William Street
                  New York, New York 10038,
                  or at its then official address.

      SECTION 6.10. Extension; Waiver. Any Party may (i) extend the time for the performance of any of the obligations or other acts of the other Party(ies) or
(ii) waive compliance by the other Party(ies) with any of the agreements or conditions contained in this Declaration. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of a Party to this Declaration to assert any of its rights under this Declaration or otherwise shall not constitute a waiver of such rights.

      SECTION 6.11. Amendment and Modification. This Declaration may be amended, modified or supplemented only by an instrument in writing signed on behalf of each of the Parties; provided, however, that no such amendment (other than an amendment of Section 2.05 hereof) shall be effective without the prior written approval of the New York City Department of Buildings or the New York City Department of Business Services, as applicable.

      SECTION 6.12. Governing Law. This Declaration shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

      SECTION 6.13. Interpretation. When a reference is made in this Declaration to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or Exhibit to, this Declaration unless otherwise indicated. The table of contents and headings contained in this Declaration are for reference purposes only and shall not affect in any way the meaning or interpretation of this Declaration. Whenever the words "include", "includes" or "including" are used in this Declaration, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Declaration shall refer to this Declaration as a whole and not to any particular provision of this Declaration. All terms defined in this Declaration shall have the defined


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

meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Declaration are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

      SECTION 6.14. Jurisdiction and Enforcement. (a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Declaration or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in Section 6.09 (or such other address specified by such Party from time to time pursuant to Section 6.09) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Declaration or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      (b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Declaration were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Declaration and to enforce specifically the terms and provisions of this Declaration, this being in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 6.15. Severability. If any term or other provision of this Declaration is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Declaration shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Declaration so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 6.16. Property Treated as Single Zoning Lot. Declarant agrees that no breach by any Party shall have any effect on the treatment of the Property covered by this Declaration as one zoning lot and the Property shall be treated as one zoning lot unless such zoning lot is subdivided in accordance with the provisions of the Zoning Resolution.

      IN WITNESS WHEREOF, Declarant has caused this Declaration to be signed by its duly authorized officer as of the date first above written.

                        CONSOLIDATED EDISON COMPANY OF
                         NEW YORK, INC.


                        By:___________________
                        Name:
                        Title:

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

      On this __ day of _______ 1999, before me personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the corporation upon behalf of which the individual acted, executed the instrument.


                                           ___________________________
                                           NOTARY PUBLIC

                                    EXHIBIT A

                          Legal Description of Parcel A

      To be prepared by GEOD Corporation prior to the recording of this Declaration, which description shall be substantially in accordance with Parcel A as shown on the Astoria Generating Station ALTA/ACSM Land Title Survey dated February 17, 1999, as may be hereafter revised, prepared by GEOD Corporation.

                                    EXHIBIT B

                          Legal Description of Parcel B

      To be prepared by GEOD Corporation prior to the recording of this Declaration, which description shall be substantially in accordance with Parcel B as shown on the Astoria Generating Station ALTA/ACSM Land Title Survey dated February 17, 1999, as may be hereafter revised, prepared by GEOD Corporation.

                                    EXHIBIT C

                          Legal Description of Parcel C

      To be prepared by GEOD Corporation prior to the recording of this Declaration, which description shall be substantially in accordance with Parcel C as shown on the Astoria Generating Station ALTA/ACSM Land Title Survey dated February 17, 1999, as may be hereafter revised, prepared by GEOD Corporation.

                                    EXHIBIT D

                          Legal Description of Parcel D

      To be prepared by GEOD Corporation prior to the recording of this Declaration, which description shall be substantially in accordance with Parcel D as shown on the Astoria Generating Station ALTA/ACSM Land Title Survey dated February 17, 1999, as may be hereafter revised, prepared by GEOD Corporation.

                                    EXHIBIT E

                                    Site Plan

      Astoria Generating Station ALTA/ACSM Land Title Survey dated February 17, 1999, as may be hereafter revised, prepared by GEOD Corporation.

Schedule 4.01

Ownership Rights and Maintenance Obligations of Parcel Owners

Ownership Rights and Maintenance Obligations of Parcel A Owner

Domestic Water / Fire Protection Water

1. The owner of Parcel A owns and is responsible for all maintenance of fire hydrants located on Parcel A that are supplied by the two 20-inch city water mains that provide domestic and fire protection water to Parcel B.

2. The owner of Parcel A owns and is responsible for all maintenance of the city water piping located on Parcel A, with the exception of the two 20-inch city water mains routed to Parcel B and the 8-inch city water main routed to Parcel D, and the 8-inch city water main routed to Parcel C, as designated on the Site Plan.

3. The owner of Parcel A owns and is responsible for all maintenance of an 8-inch city water main that provides domestic and fire protection water at the Liquid Natural Gas Facility. The owner of Parcel A shall own this city water header from the branch connection located on Parcel C, as designated on the Site Plan.

4. The owner of Parcel A owns and is responsible for all maintenance of a 2-inch city water pipe that provides domestic water to the Central Waste Water Treatment Plant, as designated on the Site Plan. The owner of Parcel A shall own the city water header from the branch connection off the 20-inch supply header to Parcel B that originates at city water meter house "A" as designated on the Site Plan.

Sewer Lines and Drainage Systems

1. The owner of Parcel A owns and is responsible for the sanitary sewer piping from the two twelve-inch branch connections that exist on Parcel B and for all sanitary and storm sewers existing on Parcel A as designated on the Site Plan.

2. The owner of Parcel A owns and is responsible for all maintenance of the 36-inch "Southwest Storm Sewer" that originates on Parcel A and is routed to the East River across Parcel B as designated on the Site Plan. The owner of Parcel A also owns and is responsible for the oil water separator associated with this storm sewer that is located on Parcel B.

3. The owner of Parcel A owns and is responsible for the maintenance of the 20-inch storm sewer that extends onto Parcel B along 9th Street in the vicinity of the Power Authority Gas Regulator House as designated on the Site Plan.

Ownership Rights and Maintenance Ob1igations of Parcel B Owner

Domestic Water / Fire Protection

1. The owner of Parcel B owns (as a tenant in common with at third party) and is responsible for all maintenance of the two 20-inch city water mains routed across Parcel A that originate at city water meter houses "A" and "B" as designated on the Site Plan. The owner of Parcel B is also responsible for the maintenance of the city water meter houses and all equipment appurtenant to these mains excluding any fire hydrants located on Parcel A.

Sewer Lines and Drainage Systems

1. The owner of Parcel B owns (as a tenant in common with a third party) and is responsible for the maintenance of the 12-inch sanitary sewer existing on Parcels A and B except for the portions of the 12-inch branch connection routed from Parcel A which are on Parcel A and/or Parcel B, which are owned and maintained by the owner of Parcel A, as designated on the Site Plan,

2. The owner of Parcel B owns and is responsible for the maintenance of the storm sewer catch basin located on Parcel B along 9th Street. The owner of Parcel B also owns and is responsible for the maintenance of the piping that connects this catch basin to the 20-inch storm sewer that is owned by Parcel A.

Ownership Rights and Maintenance Obligations of Parcel C Owner

Domestic Water / Fire Protection

1. The owner of Parcel C owns and is responsible for all maintenance of the 8-inch city water main originating on Parcel A from the branch connection that supplies Parcel C, as designated on the Site Plan.

Sewer Lines and Drainage Systems

1. The owner of Parcel C owns and is responsible for the maintenance of all storm sewers existing on Parcel C as designated on the Site Plan. The owner of Parcel C is also responsible for the 12 inch storm drain that originates on Parcel C and extends onto Parcel A as designated on the Site Plan.

Ownership Rights and Maintenance Obligations of Parcel D Owner

Domestic Water / Fire Protection

1. The owner of Parcel D owns and is responsible for all maintenance of the 8-inch city water main originating on Parcel C from the branch connection to Parcel D, as designated on the Site Plan, The owner of Parcel D also owns and is responsible for all maintenance of the 65,000-gallon fire reserve tank that is located on Parcel C.

2. Subject to the provisions of the last sentence of Section 2.07, the owner of Parcel D owns and is responsible for maintenance and testing of the Fire Alarm pull box located on that portion of Parcel A designated on the Site Plan as the "A-10 dock".

Sewer Lines and Drainage Systems

1. The owner of Parcel D owns and is responsible for the maintenance of all storm sewers existing on Parcel D as designated on the Site Plan.

2. The owner of Parcel D owns and is responsible for the maintenance of the sanitary sewer septic system that extends onto Parcel A. This system is to be relocated to Parcel D on or before that date that is 18 months from the date hereof.

                                                                       EXHIBIT J

                                     GOWANUS

                      DECLARATION OF SUBDIVISION EASEMENTS

                                       By

                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                               Dated as of o, 1999


   The land affected by the within instrument lies in Block 653, Lot 3 on the
                  Tax Map of the City of New York, Kings County
                                    Address:

                              Record and return to:

                  Consolidated Edison Company of New York, Inc.
                                 4 Irving Place
                            New York, New York 10003

                          Attention: Robert Selya, Esq.

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   Definitions

SECTION 1.01. Definitions .................................................    1

                                   ARTICLE II

                            Declaration of Easements

SECTION 2.01. Grant of Easements for the Benefit of Parcel A ..............    3
SECTION 2.02. Grant of Easements for the Benefit of Parcel B ..............    4
SECTION 2.03. Utility Cost Sharing ........................................    4
SECTION 2.04. Condition of Easements ......................................    5
SECTION 2.05. Emergency Response...........................................    5

                                   ARTICLE III

                         Term of Easements; Abandonment

SECTION 3.01. Term ........................................................    5
SECTION 3.02. Abandonment of Easements ....................................    5

                                   ARTICLE IV

                    Use, Repair and Maintenance of Easements

SECTION 4.01. Maintenance Obligation ......................................    6
SECTION 4.02. Failure to Maintain .........................................    6
SECTION 4.03. Use of Easement Area During Maintenance .....................    6
SECTION 4.04. General Use Conditions ......................................    6
SECTION 4.05. Compliance with Law .........................................    7
SECTION 4.06. Notification of Proposed Activity ...........................    7
SECTION 4.07. Performance of Work .........................................    7
SECTION 4.08. Notice of Entry .............................................    8
SECTION 4.09. Relocation of Easements .....................................    8

                                    ARTICLE V

                             Casualty; Condemnation

SECTION 5.01. Restoration Work ............................................    8
SECTION 5.02. Condemnation ................................................    8
SECTION 5.03. Relocation of an Easement After Casualty or Condemnation ....    9

                                   ARTICLE VI

                            Miscellaneous Provisions

SECTION 6.01. Force Majeure ...............................................    9
SECTION 6.02. Default and Remedies ........................................    9
SECTION 6.03. Mortgagees' Status ..........................................   10
SECTION 6.04. Estoppel Certificate ........................................   10
SECTION 6.05. No Dedication ...............................................   10
SECTION 6.06. Covenants Running With Land .................................   10
SECTION 6.07. No Merger ...................................................   11
SECTION 6.08. Assignment; No Third Party Beneficiaries ....................   11
SECTION 6.09. Notices .....................................................   11
SECTION 6.10. Extension; Waiver ...........................................   12
SECTION 6.11. Amendment and Modification ..................................   12
SECTION 6.12. Governing Law ...............................................   12
SECTION 6.13. Interpretation ..............................................   12
SECTION 6.14. Jurisdiction and Enforcement ................................   13
SECTION 6.15. Severability ................................................   13
SECTION 6.16. Property Treated as Single Zoning Lot .......................   13

List of Exhibits and Schedules

Exhibit A   Legal Description of Parcel A
Exhibit B   Legal Description of Parcel B
Exhibit C   Site Plan

Schedule 4.01 Ownership Rights and Maintenance Obligations of Parcel Owners

                                   DECLARATION

            GOWANUS DECLARATION OF SUBDIVISION EASEMENTS (including the Exhibits and Schedules, this "Declaration") dated as of o, 1999 by CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation ("Declarant").

            WHEREAS Declarant is the owner of the parcel of land described on Exhibit A attached hereto and made a part hereof located in Kings County, New York ("Parcel A") and the improvements located thereon, as shown on the Gowanus Gas Turbine Site ALTA/ACSM Land Title Survey Conveyance Plan prepared by GEOD Corporation dated February 23, 1999 attached hereto and made a part hereof as Exhibit C (the "Site Plan");

            WHEREAS Declarant is the owner of the parcel of land described on Exhibit B attached hereto and made a part hereof located in Kings County, New York ("Parcel B") and the improvements located thereon, as shown on the Site Plan;

            WHEREAS Parcel A and Parcel B are part of a single zoning lot as that term is defined in Section 12-10 of the Zoning Resolution of the City of New York, effective December 15, 1961, as amended from time to time, more commonly known as Block 653, Lot 3 (collectively referred to as the "Property");

            WHEREAS Declarant has operated the Property for the generation and production of electrical energy as well as the transmission and distribution thereof, and other uses related to the conduct of a public utility business;

            WHEREAS Declarant has been ordered by the State of New York Public Service Commission to divest certain generation plant assets;

            WHEREAS in order to accomplish such divestiture, the portion of the Property used for the generation and production of electrical energy (Parcel A) will be sold to a third party and the portion of the Property used for transmission, distribution and other purposes (Parcel B) will be retained by Declarant;

            WHEREAS in order to accomplish said proposed sale of Parcel A, Declarant intends to subdivide the Property into two parcels, Parcel A and Parcel B (each, a "Parcel," and, collectively, the "Parcels") without affecting the single zoning lot status thereof; and

            WHEREAS Declarant, in order to continue operations on the Parcels and to satisfy the New York City Department of Buildings and the New York City Department of Business Services, has created certain easements and made certain declarations for the benefit of Parcels A and B as a condition of said subdivision.

            NOW, THEREFORE, Declarant, intending the Parcels to be legally bound by the easements, covenants, conditions and restrictions hereinafter set forth, declares as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Definitions. As used in this Declaration, the following terms shall have the following meanings:

            "Casualty" shall have the meaning set forth in Section 5.01.

            "Curing Party"" shall have the meaning set forth in Section 4.02.

            "Declarant" shall have the meaning set forth in the Preamble.

            "Defaulting Party" shall have the meaning set forth in Section 4.02.

            "Easement" means, as applicable, any easement including related rights intended for the primary benefit of Parcel A or Parcel B under this Declaration.

            "Easement Area" means an area, including roads and paths, on, above or below the ground which burdens a Parcel with respect to which the owner of the other Parcel is herein granted an Easement or Non-Exclusive Right.

            "Entering Party" shall have the meaning set forth in Section 4.07. The term "Entering Party" shall include a Party exercising Self-Help Rights as a Curing Party.

            "Entry Rights" means rights of any Party (including Self-Help Rights) under this Declaration, to maintain an Easement Area; provided that such rights shall be exercised in accordance with Section 4.07.

            "Force Majeure Event" means any occurrence or event which is beyond the reasonable control, and does not result from any fault or negligence, of the Party affected, including any act of God, strike or other labor disturbance, act of a public enemy, war, act of terrorism, riot, any other civil disturbance, fire, storm, flood, lightning, earthquake, any other natural disasters, explosion, materials shortage, breakage or accident to machinery or equipment, any order or regulation or restriction imposed by any Governmental Authority, failure of a contractor or subcontractor caused by a Force Majeure Event and transportation delays or stoppages.

            "Governmental Authority" means any court, administrative or regulatory agency or commission or other governmental entity or instrumentality, domestic, foreign or supranational or any department thereof.

            "Mortgage" means the holder, from time to time, of a mortgage on Parcel A or Parcel B, which holder has notified the owner of the other Parcel of its interest as mortgagee and has provided such owner with a notice address.

            "Non-Exclusive Right" means any right or Easement intended for the common, mutual, or reciprocal benefit of Parcel A or Parcel B under this Declaration.

            "Parcel" shall have the meaning set forth in the Recitals and shall include a portion of a Parcel.

            "Party or Parties" shall mean the owner or owners from time to time of all or any portion of a Parcel.

            "Permittee" means the Parties and those claiming by, through or under each of them and their respective officers, directors, trustees, employees, agents, contractors, subcontractors, customers, visitors, invitees and licensees.

            "Reimbursement Rights" means the rights of the Curing Party which has exercised its Self-Help Rights (as defined below), to collect from the Defaulting Party the reasonable costs and expenses actually expended by the Curing Party in exercising its Self-Help Rights, including reasonable attorneys' fees.

            "Release" means the relinquishment by any Party of an Easement or Non-Exclusive Right.

            "Releasor" means the Party relinquishing an Easement or Non-Exclusive Right and "Releasee" means the owner of the Easement Area affected by a Release.

            "Self-Help Rights" shall have the meaning set forth in Section 4.02.

            "Taking" shall have the meaning set forth in Section 5.03.

            "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any state or local taxing authority, which, if unpaid, could become a lien against a Parcel.

            "Utility" or "Utilities" shall mean the essential services for which Easements and Non-Exclusive Rights are granted under Article II.

            "Zoning Resolution" shall mean the Zoning Resolution of the City of New York, effective December 15, 1961, as amended from time to time.

                                   ARTICLE II

                            Declaration of Easements

      SECTION 2.01. Grant of Easements for the Benefit of Parcel A. Declarant, as owner of Parcel B, hereby grants to Declarant, as appurtenant to and for the benefit of Parcel A, the following rights and Easements intended to allow the assets located on Parcel A to continue to operate, notwithstanding subdivision of the Property:

            (a) Easement for Domestic Water Supply. The Non-Exclusive Right and Easement for domestic water supply to Parcel A through the existing water pipes, mains and other devices or equipment related thereto located on Parcel B or designated for such purposes on the Site Plan.

            (b) Easement for Access. The Non-Exclusive Right and Easement to use, and to permit its Permittees to use, in common with the owner(s) of Parcel B and its Permittees, the area designated on the Site Plan as the "Emergency Access to Gas Turbine Site" in accordance with the terms hereof, for emergency vehicular access, ingress and egress to and from Parcel A over said Easement Area to 27th Street.

            (c) Easement for Fire Protection Water and Related Purposes (Fire Service, Alarm, Hydrant). The Non-Exclusive Right and Easement for fire protection water through the existing water pipes, mains, hydrants and other devices or equipment related thereto located on Parcel B or designated for such purposes on the Site Plan.

            (d) Easement for Sewer Lines and Drainage System. The Non-Exclusive Right and Easement for the discharge of sewage and drainage of storm water through the existing sanitary sewer and drainage system, including pipes, drains, manholes, mains and other devices or equipment related thereto as are now located on, above or under Parcel B or shown on the Site Plan and are designed for the discharge of sewage or drainage of storm water.

            (e) Reservation of Rights. Without in any way limiting the rights of the fee owner of Parcel B, there are hereby reserved to the owner of Parcel B all rights in and to the Easement Areas located on Parcel B, to the extent such rights are not inconsistent with and do not materially interfere with the use of the Easement Areas by the owner of Parcel A and the exercise by the owner of Parcel A of the Easements and Non-Exclusive Rights granted pursuant to Section
2.01 hereof.

            (f) Further Actions. The Easements and Non-Exclusive Rights granted in this Section 2.01 shall include the right on the part of the owner of Parcel A to take such other actions as may be reasonably necessary for the full exercise of the Easements and Non-Exclusive Rights specified herein.

            SECTION 2.02. Grant of Easements for the Benefit of Parcel B. Declarant, as owner of Parcel A, hereby grants to Declarant, as appurtenant to and for the benefit of Parcel B, the following rights and Easements intended to allow the assets located on Parcel B to continue to operate, notwithstanding subdivision of the Property:

            (a) Easement for Domestic Water Supply. Intentionally Omitted.

            (b) Easement for Access. Intentionally Omitted.

            (c) Easement for Fire Protection Water and Related Purposes (Fire Service, Alarm, Hydrant). Intentionally Omitted.

            (d) Easement for Sewer Lines and Drainage System. Intentionally Omitted.

            (e) Reservation of Rights. Without in any way limiting the rights of the fee owner of Parcel A, there are hereby reserved to the owner of Parcel A all rights in and to the Easement Areas located on Parcel A, to the extent such rights are not inconsistent with and do not materially interfere with the use of the Easement Areas by the owner of Parcel B and the exercise by the owner of Parcel B of the Easements and Non-Exclusive Rights granted pursuant to
Section 2.02 hereof.

            (f) Further Actions. The Easements and Non-Exclusive Rights granted in this Section 2.02 shall include the right on the part of the owner of Parcel B to take such other actions as may be reasonably necessary for the full exercise of the Easements and Non-Exclusive Rights specified herein.

            SECTION 2.03. Utility Cost Sharing. (a) The cost of any Utilities which are metered separately so as to measure the consumption of utility service by the respective owners of Parcels A and B ("Metered Utilities") shall be billed directly to and paid by the owners of the respective Parcels.

            (b) The Parties shall request that the applicable supplier send bills for Metered Utilities directly to the metered customer. The Parties shall cooperate to assure that Utility bills are sent to the proper Party for payment so as to avoid interest, penalties or other late charges.

            SECTION 2.04. Condition of Easements. The Non-Exclusive Rights and Easements established hereby are subject to any existing state of facts affecting the respective Easement Areas, and Declarant makes no representation, covenant or warranty as to the condition of any such Easement Area.

            SECTION 2.05. Emergency Response. The owners of the Parcels shall individually or collectively maintain on-site personnel familiar with plant equipment and operations whose duties shall include responding to alarms and assisting the Fire Department or other emergency responder in accordance with emergency response procedures to be developed with the Fire Department and other emergency response agencies.

                                   ARTICLE III

                         Term of Easements; Abandonment

            SECTION 3.01. Term. Subject to the terms of Sections 3.02 and 5.03 hereof, all Easements and Non-Exclusive Rights granted herein shall be perpetual. No Easement or Non-Exclusive Right granted herein shall expire, terminate or be deemed abandoned without the prior written approval of the New York City Department of Buildings and/or the New York City Department of Business Services, as applicable, or such other Governmental Authorities succeeding to their jurisdiction.

            SECTION 3.02. Abandonment of Easements. Subject to receipt of the prior written approval of the New York City Department of Buildings and/or the New York City Department of Business Services, if required, the owner of a Parcel benefitting from an Easement or Non-Exclusive Right under this Declaration may from time to time, upon not less than thirty days' notice to the owner of the Easement Area, release its Easement or Non-Exclusive Right with respect thereto. Any such notice shall (x) specify the effective date of such Release and (y) be accompanied by evidence reasonably satisfactory to the owner of the Easement Area that such abandonment has been approved by the New York City Department of Buildings and, to the extent necessary, the New York City Department of Business Services. The Party benefitting from the Easement Area shall take such measures as shall be required to effectuate the Release. Such measures shall include the following: (i) in the case of any Easement or Non-Exclusive Right for domestic water, to the extent necessary, the cutting, capping, removal or disabling of any pipes, pumps, mains and other devices; (ii) in the case of any Easement or Non-Exclusive Right for fire protection water, the cutting, capping, removal or disabling of any pipes, pumps or mains; (iii) in the case of any Easement for access, the erection of such wall, gate or other barrier required to prevent any person, party or vehicle from gaining access to the Easement Area from the benefitted Parcel; and (iv) in the case of sewer lines, the cutting and/or capping of any pipes used to discharge sewage and drainage water and the disabling or removal of any pipes, manholes, mains and other devices. Whenever an Easement or Non-Exclusive Right is released in accordance with the terms of this Section 3.02, (A) the owner of the Parcel formerly burdened by such Easement Area shall execute and deliver to the Releasee such documents in recordable form as shall be reasonably required to evidence the Release, (B) the Releasor shall have no further obligation or liability to the owner of the affected Easement Area; and (C) the Releasee shall have no further obligation or liability to the Releasor with respect to such Easement or Non-Exclusive Right.

                                   ARTICLE IV

                    Use, Repair and Maintenance of Easements

            SECTION 4.01. Maintenance Obligation. Each Party shall, at its sole cost and expense, with respect to each Easement Area located on or within such Party's Parcel (i) maintain the surface and subsurface of the improved portions of the Easement Area in good repair and condition, (ii) keep the Easement Area reasonably free of obstructions (including snow and ice) and adequately illuminated, (iii) maintain the security of the Easement Area, and (iv) maintain the facilities located within such Easement Area which are necessary for the exercise of the Non-Exclusive Rights and Easements with respect thereto (including all pipes, mains and other devices or equipment related thereto) in good repair and condition. As used in this Section 4.01, the term "maintain" shall include repair and/or replacement, to the extent applicable. Each Utility shown on the Site Plan, except for roads, shall be owned and maintained in accordance with Schedule 4.01 attached hereto and made a part hereof. Roads shall be owned and maintained by the Party on whose Parcel the road is located.

            SECTION 4.02. Failure to Maintain. If a Party (the "Defaulting Party") fails to perform any obligation set forth herein, the other Party (the "Curing Party") shall have the right to perform the actions which the Defaulting Party failed to perform in accordance with this Declaration (the "Self-Help Rights") and shall be entitled to Entry Rights and Reimbursement Rights with respect thereto. Notwithstanding the foregoing, Self-Help Rights may only be exercised after failure of the Defaulting Party to perform any actions required to be performed pursuant to this Declaration (i) if no emergency exists, within thirty days after notice from the Curing Party, or if such failure is not curable within said period, within such longer period as is reasonably necessary to cure such failure, provided the Defaulting Party begins to cure such failure within such thirty-day period and thereafter diligently prosecutes the same to completion; and (ii) in any emergency situation, immediately upon written or (notwithstanding any other provisions of this Declaration) verbal notice, if prior notice is practicable, or, if such notice is not practicable, then without giving prior notice to the Defaulting Party, provided that the Curing Party shall, in such circumstances, give the Defaulting Party notice thereof as soon thereafter as practicable. All work to be performed by the Curing Party so acting under the provisions of this Declaration shall be performed in accordance with Section 4.07.

            SECTION 4.03. Use of Easement Area During Maintenance. During the performance of any maintenance work required or permitted hereunder, each Party shall have the right, at its own risk, to use the affected Easement Area for the purposes contemplated herein; provided, however, that each Party shall keep such Easement Area free of obstructions and shall implement such other safety and similar measures as may be required by law or reasonably necessary from time to time to assure the other Party safe and convenient access to its Parcel, and neither Party shall materially adversely affect or substantially interfere with the other Party's use of any such Easement Area.

            SECTION 4.04. General Use Conditions. No Party shall use an Easement or Non-Exclusive Right in accordance herewith in such a manner so as to reduce, injure, overload, deface, harm or impair the applicable Easement Area or Utility, so as to allow or suffer any waste thereof, or so as to commit any nuisance by its use thereof. Any damage caused by a Party or its Permittees in violation of this provision shall be promptly repaired by the Party that caused, or whose Permittees caused, such damage. No Party shall materially adversely affect, materially deprive of a benefit associated with, materially impose a burden on, or substantially interfere with, the other Party's use of the Utilities, Non-Exclusive Rights and/or Easements that are the subject of this Declaration.

            SECTION 4.05. Compliance with Law. All Parties shall use the Easement Areas and Utilities, including roads, in compliance with all applicable licenses, permits and approvals, and otherwise in compliance with all applicable laws (including environmental laws), ordinances, orders, codes, rules and regulations (including all fire safety and site security requirements imposed by law or mutually agreed to by the Parties from time to time). All Parties shall own, operate and maintain their respective Parcels and Easements Areas in accordance with applicable licenses, permits and approvals, and otherwise in compliance with all applicable laws, ordinances, orders, codes, rules and regulations of Governmental Authorities. Notwithstanding anything to the contrary contained herein, nothing in this Declaration shall be construed to relieve any Party of its duty under the New York City Administrative Code or other laws and regulations to maintain in a safe condition the Utilities and other facilities located on its property, including but not limited to fire protection and suppression devices and equipment.

            SECTION 4.06. Notification of Proposed Activity. Whenever a proposed activity of a Party is reasonably expected to have an adverse impact on the use by another Party of an Easement Area on such Party's Parcel, or the use of the Utilities available therefrom, the Party proposing such activity shall notify the other Party of such proposed activity reasonably in advance, so that the other Party may implement reasonable measures designed to mitigate the impact thereof. The cost of such protective measures shall be chargeable to the Party proposing such activity. This notification requirement shall apply in all cases, including emergencies, provided that in the case of emergency, the notice given shall be such notice as is reasonably practicable under the circumstances.

            SECTION 4.07. Performance of Work. All work to be performed under this Declaration by a Party (the "Entering Party") in or affecting the Easement Areas on its Parcel or the Utilities available therefrom or the Parcel of the other Party (i) shall not impair the structural integrity of any improvement situated on either Parcel; (ii) shall not be undertaken until the Entering Party shall have procured and paid for all required Permits; (iii) except for routine maintenance activity, shall not be undertaken until the Entering Party shall have submitted to the other Party all applicable drawings, plans, specifications, engineering plans and related information and, except in connection with the exercise of Self-Help Rights, obtained the consent of the other Party to the work to be performed, which consent shall not be unreasonably withheld or delayed; (iv) shall be performed in accordance with good industry practice and in compliance with all applicable laws, ordinances, orders, codes, rules and regulations; (v) shall be performed by contractors fully insured, licensed (to the extent required by applicable law) and competent to do the work being undertaken; (vi) shall be performed in a manner that does not materially adversely affect or substantially interfere with the use and enjoyment by the other Party of the affected Utility, Easement Areas or Parcel, and ("vii") shall be diligently prosecuted to completion. During any construction or reconstruction work, the construction site shall be kept in an orderly, clean and safe condition. The Entering Party shall pay when due all claims for labor performed or material furnished and not permit any mechanics' or material men's lien to attach, and if any such liens do attach, the Entering Party shall immediately bond such liens in accordance with any applicable statutory provision. Except in connection with the exercise of Self-Help Rights, the Entering Party shall also be responsible for the professional fees incurred by the other Party in reviewing the Entering Party's plans and drawings, whether or not consent thereto shall be given. The review of, comments on, or consent to any documents, drawings, plans, specifications or other documentation provided by the Entering Party shall not relieve the Entering Party of, or affect in any way, its responsibility for the correctness and adequacy of the work to be performed. The other Party shall have no liability whatsoever with respect to any review or non-review of or consent to any documentation submitted to it by the Entering Party.

            SECTION 4.08. Notice of Entry. Whenever the Entering Party shall intend to enter upon an Easement Area located upon the Parcel of another Party to perform any work, the Entering Party shall give the affected Party (i) at least twenty-four hours' prior written notice in the case of routine maintenance, (ii) prior written notice in accordance with Section 4.07(iii) hereof in the case of any more significant work or (iii) immediate verbal notification followed by written notice in the case of any emergency.

            SECTION 4.09. Relocation of Easements. The owner of any Easement Area may elect to change the location of all or any portion of the Easement Area, on not less than ninety days' prior written notice to the owner of the parcel benefitted by any Easement or Non-Exclusive Right specifying the proposed effective date of such relocation. The owner of the benefitted parcel shall have thirty days from receipt of said notice to approve the relocation, with or without modification, such approval to serve as evidence that any such relocation shall not deprive the benefitted party of the practical realization of the benefits of such Easement Area. Upon receipt of the written approval of the benefitted party, the Owner of the Easement Area seeking the relocation shall obtain the approval of the New York City Department of Buildings and/or the New York City Department of Business Services, as applicable. No relocation shall become effective unless and until such governmental approval shall have been obtained. Any such relocation shall occur at the sole cost and expense of the Easement Area owner. Any relocated Easement or Non-Exclusive Right shall be subject to all of the terms, covenants and conditions of this Declaration. Upon the relocation of any Easement Area pursuant to the terms of this Section 4.09, the owner of the Parcel benefitted shall execute and deliver to the owner of the Parcel formerly burdened such documents in recordable form as the owner of the former Easement shall require to evidence the Release and/or relocation thereof.

                                    ARTICLE V

                             Casualty; Condemnation

            SECTION 5.01. Restoration Work. Except as set forth in Section 5.03, if any of the facilities, equipment and systems located within an Easement
Area which provides any Utility is damaged or destroyed by fire or other casualty ("Casualty"), the owner of the Easement Area shall commence the repair or restoration as expeditiously as is practicable in the circumstances, and shall diligently prosecute such repair or restoration to completion in accordance with the standards of work and other requirements set forth in
Section 4.07. Failure of the owner of the affected Easement Area to comply with such obligation shall give rise to Self-Help Rights (and correlative Reimbursement Rights) and other remedies in favor of the owner of the affected Parcel. Notwithstanding the foregoing, any infrastructure, including any equipment or roads, exclusively for the benefit of or owned by the owner of a Parcel, shall be repaired or restored by the owner to whom it is reserved or by whom it is owned, as the case may be, notwithstanding its location on the other Party's Parcel.

            SECTION 5.02. Condemnation. Except as set forth in Section 5.03, in the event that a Parcel or a portion thereof containing an Easement Area shall be taken by any Governmental Authority in the exercise of the power of eminent domain (each, a "Taking" with the term "Taken" construed accordingly), each affected Easement or Non-Exclusive Right hereunder shall terminate, to the extent affected by such Taking, as of the date the owner of the Easement Area is divested of title, unless the instrument of Taking expressly provides otherwise, and the award attributable to such Taking shall, if not separately awarded to the Parties with respect to their separate interests by the condemning authority, be equitably allocated between the Parties, as their respective interests may appear. The control of the condemnation proceeding shall always be vested in the fee owner of the Easement Area being Taken. Nothing herein shall preclude the Party affected from pursuing any claims against the condemning authority with respect to the loss of the Easements or Non-Exclusive Rights granted herein or the costs of relocation, and all awards with respect to such facilities or costs shall be the exclusive property of such Party.

            SECTION 5.03. Relocation of an Easement After Casualty or Condemnation. Notwithstanding the foregoing provisions of this Article V, in the event of a casualty or condemnation which results in the complete or substantial destruction or unusability or relocation of any Easement or Non-Exclusive Right, the beneficiary thereof shall, to the extent commercially practical, restore the affected Utilities, if any, in a manner that an Easement or Non-Exclusive Right is no longer required.

                                   ARTICLE VI

                            Miscellaneous Provisions

            SECTION 6.01. Force Majeure. (a) Notwithstanding anything in this Declaration to the contrary, no Party shall have any liability or be otherwise responsible to the other for its failure to carry out its obligations, with the exception of any obligation to pay money, under this Declaration if and only to the extent that it becomes impossible for either Party to so perform as a result of any Force Majeure Event.

            (b) If a Party shall rely on the occurrence of a Force Majeure Event as a basis for being excused from performance of its obligations under this Declaration, then the Party relying on such occurrence shall (i) provide prompt written notice of such Force Majeure Event to the other Party(ies) giving an estimate of its expected duration and the probable impact on the performance of its obligations hereunder, (ii) exercise its reasonable best efforts to continue to perform its obligations under this Declaration, (iii) expeditiously take action to correct or cure the Force Majeure Event (provided that settlement of strikes or any other labor dispute will be completely within the sole discretion of the Party affected by such strike or labor dispute), (iv) exercise its reasonable best efforts to mitigate or limit damages to the other Party and (v) provide prompt notice to the other Party(ies) of the cessation of the Force Majeure Event.

            SECTION 6.02. Default and Remedies. In the event that a Party defaults, breaches or otherwise fails to perform any obligation of such Party under this Declaration, the other Party shall have the right to all remedies available at law or in equity, including the right to injunctive relief and the right to exercise its Self-Help Rights (and shall be entitled to correlative Reimbursement Rights in connection therewith) without any requirement to pursue or exhaust any other remedies available to such Party under any other agreement. All such remedies shall be cumulative and not exclusive. A Party shall have the right, following notice to the other Party, to take such action as it may deem necessary or advisable, including payment of any delinquent Taxes, to prevent a foreclosure for nonpayment of Taxes or other action by a Governmental Authority that might affect its rights and interests hereunder and any such action shall be deemed an exercise of Self-Help Rights (and, accordingly, give rise to correlative Reimbursement Rights). In the event a Party is entitled to Reimbursement Rights hereunder and same are not satisfied within thirty days after written demand by the Party entitled to same, the unpaid obligations shall constitute a lien against the defaulting Party's Parcel; provided, however, that the payment of any monetary obligations which become due and payable by a Party after recordation of a mortgage on such Party's Parcel granted to an independent third party regularly engaged in the business of making mortgage loans shall be subordinate to the payment of the obligations secured by such mortgage.

            SECTION 6.03. Mortgagees' Status. Except as set forth in Section
6.02 hereof, this Declaration shall be superior to any mortgages or other instruments evidencing security for indebtedness granted by either Party from time to time with respect to its Parcel. Accordingly, each Party agrees to obtain and deliver to the other Party such documents and instruments, in recordable form, as may be reasonably necessary or requested by the other Party to evidence and confirm the subordination of any such mortgages or other security instruments to the provisions of this Declaration.

            SECTION 6.04. Estoppel Certificate. Each Party agrees, within ten days after written request by the other, to execute, acknowledge and deliver to and in favor of any present or proposed lender, Mortgagee, ground lessor, purchaser, tenant or the like of all or any part of the other Party's Parcel, an estoppel certificate, in a form reasonably satisfactory to such lender, Mortgagee, ground lessor, purchaser, tenant or the like, stating, among other things: (i) whether this Declaration is in full force and effect; (ii) whether this Declaration has been modified or amended and, if so, identifying and describing any such modification or amendment; (iii) whether there are any sums then due and owing under this Declaration from either Party to the other, and if so, specifying the amount thereof and reason therefor; and (iv) whether the Party giving such certificate knows of any default (or event which, with the passage of time, the giving of notice, or both, would constitute a default) on the part of the other Party, or has any outstanding claim against the other Party arising under this Declaration and, if so, specifying the nature of such default or claim.

            SECTION 6.05. No Dedication. Nothing contained in this Declaration shall be deemed to be a gift or dedication of any portion of either Parcel to the general public or for any public use or purpose whatsoever, or, except as expressly set forth herein, be deemed to create any rights or benefits in favor of any municipality, public authority or official thereof, it being the intention of the Parties that this Declaration be for the exclusive benefit of the owner or owners, from time to time, of the Parcels, or any part thereof, and those claiming under them.

            SECTION 6.06. Covenants Running With Land. The benefits and burdens, rights and obligations, Easements, Non-Exclusive Rights and restrictions created by this Declaration shall be appurtenant to and run with and burden and be binding upon Parcel A and Parcel B, and shall inure to the benefit of and be binding upon Declarant and those claiming by, through, or under it. The covenants, agreements, terms, provisions and conditions of this Declaration shall bind and benefit the successors in interest (as owners of Parcel A and Parcel B, respectively, whether by sale, foreclosure or otherwise) of Declarant with the same effect as if mentioned in each instance when a Party is named or referred to, it being understood and agreed that upon any transfer of ownership (whether by sale, foreclosure or otherwise) of all or any part of Parcel A and Parcel B, as the case may be, each such successor in interest shall, without the requirement of any further documentation, thereupon and thereafter assume, and perform and observe, any and all of the obligations of its predecessors in interest under this Declaration with respect to such Parcel (or portion thereof). Notwithstanding the foregoing, (a) each Party shall use reasonable efforts to cause any such successor in interest to execute an agreement in recordable form pursuant to which such successor in interest shall assume any and all obligations of its predecessors in interest under this Declaration; provided, however, that the failure to obtain any such agreement shall not detract from the provisions of the previous sentence, and (b) no Party shall be released from any liability for such obligations (whether arising before or after any such transfer of ownership) without the prior written consent of all of the other Parties, provided that Declarant shall be released from its liability for obligations relating to Parcel A upon its conveyance of such Parcel as contemplated by this Declaration.

            SECTION 6.07. No Merger. The acquisition by the owner from time to time of Parcel A of any interest in and to Parcel B, or the acquisition by the owner from time to time of Parcel B of any interest in and to Parcel A shall not result in an impairment or extinguishment by merger of any right, Easement or obligation granted or created hereby. No merger shall result unless and until
(a) one person or entity owns the fee title to both Parcel A and Parcel B in their entirety and (b) written consents to such merger and termination of this Declaration shall have been obtained (and recorded with the Office of the City Register of Kings County) from all holders of mortgages then of record with respect to any portion of Parcel A or Parcel B.

            SECTION 6.08. Assignment; No Third Party Beneficiaries. (a) This Declaration and all of the provisions hereof shall be binding upon and inure to the benefit of Declarant and its successors and permitted assigns but neither this Declaration nor any of the rights, interests or obligations hereunder shall be assigned by any Party, including by operation of law, without the prior written consent of the other Party(ies), except (A) to a Party acquiring all or any part of a Parcel, or (B) to a lending institution or trustee in connection with a pledge or granting of a security interest in all or any part of the Parcel owned by such Party;

            (b) Nothing in this Declaration is intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person.

            SECTION 6.09. Notices. (a) Unless otherwise specified herein, all notices and other communications hereunder shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice)

            if to Declarant, to:

                  Consolidated Edison Company of New York, Inc.
                  4 Irving Place
                  New York, NY 10003
                  Attention: Director of Real Estate

            With a copy to:

                  Consolidated Edison Company of New York, Inc.
                  4 Irving Place
                  New York, NY 10003
                  Attention: General Counsel

            (b) In the event any Party shall desire or shall be required to send any notice to the Department of Buildings and/or to the Department of Business Services, any such notice shall be sent in the manner described in Section 6.09(a) above addressed as follows:

            if to the Department of Buildings, to:

                  New York City Department of Buildings
                  Office of General Counsel
                  60 Hudson Street
                  New York, New York 10013, or at its then official address

            if to the Department of Business Services, to:

                  New York City Department of Business Services
                  Office of General Counsel
                  110 William Street
                  New York, New York 10038, or at its then official address.

            SECTION 6.10. Extension; Waiver. Any Party may (i) extend the time for the performance of any of the obligations or other acts of the other Party(ies) or (ii) waive compliance by the other Party(ies) with any of the agreements or conditions contained in this Declaration. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of a Party to this Declaration to assert any of its rights under this Declaration or otherwise shall not constitute a waiver of such rights.

            SECTION 6.11. Amendment and Modification. This Declaration may be amended, modified or supplemented only by an instrument in writing signed on behalf of each of the Parties; provided, however, that no such amendment (other than an amendment of Section 2.03 hereof) shall be effective without the prior written approval of the New York City Department of Buildings or the New York City Department of Business Services, as applicable.

            SECTION 6.12. Governing Law. This Declaration shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

            SECTION 6.13. Interpretation. When a reference is made in this Declaration to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or Exhibit to, this Declaration unless otherwise indicated. The table of contents and headings contained in this Declaration are for reference purposes only and shall not affect in any way the meaning or interpretation of this Declaration. Whenever the words "include", "includes" or "including" are used in this Declaration, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Declaration shall refer to this Declaration as a whole and not to any particular provision of this Declaration. All terms defined in this Declaration shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Declaration are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            SECTION 6.14. Jurisdiction and Enforcement. (a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Declaration or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in Section 6.09 (or such other address specified by such Party from time to time pursuant to Section 6.09) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Declaration or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            (b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Declaration were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Declaration and to enforce specifically the terms and provisions of this Declaration, this being in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 6.15. Severability. If any term or other provision of this Declaration is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Declaration shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Declaration so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            SECTION 6.16. Property Treated as Single Zoning Lot. Declarant agrees that no breach by any Party shall have any effect on the treatment of the Property covered by this Declaration as one zoning lot and the Property shall be treated as one zoning lot unless such zoning lot is subdivided in accordance with the provisions of the Zoning Resolution.

            IN WITNESS WHEREOF, Declarant has caused this Declaration to be signed by its duly authorized officer as of the date first above written.

                        CONSOLIDATED EDISON COMPANY OF
                         NEW YORK, INC.


                        By:______________________
                        Name:
                        Title:

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

      On this __ day of_______ 1999, before me personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the corporation upon behalf of which the individual acted, executed the instrument.

                                           _____________________
                                           NOTARY PUBLIC

                                    EXHIBIT A

                          Legal Description of Parcel A

To be prepared by GEOD Corporation, prior to the recording of this Agreement, which description shall be substantially in accordance with Parcel A as shown on the Gowanus Gas Turbine Site ALTA/ACSM Land Title Survey Conveyance Plan dated February 23, 1999, as may be hereafter revised, prepared by GEOD Corporation.

                                    EXHIBIT B

                          Legal Description of Parcel B

To be prepared by GEOD Corporation, prior to the recording of this Agreement, which description shall be substantially in accordance with Parcel B as shown on the Gowanus Gas Turbine Site ALTA/ACSM Land Title Survey Conveyance Plan dated February 23, 1999, as may be hereafter revised, prepared by GEOD Corporation.

                                    EXHIBIT C

                                    Site Plan

The Gowanus Gas Turbine Site ALTA/ACSM Land Title Survey Conveyance Plan dated February 23, 1999, as may be hereafter revised, prepared by GEOD Corporation.

                                  Schedule 4.01

          Ownership Rights and Maintenance Obligations of Parcel Owners

Ownership Rights and Maintenance Obligations of Parcel A Owner

Domestic Water / Fire Protection Water

1. The owner of Parcel A owns and is responsible for the 10-inch line which supplies Parcel A. The line begins at the New York City main on 25th Street (if extended) and crosses Parcel B. The owner of Parcel A will assume all maintenance obligations associated with this line from the point at which ownership currently passes from New York City to Con Edison.

Sanitary sewer

1. The owner of Parcel A owns and is responsible for the 6-inch forced sanitary main up to but not including the "T" tap joint to the spur line into the Gowanus Substation control room.

Ownership Rights and Maintenance Obligations of Parcel B Owner

Sanitary Sewer

1. At the "T" tap joint to the spur line into the Gowanus Substation control room, ownership and maintenance obligations transfer to the owner of Parcel B. The owner of Parcel B will own the 6-inch spur from the control room and the remainder of the 6-inch line across Parcel B up until it ties in with the New York City main on 3rd Avenue.

                                                                       EXHIBIT K

                             GUARANTEE AGREEMENT dated as of March 2, 1999,
                       between ORION POWER HOLDINGS, INC., a Delaware corporation ("Guarantor"), and CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation (the "Seller" and, collectively with Guarantor, the "Parties")

            WHEREAS Buyer (as defined below) and Seller have entered into a Generating Plant and Gas Turbine Asset Purchase and Sale Agreement dated as of even date herewith (the "Sale Agreement"), pursuant to which Buyer has agreed to purchase and Seller has agreed to sell certain electric generating assets, as more particularly set forth therein, and each of Buyer and Seller undertook certain duties, responsibilities and obligations as set forth in the Sale Agreement and the Ancillary Agreements (as defined in the Sale Agreement);

            WHEREAS Guarantor has agreed to guarantee payment and performance of Buyer's covenants, agreements, obligations, liabilities, representations and warranties under the Sale Agreement, any Ancillary Agreement or any other agreement or instrument related thereto; and

            WHEREAS Guarantor will benefit from the transactions contemplated by the Sale Agreement.

            NOW, THEREFORE, the Parties agree as follows:

            SECTION 1. Definitions. Capitalized terms used herein shall have the meanings assigned to them herein or, if not defined herein, then such terms shall have the meanings assigned to them in the Sale Agreement. For the purpose of this Agreement, "Buyer" shall mean Astoria Generating Company, L.P., a Delaware limited partnership, and any successors and assigns under the Sale Agreement or any Ancillary Agreement.

            SECTION 2. Guarantee. Guarantor absolutely, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) each payment required to be made by Buyer under the Sale Agreement or any Ancillary Agreement, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and
(ii) all other monetary obligations, including indemnities, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Buyer under the Sale Agreement, any Ancillary Agreement or any other agreement or instrument related thereto (all such obligations referred to in the clause (a) being collectively referred to as the "Monetary Obligations") and (b) the due and punctual performance and observance of, and compliance with, all covenants, agreements, obligations, liabilities, representations and warranties of Buyer under or pursuant to the Sale Agreement, any Ancillary Agreement or any other agreement or instrument related thereto (all such obligations referred to in the preceding clauses (a) and (b) being collectively referred to as the "Obligations") . Guarantor further agrees that the Obligations may be extended, amended, modified or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, amendment, modification or renewal of any Obligation.

            SECTION 3. Obligations Not Waived. To the fullest extent permitted by applicable law, Guarantor waives presentment to, demand of payment from and protest to Buyer of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of Guarantor hereunder shall not be affected by (a) the failure of Seller to assert any claim or demand or to enforce or exercise any right or remedy against Buyer in respect of the Obligations or otherwise under the provisions of the Sale Agreement, any Ancillary Agreement or otherwise or, in each case, any delay in connection therewith, or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, the Sale Agreement, any Ancillary Agreement or any other agreement.

            SECTION 4. Continuing Guarantee of Payment and Performance. Guarantor further agrees that its guarantee constitutes a continuing guarantee of payment and performance when due and not of collection, and waives any right to require that any resort be had by Seller to any security.

            SECTION 5. No Discharge or Diminishment of Guarantee. (a) The obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination, or be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, or otherwise be affected, for any reason (other than the performance in full of all Obligations, including the indefeasible payment in full in cash of all Monetary Obligations, and the termination of all the Obligations), including:

            (i) any claim of waiver, release, surrender, alteration or compromise or any of the Obligations;

            (ii) the invalidity, illegality or unenforceability of the Obligations;

            (iii) the occurrence or continuance of any event of bankruptcy, reorganization, insolvency, receivership or other similar proceeding with respect to Buyer or any other person (for purposes hereof, "person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or Governmental Authority), or the dissolution, liquidation or winding up of Buyer or any other person;

            (iv) any permitted assignment or other transfer of this Agreement by Seller or any permitted assignment or other transfer of the Sale Agreement or any Ancillary Agreement in whole or in part;

            (v) any sale, transfer or other disposition by Guarantor of any direct or indirect interest it may have in Buyer or any other change in ownership or control of Buyer; or

            (vi) the absence of any notice to, or knowledge on behalf of, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses.

            (b) Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Seller to assert any claim or demand or to enforce any remedy under the Sale Agreement, any Ancillary Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of Guarantor or that would otherwise operate as a discharge of Guarantor as a matter of law or equity (other than the performance in full of all Obligations, including the indefeasible payment in full in cash of all Monetary Obligations, and the termination of all the Obligations).

            SECTION 6. Defenses of Buyer Waived. To the fullest extent permitted by applicable law, Guarantor waives any defense based on or arising out of any defense of Buyer or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Buyer (other than the performance in full (of all Obligations, including the indefeasible payment in full in cash of all Monetary Obligations, and the termination of all the Obligations). Seller may compromise or adjust any part of the Obligations, make any other accommodation with Buyer or exercise any other right or remedy available to it against Buyer, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent all the Obligations have been fully and finally performed, including the indefeasible payment in full of all Monetary Obligations, and terminated. To the fullest extent permitted by applicable law, Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Buyer or any security.

            SECTION 7. Representations and Warranties of Guarantor. Guarantor represents and warrants to Seller as follows:

            (a) Organization. Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Guarantor is duly qualified and licensed to do business as a foreign corporation and is in good standing in the State of New York.

            (b) Authority Relative to this Agreement. Guarantor has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Guarantor of this Agreement and performance by Guarantor of its obligations hereunder have been duly and validly authorized by the Board of Directors of Guarantor and no other corporate proceedings on the part of Guarantor are necessary to authorize this Agreement or performance by Guarantor of its obligations hereunder. This Agreement has been duly and validly executed and delivered by Guarantor and this Agreement constitutes a valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms.

            (c) Consents and Approvals; No Violation. (i) Subject to obtaining Guarantor Required Regulatory Approvals, neither the execution and delivery of this Agreement by Guarantor nor performance by Guarantor of its obligations hereunder will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws (or other similar governing documents) of Guarantor, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Guarantor or any of its subsidiaries is a party or by which any of their respective assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Guarantor, or any of its assets, except in the case of clauses (ii) and (iii) for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a material adverse effect on the ability of Guarantor to discharge its obligations under this Agreement (a "Guarantor Material Adverse Effect").

            (ii) No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for performance by Guarantor of its obligations hereunder, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made would not, individually or in the aggregate, have a Guarantor Material Adverse Effect.

            SECTION 8. Agreement to Perform and Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that Seller has at law or in equity against Guarantor by virtue hereof, upon the failure of Buyer to perform or pay any Obligation when and as the same shall become due, Guarantor hereby promises to and will forthwith, as the case may be,
(a) perform, or cause to be performed, such unperformed Obligations and (b) pay, or cause to be paid, to Seller in cash the amount of such unpaid Obligations. Upon payment by Guarantor of any sums to Seller as provided above, all rights of Guarantor against Buyer arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of Buyer now or hereafter held by Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Monetary Obligations. If any amount shall erroneously be paid to Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of Buyer, such amount shall be held in trust for the benefit of Seller and shall forthwith be paid to Seller to be credited against the payment of the Monetary Obligations or perform in (accordance with the terms of the Sale Agreement or any Ancillary Agreement, as applicable.

            SECTION 9. Information. Guarantor assumes all responsibility for being and keeping itself informed of Buyer's financial condition and assets, and of all other circumstances bearing upon the risk of nonperformance of the Obligations (including the nonpayment of Monetary Obligations) and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that Seller will not have any duty to advise Guarantor of information known to it regarding such circumstances or risks.

            SECTION 10. Termination and Reinstatement. The guarantee made hereunder (a) shall terminate when all the Obligations have been (i) performed in full, including the indefeasible payment in full in, cash of the Monetary Obligations and (ii) terminated and (b) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by Seller upon the bankruptcy or reorganization of Buyer or Guarantor or for any other reason.

            SECTION 11. Assignment; No Third Party Beneficiaries. This Agreement and all of the provisions hereunder shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by Guarantor, including by operation of law, without the prior written consent of Seller, except to an Affiliate of Guarantor in connection with the transfer of the Auctioned Assets to an Affiliate of Buyer in accordance with Section 12.05 (a) (ii) (A) of the Sale Agreement; provided, however, that no assignment or transfer of rights or obligations by Guarantor shall relieve it from the full liabilities and the full financial responsibility, as provided for under this Agreement, unless and until the transferee or assignee shall agree in writing to assume such obligations and duties and Seller has consented in writing to such assumption.

            SECTION 12. Amendment and Modification; Extension; Waiver. This Agreement may be amended, modified or supplemented only by an instrument in writing signed on behalf of each of the Parties. Any agreement on the part of a Party to any extension or waiver in respect of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of a Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

            SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

       if to Guarantor, to:

            Orion Power Holdings, Inc.
            111 Market Place
            Suite 520
            Baltimore, MD 21202
            Telecopy No.: (410) 468-3699
            Attention: General Counsel

            with a copy on or prior to the Closing Date to:

            Thelen Reid & Priest LLP
            Two Embarcadero Center
            Suite 2100
            San Francisco, CA 94111
            Telecopy No.: (415) 421-1068
            Attention: Thomas B. Glascock, Esq.

       if to Seller, to:

            Consolidated Edison Company of New York, Inc.
            4 Irving Place
            New York, NY 10003
            Telecopy No.: (212) 677-0601
            Attention: General Counsel
             with a copy on or prior to the Closing Date to:

             Cravath, Swaine & Moore
             825 Eighth Avenue
             New York, NY 10019
             Telecopy No.: (212) 474-3700
             Attention: George W. Bilicic, Jr., Esq.

            SECTION 15. Jurisdiction and Enforcement. (a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York for, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in Section 14 (or such other address specified by such Party from time to time pursuant to Section 14) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            (b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 16. Survival of Agreement. All covenants, agreements, representations and warranties made by Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by Seller and shall survive the consummation of the transactions contemplated by the Sale Agreement regardless of any investigation made by Seller or on its behalf, and shall continue in full force and effect as long as any Obligations remain outstanding.

            SECTION 17. Effectiveness; Counterparts. This Agreement shall become effective when executed by Guarantor and Seller. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            SECTION 18. Rules of Interpretation. The rules of interpretation specified in Section 12.08 of the Sale Agreement shall be applicable to this Agreement.

            SECTION 19. Severability. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            (b) In the event that the provisions of this Agreement are claimed or held to be inconsistent with any other agreement or instrument evidencing the Obligations, the terms of this Agreement shall remain fully valid and effective.

            SECTION 20. Entire Agreement. This Agreement and the Confidentiality Agreement embody the entire agreement and understanding of the Parties in respect of the matters contemplated hereby. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the matters contemplated hereby other than the Confidentiality Agreement.

            SECTION 21. Letter of Credit. Guarantor agrees that it shall at all times, until the earlier of the fifth anniversary of the Closing Date and such time as long-term debt of the Guarantor is rated by a nationally recognized statistical rating organization (as such term is defined in the Rules under the Securities Exchange Act of 1934, as amended) in one of its generic categories that signifies investment grade, maintain an irrevocable letter of credit in respect of the Obligations in favor of Seller in the amount of $10,000,000, and that the terms and conditions of such letter of credit shall be in form and substance reasonably satisfactory to Seller.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written as of the day and year first above written.

                                    ORION POWER HOLDINGS, INC.,

                                        by ___________________________
                                           Name:
                                           Title:


                                    CONSOLIDATED EDISON COMPANY OF
                                    NEW YORK, INC.,

                                        by ___________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT L

                     FORM OF OPINION OF COUNSEL TO GUARANTOR

                                                              *  , 1999

Consolidated Edison Company
    of New York, Inc.
4 Irving Place
New York, NY 10003

                               Guarantee Agreement

Ladies and Gentlemen:

            We have acted as counsel to Orion Power Holdings, Inc., a Delaware corporation ("Guarantor"), in connection with the Guarantee Agreement (the "Guarantee") dated as of March 2, 1999, between Guarantor and Consolidated Edison Company of New York, Inc., a New York corporation ("Seller"). Capitalized terms used but not defined herein have the meanings assigned to them in the Guarantee.

            In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Guarantee, (b) the Certificate of Incorporation and By-laws (or other similar governing documents) of Guarantor,
(c) resolutions of the Board of Directors of Guarantor and (d) the Generating Plant and Gas Turbine Asset Purchase and Sale Agreement dated as of March 2, 1999, between Astoria Generating Company, L.P., a Delaware limited partnership, and Seller (the "Sale Agreement") and the Ancillary Agreements (as defined in the Sale Agreement).

            In rendering our opinion, we have assumed the due authorization, execution and delivery of the Guarantee by Seller.

            Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion as follows:

            1. Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware. Guarantor has all necessary corporate power and authority to execute and deliver the Guarantee and to consummate the transactions contemplated thereby; and the execution and delivery by Guarantor of the Guarantee and the performance by Guarantor of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of Guarantor.

            2. The Guarantee has been duly executed and delivered by Guarantor, and assuming that the Guarantee constitutes a valid and binding obligation of Seller, the Guarantee constitutes a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law). With respect to the foregoing opinion, the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction.

            3. Neither the execution and delivery of the Guarantee nor the performance by Guarantor of its obligations thereunder will (i) conflict with or result in a breach of the Certificate of Incorporation or By-laws (or other similar governing documents) of Guarantor, (ii) result in a default (or give rise to any right of termination, cancelation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Guarantor or any of its subsidiaries is a party or by which any of their respective assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Guarantor, or any of its assets, except in the case of clauses (ii) and (iii) for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a material adverse effect on the ability of Guarantor to consummate the transactions contemplated by, and discharge its obligations under, the Guarantee.

            4. No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for performance by Guarantor of its obligations under the Guarantee.

            We express no opinion herein as to (i) the provisions of the Guarantee insofar as such provisions relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related thereto and (ii) the waiver of an inconvenient forum set forth in the provisions of the Guarantee.

            We are furnishing this opinion to you pursuant to Section 8.03(k) of the Sale Agreement, solely for your benefit in connection with the transactions contemplated by the Guarantee and the Sale Agreement. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                    Very truly yours,